UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.            )

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2021	Citigroup Inc. 2021 Notice of Annual Meeting and Proxy Statement

April 27, 2021 9:00 a.m. Eastern Time Virtual Annual Meeting Site: www.virtualshareholdermeeting.com/CITI2021

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

March 17, 2021

Dear Shareholder:

We cordially invite you to attend Citi’s 2021 Annual Meeting, which will be held on Tuesday, April 27, 2021, at 9:00 a.m. Eastern Time. This year’s Annual Meeting will be held in a virtual format through a live webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/CITI2021.

At the Annual Meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the Proxy Statement.

Thank you for your support of Citi.

Sincerely,

John C. Dugan Chair of the Board

4

2021 Board Letter to
Stockholders

In our letter to you last year, we characterized Citi’s financial performance in 2019 as one of continued steady progress. In contrast, 2020 was something altogether different: a year of extreme challenges, resilient financial performance, and change.
In terms of challenges, the COVID-19 pandemic first hit with full force in March, with severe financial market disruption, a sharp plunge in our share price, and interest rates nosediving to near zero across the yield curve. As the world moved into varying stages of lockdown, approximately three quarters of Citi’s global workforce – about 200,000 people – transitioned to work from home. Fueled by soaring unemployment and the prospect of widespread insolvencies, the dark macroeconomic outlook contributed to a near-doubling of the company’s loan loss reserve – and a correspondingly sharp decline in profitability. To preserve capital, Citi joined other large U.S. banks in suspending share repurchases. And, towards the end of the year, the company entered into sweeping consent orders with U.S. regulators and was assessed a large civil money penalty for significant deficiencies in its risk management and operating controls.
In the face of these challenges, Citi employees stepped up. Operationally, the company was exceptionally nimble in making work-from-home really work – prioritizing employee safety and health – while providing strong support to clients throughout our global footprint.
Financially, Citi demonstrated the resilience of its post-financial crisis operating model: a client-centric, stronger, and less risky bank with a diversified earnings stream. The headwinds of lower interest rates and challenged credit card performance driven by impacted consumers were offset by the robust performance of the markets and institutional banking businesses. Total revenues for the year equaled those of the previous year. The company was profitable in every quarter, and the levels of its capital and liquidity remained strong throughout. Yearly earnings were $11 billion, with the decline from the previous year roughly equal to the year’s sharp increase in the loan loss reserve – a reserve that will be directly affected by the extent to which the economy recovers from the pandemic. And by the end of 2020, Citi’s share price had substantially recovered from its March decline.
This resilient performance during the pandemic was in large measure the fruit of the multi-year strategy designed and executed under the strong leadership of our recently retired CEO, Mike Corbat. After the financial crisis, Mike worked tirelessly to change Citi into, in his words, a “simpler, safer, and stronger” banking organization. The company’s performance during the real-world stress test of COVID-19 plainly demonstrated the wisdom of that strategy. This is the heart of Mike’s legacy, along with his outspoken leadership in making Citi an industry leader on diversity, pay equity, sustainability, and community reinvestment. For all of this, the Board is deeply grateful – as we are for his 38 years of dedicated service to Citi.
This leads to the last theme of 2020, which is change. In this spirit, we welcome Citi’s new CEO, Jane Fraser, whom the Board believes is ideally suited to lead Citi as it emerges from the pandemic. Jane thoroughly understands the company from her proven track record over 16 years of running different operations, including the Private Bank, U.S. Consumer and Commercial Banking, our Latin American region, and the Global Consumer Bank. She also brings to the role a keen understanding of corporate strategy both from her work at Citi and in prior positions. The Board has focused on a smooth transition for Jane as she takes the reins, and we believe that has put her in an excellent position to address the challenges facing the company.

“
Financially, Citi
demonstrated the
resilience of its
post-financial crisis
operating model:
a client-centric,
stronger, and less
risky bank…
          ”

Citi 2021 Proxy Statement

5

First among these, as the consent orders described above made painfully clear, is the need to fundamentally change the company’s risk and control environment. The Board believes that this change is absolutely critical: not just to remediate deficiencies identified by regulators, but to build and deeply invest in the technological and operating backbone that Citi will sorely need to compete effectively in its much more digital future. Indeed, this Transformation – as it has rightfully been dubbed – is the predicate for Citi’s long-term strategic success; done correctly, it will produce tangible benefits for our clients and investors while at the same time strengthen the bank’s safety and soundness. Jane has fully embraced and is actively leading the Transformation, and the Board has formed its Transformation Oversight Committee to oversee and hold management accountable for its successful execution.

But the Transformation is not the only change potentially on the horizon. As part of assuming her new role as CEO, Jane and her team have been undertaking a thorough review and “refresh” of Citi’s core strategy. The focus of this review is on adapting to and leading the accelerated digitization of the financial services industry, for which the Transformation will be critical. In addition, while the pandemic demonstrated Citi’s financial resilience, it also reversed a trend where the company had been narrowing the financial performance gap with its largest U.S. competitors. Part of this better financial performance of competitors was due to business models and strategies different from Citi’s, and examining these differences will also be covered by the strategy refresh. The Board supports the refresh, but will carefully consider the balance of benefits and costs before approving any changes.

Finally, there is a critically important change that Citi has embraced as we move into 2021: the enhancement of our industry-leading contribution to the global effort to reduce climate change. While the company was the first U.S. bank to embrace the United Nations’ Principles for Responsible Banking, there was a felt need to do more. As a result, on her first day on the job, Jane announced Citi’s commitment to net zero greenhouse gas emissions by 2050 – applying not just to the company’s own operations, but to our core business impact as well, including our financing activities. With the full support of the Board, Citi has committed to publish its initial Net Zero by 2050 Plan within the next year.

Thank you for your ongoing support of Citi. Dialogue with stockholders is a fundamental feature of a well governed organization, and we will continue to make it a priority. Please write with any concerns or suggestions to: Citigroup Inc. Board of Directors, c/o Rohan Weerasinghe, General Counsel and Corporate Secretary, 388 Greenwich Street, New York, NY 10013.

Ellen M. Costello Grace E. Dailey Barbara J. Desoer John C. Dugan Jane N. Fraser Duncan P. Hennes	Peter B. Henry S. Leslie Ireland Lew W. (Jay) Jacobs, IV Renée J. James Gary M. Reiner Diana L. Taylor	James S. Turley Deborah C. Wright Alexander R. Wynaendts Ernesto Zedillo Ponce de Leon

A WORD OF APPRECIATION

Mike Corbat, who retired as CEO and from our Board in February 2021, has had a long and distinguished career with the Company. He played a critical role helping to lead us through the aftermath of the financial crisis, and drawing on his long experience as a banker, he provided wise and thoughtful oversight as a director. We thank him for his many valuable contributions.

www.citigroup.com

6

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7

Notice of Annual Meeting of Stockholders

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

Dear Stockholder:

Citi’s Annual Stockholders’ Meeting will be held on Tuesday, April 27, 2021, at 9:00 a.m. Eastern Time through a virtual meeting platform. Please go to the “Register for Meeting” link at www.proxyvote.com to register for the meeting. Live audio of the Annual Meeting will be webcast at www.citigroup.com. You or your proxyholder can participate, vote, ask questions, and examine our stocklist or rules of the meeting at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CITI2021 and using your 16-digit control number. Electronic entry to the meeting will begin at 8:45 a.m. E.T. and the meeting will begin promptly at 9:00 a.m. E.T. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CITI2021.

At the meeting, stockholders will be asked to:

1.	elect the directors listed in this proxy statement,
2.	ratify the selection of Citi’s independent registered public accounting firm for 2021,
3.	consider an advisory vote to approve Citi’s 2020 executive compensation,
4.	approve additional authorized shares under the Citigroup 2019 Stock Incentive Plan,
5.	act on certain stockholder proposals, and
6.	consider any other business properly brought before the meeting, or any adjournment or postponement thereof, by or at the direction of the Board of Directors.

Citi has utilized the Securities and Exchange Commission (“SEC”) rule allowing companies to furnish proxy materials to its stockholders over the Internet. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2021 Annual Meeting.

In accordance with this rule, on or about March 17, 2021, we sent to those current stockholders who were stockholders at the close of business on March 1, 2021, a notice of the 2021 Annual Meeting containing a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice.

By order of the Board of Directors,

Rohan Weerasinghe
Corporate Secretary
March 17, 2021

www.citigroup.com

8

(Intentionally Left Blank)

9

www.citigroup.com

10

Proxy Statement Highlights

Voting Items
Proposal 1: Election of Directors (Pages 45-69) The Board recommends you vote FOR each nominee
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm (Pages 71-72) The Board recommends you vote FOR this proposal
Proposal 3: Advisory Vote to Approve Citi’s 2020 Executive Compensation (Pages 73-112) The Board recommends you vote FOR this proposal
Proposal 4: Approval of Additional Authorized Shares under the Citigroup 2019 Stock Incentive Plan (Pages 113-121) The Board recommends you vote FOR this proposal
Stockholder Proposals 5-10 (Pages 122-136) The Board recommends you vote AGAINST each of the stockholder proposals

Meeting and Voting Information (For additional information, please see About the 2021 Annual Meeting starting on page 138.)
Date and Time April 27, 2021, 9:00 a.m. E.T.

Record Date March 1, 2021

Voting Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on.

Admission Procedures
Please register to attend Citi’s 2021 Annual Meeting. Please go to the “Register for Meeting” link at www.proxyvote.com to register for the virtual meeting. Go to www.virtualshareholder meeting.com/CITI2021 to attend the virtual meeting. Please remember to submit your 16-digit control number on your proxy card or voting instruction form as well as your first and last name and your email address.

Board and Corporate Governance Highlights

Summary of Director Nominees
The nominees for the Board of Directors each have the qualifications and experience to guide Citi’s strategy and oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills and backgrounds necessary to oversee Citi’s efforts on delivering sustainable, client-led revenue growth while operating within a complex financial and regulatory environment.

Independence
88% of our Board Nominees are Independent.

Board Refreshment

The average board tenure of our nominees is 5 years and only two nominees have served for more than 10 years. There have been 10 new Directors elected within the last 5 years, one of whom was elected in 2020.

Diversity
Citi’s Board is committed to ensuring that it is composed of individuals whose backgrounds reflect the diversity represented by our employees, customers, stockholders, and stakeholders. Based on the voluntary self-identification of gender, race and ethnicity by our Board members, the graphs represent the diversity of the Board.

Citi 2021 Proxy Statement

PROXY STATEMENT HIGHLIGHTS	11

Director Nominees

Name and Primary Qualifications	Age	Director Since	Principal Occupation and Other Current Public Company Directorships	Citi Committees
				A	ECC	E	NGP	PC	RM
Ellen M. Costello	66	2016	Former President and CEO, BMO Financial Corporation, and Former U. S. Country Head, BMO Financial Group Board: Diebold Nixdorf, Inc.	⚫					⚫
Grace E. Dailey	60	2019	Former Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency	⚫					⚫
Barbara J. Desoer	68	2019	Chair, Citibank, N. A. Board: DaVita Inc.			⚫			⚫
John C. Dugan	65	2017	Chair, Citigroup Inc.	⚫		⚫	⚫	⚫	⚫
Jane N. Fraser	53	2020	Chief Executive Officer, Citigroup Inc.
Duncan P. Hennes	64	2013	Co-Founder and Partner, Atrevida Partners, LLC Board: RenaissanceRe Holdings Ltd.	⚫		⚫		⚫	⚫
Peter B. Henry	51	2015	Dean Emeritus and W. R. Berkley Professor of Economics and Finance, New York University, Leonard N. Stern School of Business Board: Nike, Inc.	⚫	⚫	⚫	⚫
S. Leslie Ireland	61	2017	Former Assistant Secretary for Intelligence and Analysis, U.S. Department of the Treasury, and National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence						⚫
Lew W. (Jay) Jacobs, IV	50	2018	Former President and Managing Director, Pacific Investment Management Company LLC (PIMCO)	⚫	⚫	⚫	⚫	⚫	⚫
Renée J. James	56	2016	Founder, Chairman and CEO, Ampere Computing Board: Oracle Corporation						⚫
Gary M. Reiner	66	2013	Operating Partner, General Atlantic LLC Board: Hewlett Packard Enterprise Company					⚫
Diana L. Taylor	66	2009	Former Superintendent of Banks, State of New York Board: Brookfield Asset Management			⚫	⚫	⚫
James S. Turley	65	2013	Former Chairman and CEO, Ernst & Young Boards: Emerson Electric Co., Northrop Grumman Corporation, and Precigen, Inc.	⚫		⚫			⚫
Deborah C. Wright	63	2017	Former Chairman, Carver Bancorp, Inc.	⚫	⚫
Alexander R. Wynaendts	60	2019	Former Chief Executive Officer and Chairman of the Executive Board, Aegon NV Board: Air France KLM					⚫	⚫
Ernesto Zedillo Ponce de Leon	69	2010	Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University Board: Alcoa Corp.		⚫		⚫		⚫

Qualifications
Compensation	Institutional Business
Consumer Business and Financial Services	International Business or Economics
Corporate Governance	Legal, Regulatory and Compliance
Cybersecurity and Data Management	Risk Management
Financial Reporting	Sustainability
Human Capital Management

⚫	committee member
⚫	committee chair
A	Audit
ECC	Ethics, Conduct and Culture
E	Executive
NGP	Nomination, Governance and Public Affairs
PC	Personnel and Compensation
RM	Risk Management

www.citigroup.com

12	PROXY STATEMENT HIGHLIGHTS

Corporate Governance Highlights

Citi is active in ensuring its governance practices are at the leading edge of best practices. Highlights include:

Alignment with Stockholders	Adherence to Corporate Governance Best Practices
●In December 2019, the Board of Directors lowered the threshold for stockholders to call a Special Meeting from 20% to 15%
●Citi provides Proxy Access to eligible stockholders, which gives them the right to include their own Board nominees in the Company’s proxy materials
●Stockholders have the right to act by written consent
●Citi has an independent Chair; if there is no independent Chair of the Board, the Board will appoint a Lead Independent Director
●Majority vote standard for uncontested Director elections
●No super-majority vote provisions in our governing instruments

●The Board of Directors formed a Transformation Oversight Committee, an ad hoc committee, to provide oversight of Citi's efforts to improve its Risk and Control environment. (Please see page 31 of this Proxy Statement to review additional disclosure regarding the Transformation Oversight Committee)
●Citi's Board includes an Ethics, Conduct and Culture Committee
●Members of Citi’s Board of Directors and Citi’s executive officers are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan; see Citi's Hedging Policies on page 39 of this Proxy Statement
●Citi’s Nominees for Director include eight women and three minorities
●Ongoing Board refreshment, with new independent Directors added in 2015, 2016, 2017, 2018, 2019, and 2020
●Citi was listed in Newsweek as one of America's Most Responsible Companies 2021—#9 overall and #1 Financial Services Company
●Citi’s then CEO signed the Business Roundtable's Statement on the Purpose of a Corporation in 2019 reaffirming our commitment to create value for all of our stakeholders
●Citi appointed a Chief Sustainability Officer in September 2019

Citi 2021 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) AND SUSTAINABILITY HIGHLIGHTS	13

Our Investor Engagement Program*

Summer Members of senior management communicate with investors regarding votes at the Annual Meeting and other governance issues.
Fall
Members of the Board and senior management conduct calls with investors for input on a variety of governance, human capital management, compensation, and environmental and social matters, including climate risk.
Winter
Senior management continues to conduct engagement calls with investors regarding governance, human capital management, compensation, and environmental and social matters. The Board reviews shareholder feedback from these conversations.
Spring
Members of the Board and senior management conduct conversations with our investors in advance of the Annual Meeting to provide an opportunity for discussion of compensation, management and stockholder proposals, and other governance and annual meeting matters.
Annual Stockholders’ Meeting

*

In the period following the 2020 Annual Meeting and prior to the issuance of the 2021 Proxy Statement, Citi engaged with investors regarding, among other topics, the following: the COVID-19 pandemic, executive compensation, human capital management including diversity and inclusion and gender pay equity, culture, risk and control, climate change risk and disclosures including our work in response to the Task Force on Climate-related Financial Disclosures (TCFD) recommendations, human rights, Board refreshment and governance, and certain stockholder proposals. For information about our engagement efforts in advance of the 2021 Annual Meeting, please see pages 86-87 in this Proxy Statement.

Environmental, Social and Governance (ESG) and Sustainability Highlights

ESG and Sustainability Governance at Citi

Three Board-level committees have oversight responsibility for ESG and sustainability-related activities. The full Board also receives reporting on these topics. Management organizations help drive activities and provide strategic guidance and senior-level review on ESG and sustainability topics.

Board of Directors			Senior Management

Nomination, Governance and Public Affairs Committee	Ethics, Conduct and Culture Committee	Risk Management Committee
●Executive Management Team
●Reputation Risk Committees
●Chief Sustainability Officer
●Head of Environmental and Social Risk Management
●Head of Climate Risk
●Head of Community Investing and Development
●Global Sustainability Steering Committee
●Climate Risk Advisory Council
●Sustainable Banking and ESG teams embedded in key businesses

Oversees programs and company policies and procedures related to ESG and sustainability including climate change, human rights, community investment, supplier diversity and other issues; reviews engagement with major external stakeholders; reviews corporate governance best practices; and provides oversight of reputational risk	Oversees management’s efforts to reinforce and enhance a culture of ethics throughout the firm	Reviews Citi’s risk appetite framework, including reputation risk appetite, and reviews key risk policies, including those focused on environmental, social and climate risk

www.citigroup.com

14	ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) AND SUSTAINABILITY HIGHLIGHTS

Board ESG Qualifications

Members of Citi’s Board have expertise on key ESG issues, including regulatory trends, cybersecurity, community investment, talent and diversity, climate change and finance. For more information on the qualifications of our board members, please refer to the Election of Directors section on pages 45-65.

Governance Highlights

Based on the voluntary self-identification by Board members, the Board is comprised of 50% WOMEN and 19% MINORITIES	Completed an orderly transition to a NEW CEO, with Jane Fraser becoming the FIRST FEMALE CEO OF A MAJOR U.S. BANK	PERFORMANCE SCORECARDS of members of the Executive Management Team include RELEVANT ESG METRICS on DIVERSITY AND ENVIRONMENTAL FINANCE

Sustainability Framework

Our 2025 Sustainable Progress Strategy lays out our approach to advance solutions that address climate change around the world in support of the transition to a low-carbon economy. The strategy is organized under three primary pillars:

Low-Carbon Transition	Climate Risk	Sustainable Operations
Accelerate the transition to a low-carbon economy through our $250 billion Environmental Finance Goal	Measure, manage and reduce the climate risk and impact of our client portfolio	Reduce the environmental footprint of our facilities and strengthen our sustainability culture

Environmental Highlights

Financed and facilitated $28 BILLION towards our $250 BILLION ENVIRONMENTAL FINANCE GOAL in 2020	Issued our SECOND BENCHMARK GREEN BOND, a $1.5 BILLION, FOUR-YEAR OFFERING	Achieved goal to USE 100% RENEWABLE ELECTRICITY for facilities globally and goals for ENERGY AND WATER CONSUMPTION REDUCTION, WASTE DIVERSION, and GREEN BUILDING CERTIFICATIONS

Established DEDICATED ESG TEAMS embedded in key businesses to assist clients in their low-carbon transition	Joined the PARTNERSHIP FOR CARBON ACCOUNTING FINANCIALS, a framework to measure and disclose emissions of lending portfolios	Achieved LEED PLATINUM CERTIFICATION for our Corporate HQ in NYC

Citi 2021 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) AND SUSTAINABILITY HIGHLIGHTS	15

Citi's Net Zero Commitment

On March 1, 2021, Citi announced its commitment to reach Net Zero greenhouse gas emissions by 2050 and that the Company will develop a plan to achieve this goal. Because the Company recognizes the importance of making this plan credible, management expects to spend up to 12 months developing it and establishing interim targets. Once the plan has been published, Citi intends to report annually on our progress and goals.

Implementing the TCFD Recommendations

Citi published its second dedicated climate disclosure report, Finance for a Climate-Resilient Future II, which describes our implementation of the Task Force on Climate-related Financial Disclosures (TCFD) Recommendations. The report includes: an illustration of our enhanced climate change governance, ranging from expanded board oversight to senior engagement from across our businesses; our recent climate scenario analysis exercises, including a carbon price scenario analysis for our oil and gas exploration and production portfolio; and a credit exposure climate risk heat map.

Social Highlights

Issued $2.5 BILLION AFFORDABLE HOUSING BOND, the largest social bond from a private sector issuer to date	Committed OVER $100 MILLION in support of COVID-19-RELATED COMMUNITY RELIEF and ECONOMIC RECOVERY EFFORTS globally by Citi and the Citi Foundation	Provided $1.17 BILLION IN FINANCIAL INCLUSION LENDING and supported 3.9 MILLION UNBANKED AND UNDERBANKED SMALL BUSINESSES in emerging markets since 2007

Disclosed our RAW PAY GAP for WOMEN (74%) and U.S. MINORITIES (94%)

Launched CITI IMPACT FUND and completed investments in four companies supporting areas such as AFFORDABLE HOUSING, BIOENERGY, and FEMALE EMPOWERMENT IN THE WORKPLACE and allocated an additional $50 MILLION specifically for BLACK ENTREPRENEURS

Expanded Citi and the Citi's Foundation youth employment skills program, PATHWAYS TO PROGRESS, through our commitment to provide 10,000 YOUNG ADULTS work experience and career development opportunities with $100 MILLION IN CITI FOUNDATION GRANTS AND 10,000 CITI EMPLOYEE VOLUNTEERS

Action for Racial Equity

Citi established Action for Racial Equity, a comprehensive framework that includes more than $1 billion in strategic initiatives to help close the racial wealth gap and increase economic mobility in the United States. The initiative represents an effort to leverage Citi’s core business capabilities alongside Citi Foundation’s philanthropic efforts to combat the impacts of racism on our economy and drive systemic change. The initiative includes four goals: expanding banking and access to credit in communities of color; investing in Black entrepreneurship; investing in affordable housing and promoting the growth of black homeownership; and strengthening Citi’s policies and practices in order to become an anti-racist institution.

ESG Ratings
●Inclusion in DJSI North America Index with score of 64/100 (80th percentile)
●Sustainalytics Score of 26.3/100 (lower score denotes better performance)
●MSCI Score of A
●CDP Climate Change Score of A- and Supplier Engagement Rating of B

Recognitions
●Ranked #9 on Newsweek’s Most Responsible Companies List for 2021, and first among financial institutions
●Designated as North America’s Best Bank for Corporate Responsibility and recognized for Excellence in Leadership by Euromoney in 2020
●3BL Media ranked Citi as the #2 Best Corporate Citizen (of 1,000 largest U.S. Firms) in 2020
●The Wall Street Journal ranked Citi (the only U.S. Bank) #72 in top most sustainably managed companies in the world in 2020

www.citigroup.com

16

Compensation and Human Capital Management Highlights

Significant Developments in Our Compensation Programs

This Proxy Statement provides detailed information concerning our executive compensation program and its alignment with our performance, beginning on page 73 of this Proxy Statement. The following supplements that discussion by highlighting compensation-related developments at Citi during 2020.

In October 2020, we entered into Consent Orders with the Federal Reserve Board and the Office of the Comptroller of the Currency (OCC) that focused on our risk and control practices (Consent Orders). Consistent with our performance-based approach to compensation decisions, in determining executive incentive compensation awards for 2020, the Compensation Committee reduced named executive officer incentive compensation awards based on assessments of individual performance concerning management of risk and control. In addition, named executive officer incentive compensation awards were further reduced to reflect shared responsibility for concerns about management of risk and control underlying the Consent Orders.

The following additional developments affected our compensation programs in 2020:

In 2019, we implemented a new performance management methodology for our Executive Management Team. In 2020, we cascaded the principles of our methodology to about 400 additional employees who have the ability to expose us to material amounts of risk and created the Compensation Accountability Rationale Tool (CART) to administer those principles. CART focuses the evaluation process on four pillars: Risk and Control; Financial; Client and Franchise; and Leadership. We also added new risk and control scorecard metrics and content related to specific regulatory remediation programs to CART.

During 2020, we did not make any special one-time compensation awards to any executive officers, including retention or separation awards. We also did not adjust outstanding awards to reflect the impact on our business of the COVID-19 pandemic.

Beginning with a report in 2020, our Chief Compliance Officer joined our Chief Risk Officer in making semi-annual reports to the Compensation Committee concerning compliance-related issues and our compensation practices.

Citi 2021 Proxy Statement

COMPENSATION AND HUMAN CAPITAL MANAGEMENT HIGHLIGHTS	17

For 2019, the Compensation Committee adopted different weightings for Chief Financial Officer and Chief Risk Officer goals, consistent with their critical roles in providing for safety and soundness. Prior to 2019, financial goals were weighted 70% and non-financial goals were weighted 30% in each executive officer’s performance evaluation. In 2020, this weighting methodology for determining incentive awards was eliminated for all executive officers. Instead, performance against goals in each CART pillar resulted in positive or negative adjustments calculated as a percentage of target total compensation. The elimination of the weighting methodology and the introduction of adjustments calculated as a percentage of target total compensation was intended to emphasize performance in the Risk and Control pillar. The range of adjustments varies for each pillar based on the responsibilities of each executive officer’s position, in a manner that correlates to our risk and control-based line of defense classifications. Financial metrics were not used in the calculation of incentive awards for our Chief Risk Officer, Chief Compliance Officer or Chief Auditor, to strengthen the incentives for those function heads to focus on managing risk and control.

For 2020, the Audit Committee of our Board of Directors working together with our Internal Audit function provided a qualitative assessment to the Compensation Committee related to the risk and control behavior of our Executive Management Team and a quantitative assessment based on specific metrics. Similarly, Executive Management Team members received an enhanced review of their quantitative and qualitative anti-money laundering (AML) metrics and behaviors. These changes were also in line with regulatory guidance.

All of our employees have a shared responsibility to hold themselves to the highest standards of ethics and professional behavior, acting with integrity in everything they do, making the right decisions, and holding each other accountable for their actions as individuals, as team members, and as an organization. In 2019, we established, and in 2020 we enhanced, an Accountability Framework that prescribes consistent employee treatment and consequences in response to misconduct and risk management performance concerns to be applied within the context of the year-end performance and compensation process. If an employee is subject to discipline, breaches risk limit thresholds or fails to address identified control issues in a timely manner, that conduct is required by the Accountability Framework to be taken into consideration during the annual performance and compensation review.

www.citigroup.com

18	COMPENSATION AND HUMAN CAPITAL MANAGEMENT HIGHLIGHTS

Human Capital Management

Attracting, Retaining and Motivating Employees Attracting and retaining a highly qualified and motivated workforce is a strategic priority for us.

Diversity Actively seeking and listening to diverse perspectives at all levels of the organization

We were one of the first companies to measure and publicly disclose the differences in total compensation level based on gender and racial classification of all of its U.S. employees regardless of role.

Our goals are to increase representation at the Assistant Vice President through Managing Director levels, which represent a large portion of our workforce, to at least 40% for women globally and 8% for Black employees in the U.S. by the end of 2021.

We increased female representation in our full-time U.S. campus recruitment program from 45% in 2019 to 46% in 2020 and increased representation of underrepresented minorities in that program from 18% in 2019 to 26% in 2020.

We increased female representation in our summer internship program from 47% in 2019 to 52% in 2020 in the U.S. and from 48% in 2019 to 50% in 2020 globally, while Black and Hispanic/Latino representation in our summer class increased from 26% to 27% over the same timeframe. This was our most diverse intern class to date.

Development Continuously innovating in how we recruit, train, compensate, promote and engage with our workforce

We provide development and rotational programs for employees, including training programs to assist employees in building skills needed to advance.

33% of our open positions in 2020 were filled internally, which is supportive of our talent diversity goals by helping to increase diverse representation at more senior levels of the Company.

We offer an online platform that delivers to employees training materials and communities of interest built around topics such as leadership, data analytics, artificial intelligence and cybersecurity.

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Workforce Size and Distribution

The COVID-19 Pandemic – Health and Safety of Employees

During 2020, we demonstrated solid performance as well as financial strength and operational resilience, despite a significant deterioration in public health and economic conditions during the year due to the COVID-19 pandemic.

The health and safety of our employees and their families were of the utmost importance to us. As the public health crisis unfolded, we took proactive measures to support employees’ well-being while maintaining our ability to serve customers and clients.

●	We provided more than 75,000 colleagues globally with a special compensation award—$1,000 to eligible colleagues who make $60,000 or less in base salary—to help ease the financial burden of the pandemic. It was targeted toward eligible colleagues most likely to feel economic hardship from challenges related to COVID-19.
●	The majority of our employees—roughly 80%—around the world are working remotely.
●	Citi offered flexible work schedules to help meet the new needs of employees arising from the pandemic.
●	Our response teams continue to consult with health experts and follow local government guidelines in determining the safest return to office date for each location.
●	We are pursuing a slow and measured return in locations where local guidelines and data indicate it is safe to do so.
●	We have reconfigured our sites and implemented new protocols to make work environments as safe as possible in offices, branches and ATMs.
●	We continue to provide additional health and well-being resources for employees, plus enhanced flexibility and paid time off for those impacted by COVID-19.

Continuous Updates to Employees on COVID-19	Flexible Work Schedules	Well-Being Support	Financial Assistance

For additional information about our response to the COVID-19 pandemic, please see the discussion beginning on page 78 of this Proxy Statement under Enabling Growth and Economic Progress.

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Corporate Governance

Citigroup Inc. (Citigroup, Citi, or the Company) continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules, and regulations that govern Citi’s businesses. Citi is active in ensuring its governance practices are at the leading edge of best practices. Below is a compilation of Citi’s Corporate Governance initiatives:

Good Governance
●Citi’s Board is committed to diversity — 50% of its members are women and 19% are people of color;
●Citi has appointed the first female CEO of a major U.S. financial institution;
●A standing Ethics, Conduct and Culture Committee of the Board of Directors oversees management’s efforts to foster a culture of ethics within Citi;
●No super-majority vote provisions in our Restated Certificate of Incorporation;
●Annual election of all Directors;
●Majority vote standard for uncontested Director elections;
●Citi has an Independent Chair; the By-laws provide that if Citi does not have an Independent Chair of the Board, the Board is required to elect a lead independent Director;
●88% of Citi’s Board Nominees are independent;
●In 2019, we were the first U.S. company to disclose our unadjusted or “raw” pay gap for women and U.S. minorities, which measures median total compensation unadjusted for factors such as job function, level, and geography;
●Citi’s then CEO signed the Business Roundtable’s Statement on the Purpose of a Corporation in 2019 reaffirming our commitment to create value for all of our stakeholders; and
●Citi appointed a Chief Sustainability Officer in September 2019.

Stockholder Rights
●In 2019, the Board, taking into account the result of the stockholder vote on a proposal presented at the 2019 Annual Meeting, amended Citi’s By-laws to provide that stockholders holding at least 15% of the outstanding common stock have the right to call a special meeting;
●Proxy Access By-law; and
●Stockholders may act by written consent.

Executive Compensation
●Strong executive compensation governance practices, including clawback policies and a requirement that executive officers must hold a substantial amount of vested Citi common stock for at least one year after they cease being executive officers;
●Stock ownership commitment for the Board and executive officers; and
●Members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan. For more information, please see Citi’s Hedging Policies on pages 39-40 of this Proxy Statement.

Political Activity
●Political Activities Statement (formerly Citi’s Political Contributions and Lobbying Statement) includes significant disclosure about our lobbying practices and oversight. The Political Activities Statement provides meaningful disclosure about our lobbying policies and procedures;
●Nomination, Governance and Public Affairs Committee has oversight responsibility for trade association payments in addition to oversight responsibility for political contributions and lobbying activities; and
●Transparency on practices around political contributions and trade and business associations through:
➢a link on our website to federal and state government websites where our lobbying activities are reported;
➢requiring trade and business associations to which Citi pays dues to attest that no portion of such payments is used for independent expenditures; and
➢listing the names of our significant trade and business associations on Citi’s website.

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Corporate Governance Materials Available on Citi’s Website

In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Citi is available in the Corporate Governance section of our website at www.citigroup.com. Click on “About Us” and then “Corporate Governance.”

www.citigroup.com/citi/ investor/corporate_ governance.html
●Corporate Governance Guidelines
●Audit Committee Charter
●Ethics, Conduct and Culture Committee Charter
●Nomination, Governance and Public Affairs Committee Charter
●Personnel and Compensation Committee Charter
●Risk Management Committee Charter
●Code of Conduct
●Code of Ethics for Financial Professionals
●Environmental, Social and Governance Report
●Citi’s Compensation Philosophy
●By-laws and Restated Certificate of Incorporation
●Corporate Political Activities Statement
●Sustainable Growth at Citi: Progress and Impacts of Citi’s $100 Billion Environmental Finance Goal
●Environmental and Social Policy Framework
●Citi’s 2020 TCFD Report: Finance for a Climate-Resilient Future
●Statement on Human Rights
●Citi’s U.K. Modern Slavery Act Statement
●A list of our 2020 Political Contributions and the names of Citi’s significant trade and business associations

Citi stockholders may obtain printed copies of these documents by writing to Citigroup Inc., Corporate Governance, 388 Greenwich Street, 17th Floor, New York, New York 10013.

Annual Report

If you received these Proxy materials by mail, you should have also received Citi’s Annual Report to Stockholders for 2020 with them. The 2020 Annual Report is also available on Citi’s website at www.citigroup.com. We urge you to read these documents carefully. In accordance with the SEC’s rules, the Five-Year Performance Graph appears in the 2020 Annual Report on Form 10-K, which is included in Citi’s Annual Report to Stockholders for 2020.

Corporate Governance Guidelines

Citi’s Corporate Governance Guidelines (the Guidelines) embody many of our long-standing practices, policies, and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed at least annually, and revised as necessary, to continue to reflect best practices. The full text of the Guidelines, as approved by the Board, is set forth on Citi’s website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” The Guidelines outline the responsibilities, operations, qualifications, and composition of the Board. The following summarizes certain provisions of the Guidelines.

Director Independence

Our goal is that at least two-thirds of the members of the Board be independent. Descriptions of our independence criteria and the results of the Board’s independence determinations are set forth below.

Board Committees

The Guidelines require that all members of the following committees of the Board: Audit; Nomination, Governance and Public Affairs; and Personnel and Compensation be independent. Committee members are appointed by the Board upon the recommendation of the Nomination, Governance and Public Affairs Committee. Committee membership and Chairs are rotated periodically. The Board and each Committee have the power to hire and fire independent legal, financial, or other advisors, as they may deem necessary, without consulting or obtaining the approval of management.

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22	CORPORATE GOVERNANCE

Additional Board Service

The number of other for-profit public or non-public company boards on which a Director may serve shall be subject to review and approval by the Nomination, Governance and Public Affairs Committee, in order to ensure that each Director is able to devote sufficient time to perform his or her duties as a Director.

Change in Status or Responsibilities

If a Director has a substantial change in professional responsibilities, occupation, or business association, he or she is required to notify the Nomination, Governance and Public Affairs Committee and to offer his or her resignation from the Board. The Nomination, Governance and Public Affairs Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the Director continue to serve on the Board. If a Director assumes a significant role in a not-for-profit entity, he or she is asked to notify the Nomination, Governance and Public Affairs Committee.

Attendance at Meetings

Directors are expected to attend Board meetings and meetings of the Committees on which they serve and the Annual Meeting of Stockholders. All of the Directors then in office attended Citi’s 2020 Virtual Annual Meeting.

Evaluation of Board Performance

The Nomination, Governance and Public Affairs Committee conducts an annual review of Board performance in which the full Board participates, and each standing committee (except for the Executive Committee) conducts its own self-evaluation. As part of the self-evaluation, the Board engages in an examination of its own performance of its obligations with regard to such matters as regulatory requirements, strategic and financial oversight, oversight of risk management, executive compensation, succession planning, and governance, among many other topics. The committees evaluate their performance against the requirements of their charters and other aspects of their responsibilities. The full Board and each committee then discuss the results of their respective self-evaluations in executive session, highlighting actions to be taken in response to the discussion. See Board Self-Assessment Process on page 29 for further information.

Directors Access to Senior Management and Director Orientation

Directors have full and free access to senior management and other employees of Citi. New Directors are provided with an orientation program to familiarize them with Citi’s businesses, regions, and functions as well as its legal, compliance, regulatory, and risk profile. Citi provides educational sessions on a variety of topics throughout the year for all members of the Board. These sessions are designed to allow Directors to, for example, develop a deeper understanding of a business issue or a complex financial product.

Succession Planning

The Board reviews the Personnel and Compensation Committee’s report on the performance of senior executives in order to ensure that they are providing the highest quality leadership for Citi. The Board also works with the Nomination, Governance and Public Affairs Committee to evaluate potential successors to the Chief Executive Officer (CEO). With respect to regular succession of the CEO and senior management, Citi’s Board evaluates internal, and, when appropriate, external candidates. To find external candidates, Citi seeks input from the members of the Board, senior management, and from recruiting firms. To develop internal candidates, Citi engages in a number of practices, formal and informal, designed to familiarize the Board with Citi’s talent pool. The formal process involves an annual talent review conducted by senior management at which the Board studies the most promising members of senior management. The Board learns about each person’s experience, skills, areas of expertise,

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accomplishments, and goals. This review is conducted at a regularly scheduled Board meeting on an annual basis. In addition, members of senior management are periodically asked to make presentations to the Board at Board meetings and Board strategy sessions. These presentations are made by senior managers of the various business units as well as those who serve in corporate functions. The purpose of the formal review and other interaction is to ensure that Board members are familiar with the talent pool inside and outside Citi from which the Board would be able to choose successors to the CEO and evaluate succession for other senior managers as necessary from time to time.

Charitable Contributions

If a Director, or an immediate family member who shares the Director’s household, serves as a director, trustee, or executive officer of a foundation, university, or other not-for-profit organization, and such entity receives contributions from Citi and/or the Citi Foundation, such contributions must be reported to the Nomination, Governance and Public Affairs Committee at least annually.

Insider Investments and Transactions

Members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan. The Guidelines restrict certain financial transactions between Citi and its subsidiaries on the one hand and Directors, senior management, and their immediate family members on the other. Personal loans from Citi or its subsidiaries to Citi’s Directors and its most senior executives, or immediate family members who share any such person’s household, are prohibited, except for margin loans to employees of a broker-dealer subsidiary of Citi, mortgage loans, home equity loans, consumer loans, credit cards, and overdraft checking privileges, all made on market terms in the ordinary course of business. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on pages 37-39 of this Proxy Statement.

The Guidelines prohibit investments or transactions by Citi or its executive officers and those immediate family members who share an executive officer’s household in a partnership or other privately held entity in which an outside Director is a principal, or in a publicly traded company in which an outside Director owns or controls more than a 10% interest. Directors and those immediate family members who share the Director’s household are not permitted to receive initial public offering allocations. Directors and their immediate family members may participate in Citi-sponsored investment activities, provided they are offered on the same terms as those offered to similarly situated non-affiliated persons. Under certain circumstances, or with the approval of the appropriate committee, members of senior management may participate in certain Citi-sponsored investment opportunities. Finally, there is a prohibition on certain investments by Directors and executive officers in third-party entities when the opportunity comes solely as a result of their position with Citi.

Director Independence

The Board has adopted categorical standards to assist the Board in evaluating the independence of each of its Directors. The categorical standards, which are set forth below, describe various types of relationships that could potentially exist between a Director or an immediate family member of a Director and Citi, and set thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a Director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the categorical standards that, in the Board’s opinion, taking into account all facts and circumstances, would impair a Director’s ability to exercise his or her independent judgment, the Board will deem such person to be independent.

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24	CORPORATE GOVERNANCE

The Board and the Nomination, Governance and Public Affairs Committee reviewed certain information obtained from Directors’ responses to a questionnaire asking about their relationships with Citi, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain data collected by Citi’s businesses related to transactions, relationships, or arrangements between Citi on the one hand and a Director, immediate family member of a Director, or a primary business or charitable affiliation of a Director, on the other. The Board reviewed certain relationships or transactions between the Directors or immediate family members of the Directors or their primary business or charitable affiliations and Citi and determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related categorical standards. The Board also determined that, applying the Guidelines and standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules, and regulations, each of the following Director nominees standing for re-election and current board members is independent:

●Ellen M. Costello ●Grace E. Dailey ●John C. Dugan ●Duncan P. Hennes ●Peter B. Henry	●S. Leslie Ireland ●Lew W. (Jay) Jacobs, IV ●Renée J. James ●Gary M. Reiner ●Diana L. Taylor	●James S. Turley ●Deborah C. Wright ●Alexander R. Wynaendts ●Ernesto Zedillo Ponce de Leon

The Board has determined that Jane N. Fraser and Barbara J. Desoer are not independent. Ms. Fraser is our Chief Executive Officer and Ms. Desoer previously served as the Chief Executive Officer of Citibank, N.A., our largest banking subsidiary.

Independence Standards

To be considered independent, a Director must meet the following categorical standards as adopted by our Board and reflected in our Corporate Governance Guidelines. In addition, there are other independence standards under NYSE corporate governance rules that apply to all directors and certain independence standards under SEC, Internal Revenue Code (IRC), and Federal Deposit Insurance Corporation (FDIC) rules that apply to specific committees.

Categorical Standards

Advisory, Consulting and Employment Arrangements
●	During any 12-month period within the last three years, neither a Director nor any Immediate Family Member of a Director shall have received more than $120,000 in direct compensation from Citi, other than amounts paid (a) pursuant to Citi’s Amended and Restated Compensation Plan for Non-Employee Directors, (b) pursuant to a pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or (c) to an Immediate Family Member of a Director who is a non-executive employee of Citi or one of its subsidiaries.
●	In addition, no member of the Audit Committee may accept a direct or indirect consulting, advisory or other compensatory fee from Citi or one of its subsidiaries, other than (a) fees for service as a member of the Board of Directors of Citi or one of its subsidiaries (including committees thereof) or (b) receipt of fixed amounts of compensation under a Citi retirement plan, including deferred compensation, for prior service with Citi, provided that such compensation is not contingent in any way on continued service.

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Business Relationships
●	All business relationships, lending relationships, deposit and other banking relationships between the Company and a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.
●	In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the Company to, and to the Company from, any company of which a Director is an executive officer or employee or where an immediate family member of a Director is an executive officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.
●	Loans may be made or maintained by the Company to a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director, only if the loan (i) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (ii) complies with applicable law, including the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley), Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC) Guidelines; (iii) when made does not involve more than the normal risk of collectability or present other unfavorable features; and (iv) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency in its “Rating Credit Risk” Comptroller’s Handbook.

Charitable Contributions

Annual contributions in any of the last three calendar years from the Company and/or the Citi Foundation to a charitable organization of which a Director, or an immediate family member who shares the Director’s household, serves as a Director, trustee, or executive officer (other than the Citi Foundation and other charitable organizations sponsored by the Company) may not exceed the greater of $250,000 or 10% of the charitable organization’s annual consolidated gross revenue.

Employment/Affiliations
●	A Director shall not:

(i)	be or have been an employee of the Company within the last three years;
(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed the Director as an executive officer; or
(iii)	be or have been affiliated with or employed by (a) Citi’s present or former primary outside auditor or (b) any other outside auditor of Citi and personally worked on Citi’s audit, in each case within the three-year period following the auditing relationship.

●	A Director may not have an immediate family member who:

(i)	is an executive officer of the Company or has been within the last three years;
(ii)	is, or within the past three years has been, part of an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed such immediate family member as an executive officer; or
(iii)	(a) is a current partner of Citi’s primary outside auditor, or a current employee of Citi’s primary outside auditor and personally works on Citi’s audit, or (b) was within the last three years (but is no longer) a partner or employee of Citi’s primary auditor and personally worked on Citi’s audit within that time.

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Immaterial Relationships and Transactions
The Board may determine that a Director is independent notwithstanding the existence of an immaterial relationship or transaction between Citi and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations, provided Citi’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the Director is independent. Relationships or transactions between Citi and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including, but not limited to, the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Definitions
For purposes of these Corporate Governance Guidelines, (i) the term “immediate family member” means a Director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act“)) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or domestic employee) who shares the Director’s household; (ii) the term “Primary Business Affiliation” means an entity of which the Director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the Director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “Related Party Transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) Citi is a participant, and (c) any Related Person (any Director, any executive officer of Citi, any nominee for Director, any shareholder owning in excess of 5% of the total equity of Citi, and any immediate family member of any such person) has or will have a direct or indirect material interest.

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Meetings of the Board of Directors and Committees

The Board of Directors met 32 times in 2020. Citi’s standing Board Committees met as follows: the Audit Committee met 24 times, the Ethics, Conduct and Culture Committee met 6 times, the Nomination, Governance and Public Affairs Committee met 10 times, the Operations and Technology Committee met 6 times, the Personnel and Compensation Committee met 20 times, and the Risk Management Committee met 22 times. In addition, a subcommittee of the Risk Management Committee met 12 times. The Executive Committee did not meet in 2020.

During 2020, substantially all of the members of the Board served on and/or chaired one or more ad hoc committees, including the Transformation Oversight Committee, or served on an international subsidiary board. In addition, during 2020, Mses. Costello, Dailey, Desoer, Fraser, Ireland, Taylor, and Wright and Messrs. Corbat, Hennes, and Turley served on the Board of Directors of Citibank, N.A., which is a wholly owned subsidiary of Citi.

Each incumbent Director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during 2020.

*	The Operations and Technology Committee was terminated on February 1, 2021 and merged into the Transformation Oversight Committee. Please see “Transformation Enhancements at Citi” on page 31 of this Proxy Statement.

Meetings of Non-Management Directors

Citi’s non-management Directors meet in executive session without any management Directors in attendance whenever the full Board convenes for a regularly scheduled meeting. During 2020, Mr. Dugan presided at each executive session of the non-management Directors. In addition, the independent Directors met in executive session during 2020.

Board Leadership Structure

Citi currently has an independent Chair separate from the CEO, a structure that has been in place since 2009. The Board believes it is important to maintain flexibility in its Board leadership structure and has had in place different leadership structures in the past, depending on the Company’s needs at the time, but firmly supports having an independent Director in a Board leadership position at all times. Accordingly, Citi’s Board, on December 15, 2009, adopted a By-law amendment which provides that if Citi does not have an independent Chair, the Board will elect a lead independent Director having similar duties to an independent Chair, including leading the executive sessions of the non-management Directors at Board meetings. Citi’s Chair provides independent leadership of the Board. Having an independent Chair or Lead Director enables non-management Directors to raise issues and concerns for Board consideration without immediately involving management. The Chair or Lead Director also serves as a liaison between the Board and senior management. Citi’s Board has determined that the current structure, an independent Chair separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent Director in a Board leadership position. The Board believes its approach to risk oversight, including, importantly, having a standing Risk Management Committee and the reporting line of the Chief Risk Officer to the Risk Management Committee, ensures that the Board can choose many leadership structures without experiencing a material impact on its oversight of risk.

Citi has had an independent Chair since 2009.

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Board Diversity

Diversity is among the critical factors that the Nomination, Governance and Public Affairs Committee considers when evaluating the composition of the Board. For a company like Citi, which operates in more than 100 countries around the globe, diversity includes race, ethnicity, nationality, and gender as well as the diversity of the communities and geographies in which Citi operates. Included in the qualifications for Directors listed in the Company’s Corporate Governance Guidelines is “whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which Citi operates.” Citi’s Board is committed to ensuring that it is composed of individuals whose backgrounds reflect the diversity represented by our employees, customers, and stakeholders. When considering new Director candidates, the Nomination, Governance and Public Affairs Committee instructs its recruiting firm to include diverse candidates in each slate. The candidates nominated for election at Citi’s 2021 Annual Meeting exemplify that diversity: eight nominees are women and three nominees are Black or Latino. In addition, each Director candidate contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences, and backgrounds, as well as other characteristics, such as global and international business experience. The Board believes that the current nominees reflect an appropriate diversity of gender, age, race, national origin, geographical background, and experience and is committed to continuing to consider diversity in evaluating the composition of the Board.

Director Education Program

Citi has a robust Director Education Program that begins with an orientation for newly appointed Directors, providing two days of in-depth training covering all aspects of our business, including, among other things, coverage of Citi’s institutional and consumer businesses; our regional operations, an overview of the Company’s risk management, audit, compliance, operations and technology, governance, regulatory, finance, human resources, government affairs, and legal functions; and an overview of Citi’s primary banking subsidiary, Citibank, N.A. There is also a continuing education program, which includes presentations focusing on industry, regulatory and governance topics and presentations from the various lines of our business on emerging issues or strategic initiatives to provide our Directors with the opportunity to expand their insight into Citi’s business operations and activities. Directors also have access to external programming and seminars to supplement their Citi-provided education. In 2020, the Directors received training on various topics, including certain complex business products, Cybersecurity, Code of Conduct, Straight-Through Processing, Regulation O, Community Reinvestment Act, Fair Lending, and AML, among other topics.

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Board Self-Assessment Process

Annual Board Self-Evaluations*

The Board conducts annual evaluations through the use of both individual interviews by the Chair with each Board member and a written questionnaire completed by all Board members that covers a broad range of matters relating to governance, meetings, materials, and other agenda topics, including Strategic Planning, Corporate Oversight, Succession Planning, Conduct and Culture, Risk Management Oversight, Regulatory Requirements, and Management Compensation. For 2020, the Board engaged a third party to conduct a portion of the assessment. The Third Party was engaged to help the Board improve its self-assessment process and provide the Board with a third-party assessment, together with recommendations for improving Board effectiveness.

Summary of the Written Evaluations

The Third Party reviewed the form of Board self-assessment questionnaire proposed for 2020, and recommended changes which were implemented for the Board’s 2020 self-assessment. Citi’s Corporate Governance Office aggregated and summarized Directors’ responses to the questionnaires. Responses are not attributed to specific Board members to promote candor. The aggregated results, including all written comments, are shared with the Board.

Conversations With Third Party
The Third Party held individual interviews with each Board member and consolidated their feedback for discussion with the full Board.

Board Review

Using the aggregated results of the written evaluations and the results of the Third Party interviews, the Third Party held a discussion with the full Board during an executive session. The Chair then held individual discussions with each Board member. All Board members are encouraged to provide feedback on the results.

Actions

As an outcome of these discussions, the Board takes specific actions which may include providing guidance to management on specific Board-related initiatives. The Board will also consider the Third Party’s recommendations and, to the extent it agrees with them, work with senior management as needed to implement them.

*	Each standing committee conducts an annual self-assessment and reports the results to the Board, which include how each committee’s effectiveness may be enhanced.

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Board’s Role in Risk Oversight

For Citi, effective risk management is of primary importance to its overall operations. Accordingly, Citi’s risk management process has been designed to monitor, evaluate and manage the principal risks it assumes in conducting its activities. Specifically, the activities that Citi engages in, and the risks those activities generate, must be consistent with Citi’s mission and value proposition, the key principles that guide it and Citi’s risk appetite.

The Citigroup Board of Directors, both directly or through its committees, actively oversees Citi’s risk taking activities and holds management accountable for adhering to the Company-wide risk governance framework. The Board of Directors recently formed the Transformation Oversight Committee to oversee management’s efforts to improve our Risk and Control environment, and oversee the FRB Order, as well as to monitor management’s progress as it relates to the broader transformation of Citi. (Please see page 31 of this Proxy Statement to review additional disclosure on the Transformation Oversight Committee.)

Citi’s risk governance framework consists of the risk management practices that include a risk governance structure and the firm’s key policies, processes, personnel and control systems through which Citi identifies, measures, monitors, and controls risks such that the Company’s risk taking is consistent with its strategy and risk appetite. It also emphasizes Citi’s risk culture and lays out standards, procedures and programs that are designed to set, reinforce and enhance the Company’s risk culture, integrate its values and conduct expectations into the organization, providing employees with tools to assist them with making prudent and ethical risk decisions and to escalate issues appropriately.

Citi uses a lines of defense construct to manage its risks. The construct includes units that create risks (first line of defense), those that independently assess risk (second line of defense), units that provide independent assurance (third line of defense) and units tasked with maintaining a strong control environment (control and support functions). The lines of defense, which include control and support functions, coordinate with each other in the risk management system in support of the common goal of identifying, measuring, monitoring and controlling risk-taking activities so they remain consistent with the firm’s strategy and risk appetite.

For more information about Citi’s risk management, see the “Managing Global Risks” section of the Firm’s Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Form 10-K”).

Board of Directors

●receives regular risk updates by the Chief Risk Officer at each regularly scheduled Board meeting
●provides oversight of credit risk, market risk, liquidity risk, strategic risk, operational risk, compliance risk, and reputational risk matters

Board Committees:
Audit Committee
●provides oversight of Citi’s financial reporting/ internal control risk
Ethics, Conduct and Culture Committee
●provides oversight of Citi’s Conduct Risk Management Program
Nomination, Governance and Public Affairs Committee
●provides oversight of reputational issues, ESG and sustainability, and legal and regulatory compliance risks as they relate to corporate governance matters
Transformation Oversight Committee*
●provides oversight of the actions of Citi’s management to develop and execute a transformation of Citi’s risk and control environment required pursuant to the FRB Order

Personnel and Compensation Committee
●provides oversight of incentive compensation plans and risk related to compensation
Risk Management Committee
●approves Citi’s Risk Governance Framework
●reviews and approves risk management policies on the establishment of risk limits and reviews risk management programs for Citi and its subsidiaries
●consults with management on the effectiveness of risk identification, measurement, and monitoring processes
●provides oversight of, among others, matters related to Citi’s Comprehensive Capital Analysis and Review (CCAR) practices, Resolution and Recovery Planning, and, as a Committee, cybersecurity

Chief Risk Officer
●delivers risk report at regularly scheduled Board meetings
●responsible for the oversight of risk management globally
●responsible for an integrated effort to identify, assess, and manage risks
●reports to the Chief Executive Officer and Risk Management Committee
●reports at least twice annually to the Personnel and Compensation Committee on incentive compensation

*	The Transformation Oversight Committee is an ad hoc committee.

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At each regularly scheduled Board meeting, the Board receives a risk report from the Chief Risk Officer with respect to the Company’s approach to management of major risks, including management’s risk mitigation efforts, where appropriate. Independent Risk Management, led by the Chief Risk Officer, is a company-wide function that is responsible for an integrated effort to set standards and actively manage and oversee aggregate risks that may affect Citi’s ability to execute on its corporate strategy and fulfill its business objectives. The Board’s role is to oversee this effort.

The Risk Management Committee enhances the Board’s oversight of risk management. The Committee’s role is one of oversight, recognizing that management is responsible for executing Citi’s risk management policies.

Transformation Enhancements at Citi

Citi is fully committed to a broad-based transformation of its risk management and controls (the “Transformation”). Citi believes the Transformation is essential, not only to address regulatory matters in an effective, timely, and sustainable manner, but also as a broader strategic imperative for the firm. Citi’s priorities revolve around three interconnected elements: the Transformation, strategy, and culture and talent. Driving toward excellence in risk and control in the Transformation is mutually reinforcing with Citi’s business strategy, and success for both can only be achieved with significant shifts in culture and talent.

In connection with the Transformation, the Board has changed its committee structure and the roles and responsibilities that each committee fulfills. First, the Board established the Transformation Oversight Committee in October 2020, to serve as the primary forum for Board oversight of the Transformation. The Board decided to unify the oversight of the Transformation through the Transformation Oversight Committee. Given this overall responsibility of the Transformation Oversight Committee and the need for holistic oversight, the Board decided to invite all non-management directors on the Board to join the committee to ensure full Board attention to the Transformation oversight. The full Board will focus in its other meetings on non-Transformation matters.

Similarly, the Board restructured and reduced the workload of its committees other than the Transformation Oversight Committee to enable them to focus their meeting time on matters unrelated to the Transformation. A series of Program Groups have been developed to address specific requirements of the Consent Order. These Program Groups have been tasked with performing gap assessments against a desired target state and developing implementation plans to remediate those gaps. Members of the Transformation Oversight Committee will be responsible for working closely with the Executive Management Team members responsible for the relevant Program Groups to better understand the work of the Program Groups and to help prepare for meetings of the Transformation Oversight Committee, in much the same way as Board Committee chairs interact with individual Executive Management Team members in preparation for committee meetings.

Board’s Role in Cybersecurity Oversight

The Board of Directors provides oversight of management’s efforts to mitigate cybersecurity risk and respond to cyber incidents. The Board receives regular reports on cybersecurity and engages in discussions throughout the year with management and subject-matter experts on the effectiveness of Citi’s overall cybersecurity program, Citi’s inherent cybersecurity risks, the road map for addressing these risks, and Citi’s progress in doing so. Board and Committee members receive contemporaneous reporting on significant cyber events including response, legal obligations, and outreach and notification to regulators, and customers when needed, as well as guidance to management as appropriate.

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Committees of the Board of Directors

Below are the standing committees of the Board of Directors. In addition, the Board of Directors formed a new ad hoc committee, the Transformation Oversight Committee, to oversee management’s efforts to enhance its Risk and Control environment and achieve operational excellence. (Please see page 31 of this Proxy Statement to review additional disclosure related to the Transformation Oversight Committee).

Audit Committee

Members:

Ellen M. Costello
Grace E. Dailey
John C. Dugan
Duncan P. Hennes
Peter B. Henry
Lew W. (Jay) Jacobs, IV
James S. Turley (Chair)
Deborah C. Wright

Committee Meetings in 2020:

24

Charter:

The Audit Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:

●the integrity of Citigroup’s consolidated financial statements, financial reporting process, and systems of internal accounting and financial controls;
●the performance of the internal audit function (“Internal Audit”);
●the annual independent integrated audit of Citigroup’s consolidated financial statements and effectiveness of Citigroup’s internal control over financial reporting, the engagement of the independent registered public accounting firm (“Independent Auditors”), and the evaluation of the Independent Auditors’ qualifications, independence and performance;
●policy standards and guidelines for risk assessment and risk management;
●the appointment and approval of the base compensation for the Chief Auditor;
●Citigroup’s compliance with legal and regulatory requirements, including Citigroup’s disclosure controls and procedures; and
●the fulfillment of the other responsibilities set out in the Audit Committee’s charter.

The report of the Committee required by the rules of the SEC is included in this Proxy Statement.

The Board has determined that each of Mses. Costello and Dailey and Messrs. Dugan, Hennes, Jacobs and Turley qualifies as an “audit committee financial expert” as defined by the SEC and each such Director as well as Ms. Wright and Mr. Henry is considered “financially literate” under NYSE rules, and, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each is independent within the meaning of applicable SEC rules, the corporate governance rules of the NYSE, and the FDIC guidelines.

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Ethics, Conduct and Culture Committee

Members:

Peter B. Henry (Chair)
Lew W. (Jay) Jacobs, IV
Deborah C. Wright
Ernesto Zedillo
     Ponce de Leon

Committee Meetings in 2020:

6

Charter:

The Ethics, Conduct and Culture Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Ethics, Conduct and Culture Committee oversees management’s efforts to foster a culture of ethics and appropriate conduct within the organization; reviews and helps shape the definition of Citi’s value proposition; oversees management’s efforts to enhance and communicate Citi’s value proposition, evaluates management’s progress, and provides feedback on these efforts; reviews and assesses Citi’s strategy, communication, and policies relating to sound ethics, responsible conduct and principled culture to determine if further enhancements are needed to align with the desired culture and to foster ethical decision-making by employees; and oversees management’s efforts to support ethical decision-making in the organization, evaluates management’s progress, and provides feedback on these efforts. The Committee also reviews and assesses the adequacy of Citi’s Code of Conduct and Code of Ethics for Financial Professionals and recommends to the Board any proposed changes or waivers to Citi’s Code of Conduct. The Committee also provides oversight of Citi’s Conduct Risk Management Program, whose objective is to enhance Citi’s culture of compliance and control through the management, minimization, and mitigation of Citi’s conduct risks. In addition, the Committee oversees certain concerns reported to the Citi Ethics Office involving Citi executive leadership or Directors. The Committee’s role is one of oversight, recognizing that management is responsible for continuously reinforcing and championing Citi’s sound ethics, responsible conduct and principled culture throughout Citi’s employee population.

Executive Committee Members: Barbara J. Desoer John C. Dugan (Chair) Duncan P. Hennes Peter B. Henry Lew W. (Jay) Jacobs, IV Diana L. Taylor James S. Turley Committee Meetings in 2020: None	Committee Roles and Responsibilities: The Executive Committee acts on behalf of the Board if a matter requires Board action before a meeting of the full Board can be held.

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Nomination, Governance and Public Affairs Committee

Members:

John C. Dugan
Peter B. Henry
Lew W. (Jay) Jacobs, IV
Diana L. Taylor (Chair)
Ernesto Zedillo
     Ponce de Leon

Committee Meetings in 2020:

10

Charter:

The Nomination, Governance and Public Affairs Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Nomination, Governance and Public Affairs Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the Director nominees for the next Annual Meeting of Stockholders. It leads the Board in its annual review of the Board’s performance and makes recommendations as to the composition of the committees for appointment by the Board. The Committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines and monitoring Citi’s compliance with these policies and practices and the Guidelines. The Committee is responsible for reviewing and approving all related party transactions involving a Director or an immediate family member of a Director and any related party transaction involving an executive officer or immediate family member of an executive officer if the transaction is valued at $50 million or more, in each case, other than certain enumerated ordinary course transactions. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on pages 37-39 of this Proxy Statement for a complete description of the Policy on Related Party Transactions.

The Committee, as part of the Board’s executive succession planning process, evaluates and nominates potential successors to the CEO and provides an annual report to the Board on CEO succession. The Committee also reviews Director Compensation and Benefits. The Committee is responsible for reviewing Citi’s policies and programs that relate to public issues of significance to Citi and the public at large and reviewing relationships with external constituencies and issues that impact Citi’s reputation. The Committee also has the responsibility for reviewing public policy and reputational issues facing Citi; reviewing political contributions and lobbying expenditures and payments to trade associations made by Citi, and charitable contributions made by Citi and the Citi Foundation; reviewing Citi’s policies and practices regarding supplier diversity; reviewing the work of Citi’s Reputation Risk Committees; and reviewing Citi’s Citizenship and Sustainability policies and programs, including environmental and human rights policies. The Committee’s focus is global, reflecting Citi’s global footprint. The Committee also makes recommendations to the Board regarding amendments to the Company’s Major Expenditure Program — Limits of Authority.

The Board has determined that, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Nomination, Governance and Public Affairs Committee is independent according to the corporate governance rules of the NYSE.

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Personnel and Compensation Committee

Members:

John C. Dugan
Duncan P. Hennes
Lew W. (Jay) Jacobs,
     IV (Chair)
Gary M. Reiner
Diana L. Taylor
Alexander Wynaendts

Committee Meetings in 2020:

20

Charter:

The Personnel and Compensation Committee Charter is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Personnel and Compensation Committee has been delegated broad authority to oversee compensation of employees of the Company and its subsidiaries and affiliates. The Committee regularly reviews Citi’s management resources and performance of senior management. The Committee is responsible for determining the compensation for the CEO and approving the compensation of other executive officers of the Company and the Executive Management Team. The Committee is also responsible for approving the incentive compensation structure for other members of senior management and certain highly compensated employees (including discretionary incentive awards to covered employees as defined in applicable bank regulatory guidance), in accordance with guidelines established by the Committee from time to time. The Committee also has broad oversight of compliance with bank regulatory guidance governing Citi’s incentive compensation.

The Committee annually reviews and discusses the Compensation Discussion and Analysis required to be included in the Company’s Proxy Statement with management, and, if appropriate, recommends to the Board that the Compensation Discussion and Analysis be included. Additionally, the Committee reviews and approves the overall goals of Citi’s material incentive compensation programs, including as expressed through Citi’s Compensation Philosophy, and provides oversight for Citi’s incentive compensation programs so that they both (i) appropriately balance risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks, and (ii) are consistent with bank safety and soundness. Toward that end, the Committee meets periodically with Citi’s Chief Risk Officer to discuss the risk attributes of Citi’s incentive compensation programs.

The Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of senior management of the Company. The Committee has retained Frederic W. Cook & Co. (FW Cook) to provide the Committee with advice on Citi’s compensation programs for senior management. The amount paid to FW Cook in 2020 for advice on executive compensation matters is disclosed in the Compensation Discussion and Analysis on page 100 of this Proxy Statement.

The Board has determined that in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Personnel and Compensation Committee is independent according to the corporate governance rules of the NYSE. Each of such Directors is a “non-employee Director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside Director,” as defined by Section 162(m) of the Internal Revenue Code.

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36	CORPORATE GOVERNANCE

Risk Management Committee

Members:

Ellen M. Costello
Grace E. Dailey
Barbara J. Desoer
John C. Dugan
Duncan P. Hennes (Chair)
S. Leslie Ireland
Lew W. (Jay) Jacobs, IV
Renée J. James
James S. Turley
Alexander R. Wynaendts
Ernesto Zedillo
     Ponce de Leon

Committee Meetings
in 2020:

22

Charter:

The Risk Management Committee Charter is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Risk Management Committee has been delegated authority to assist the Board in fulfilling its responsibility with respect to (1) oversight of Citigroup’s risk management framework, including the significant policies and practices used in managing credit, market (price and interest rate), liquidity, strategic, operational, compliance, reputation and certain other risks, including those pertaining to capital management, and (2) oversight of the performance of the Global Risk Review (“GRR”) credit, capital and collateral review function. The Committee reports to the Board of Directors regarding Citigroup’s risk profile, as well as its risk management framework, including the significant policies and practices employed to manage risks in Citigroup’s businesses, as well as the overall adequacy of the Risk Management function. The Committee’s role is one of oversight, recognizing that Management is responsible for executing Citigroup’s risk management and related Treasury policies. While the Committee has the responsibilities and powers set forth in the Risk Management Committee Charter, Management is responsible for designing, implementing and maintaining an effective risk program. Line business managers are responsible for managing risks in the areas for which they are responsible.

The Risk Management Committee created a subcommittee in 2016 to provide oversight of data governance, data quality, and data integrity. Mses. Desoer and James (Chair) and Messrs. Dugan and Turley were members of the Data Quality Subcommittee. The Data Quality Subcommittee met 12 times in 2020.*

*The Data Quality Subcommittee was terminated on February 1, 2021 and merged into the Transformation Oversight Committee.

	Audit	Ethics, Conduct and Culture	Executive	Nomination, Governance and Public Affairs	Personnel and Compensation	Risk Management
Ellen M. Costello	●					●
Grace E. Dailey	●					●
Barbara J. Desoer			●			●
John C. Dugan	●		●	●	●	●
Jane N. Fraser
Duncan P. Hennes	●		●		●	●
Peter B. Henry	●	●	●	●
S. Leslie Ireland						●
Lew W. (Jay) Jacobs, IV	●	●	●	●	●	●
Renée J. James						●
Gary M. Reiner					●
Diana L. Taylor			●	●	●
James S. Turley	●		●			●
Deborah C. Wright	●	●
Alexander R. Wynaendts					●	●
Ernesto Zedillo Ponce de Leon		●		●		●
● committee member
● committee chair

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Involvement in Certain Legal Proceedings

There are no legal proceedings to which any Director, officer, or The Vanguard Group (which owns more than 5% of Citi’s common stock), or any affiliate thereof, is a party adverse to Citi or in which any such person has a material interest adverse to Citi. In lieu of participating in certain class action settlements entered into by Citi and other banks relating to alleged manipulation of the foreign exchange market, which received final court approval in 2018, numerous BlackRock funds and other plaintiffs filed a complaint in U.S. District Court for the Southern District of New York on November 7, 2018 against Citi and 15 other banks. In this action, plaintiffs assert that defendants conspired to manipulate the foreign exchange market between 2003 and 2013. BlackRock, Inc. owns more than 5% of Citi’s common stock.

Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation

The Board has adopted a policy setting forth procedures for the review, approval, and monitoring of transactions involving Citi and related persons (Directors, Senior Managers, 5% stockholders, Immediate Family Member or Primary Business Affiliations). A copy of Citi’s Policy on Related Party Transactions is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citi Policies.” Under the policy, the Nomination, Governance and Public Affairs Committee is responsible for reviewing and approving all related party transactions involving related persons. Directors may not participate in any discussion or approval of a related party transaction in which he or she or any member of his or her immediate family is a related person, except that the Director must provide all material information concerning the related party transaction to the Nomination, Governance and Public Affairs Committee. The Nomination, Governance and Public Affairs Committee is also responsible for reviewing and approving all related party transactions valued at more than $50 million involving an executive officer or an Immediate Family Member of an executive officer. The Transaction Review Committee, composed of Citi’s President, General Counsel, Chief Financial Officer, Chief Compliance Officer, Chief Risk Officer, and Head of Human Resources, is responsible for reviewing and approving all related party transactions valued at less than $50 million involving an executive officer or an Immediate Family Member of an executive officer. The policy also contains a list of categories of transactions involving related persons that are pre-approved under the policy, and therefore need not be brought to the Nomination, Governance and Public Affairs Committee or the Transaction Review Committee for approval.

The Nomination, Governance and Public Affairs Committee and the Transaction Review Committee will review the following information when assessing a related party transaction:
●	the terms of such transaction;
●	the related person’s interest in the transaction;
●	the purpose and timing of the transaction;
●	whether Citi is a party to the transaction, and if not, the nature of Citi’s participation in the transaction;
●	if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis;
●	information concerning potential counterparties in the transaction;
●	the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction;
●	a description of any provisions or limitations imposed as a result of entering into the proposed transaction;
●	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of, or in connection with, the proposed transaction; and
●	any other relevant information regarding the transaction.

Based on information contained in a Schedule 13G filed with the SEC, BlackRock and Vanguard each reported that they beneficially owned 5% or more of the outstanding shares of Citi’s common stock as of December 31, 2020 — see Stock Ownership — Owners of More than 5% of Citi Common Stock in this Proxy Statement on page 44. During 2020, our subsidiaries provided ordinary course lending, trading, and other financial services to BlackRock and Vanguard and their respective affiliates and clients. These transactions were entered into on an arm’s length basis

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and contain customary terms and conditions and were on substantially the same terms as comparable transactions with unrelated third parties. Acciones y Valores Banamex, S.A. de C.V., Servicios Corporativos de Finanzas, S.A. de C.V., and Grupo Financiero Citibanamex, S.A. de C.V. (Citibanamex) entered into an agreement with BlackRock, Inc. and certain of its affiliates pursuant to which BlackRock would acquire the asset management business of Citibanamex in Mexico. The transaction includes the sale of the Impulsora de Fondos Banamex, S.A. de C.V. (Impulsora) legal vehicle, and its advisory role for 52 mutual funds and certain managed account relationships, and certain intellectual property and vendor contracts required to operate the business. The closing for this transaction occurred in September 2018. Consideration for the sale consisted of $350 million and certain future payments if defined targets are met. In connection with the closing, Citibanamex and BlackRock also entered into a long-term distribution agreement to offer BlackRock asset management products to Citibanamex clients in Mexico. The agreement provides a framework under which Citibanamex would distribute BlackRock products in Mexico and includes terms relating to pricing, preferential access, and product support. Pursuant to this agreement, fees of approximately $108 million were paid to Blackrock in 2020. The Nomination, Governance and Public Affairs Committee reviewed the terms of the sale and approved the transaction in accordance with the Related Party Transaction Policy.

In 2020, Citibank, N.A., a subsidiary of Citi, entered into a binding Memorandum of Understanding (“MOU”) with BlackRock Financial Management, Inc. The MOU recorded the parties’ understanding as to the terms to be subsequently embodied in a Software Services (hosting) Agreement. The MOU reflects the parties’ understandings about a joint process to explore a hosted services arrangement for an ETF-related processing system. The system would be a technology platform for the middle- and back-office processing requirements of both BlackRock sponsored ETF’s (known as iShares) and non-BlackRock sponsored ETF’s. The MOU provided that Citibank would pay BlackRock a total of $4.5 million at a rate of $0.5 million per month towards the development of Aladdin for ETF Servicing. This represents the parties’ estimate of approximately half of the development costs to be borne by BlackRock and has now been paid.

Citigroup Capital Partners II, L.P. and Citigroup Venture Capital International Growth Partnership II, L.P. are funds that were formed in 2006 and 2007, respectively. They invest either directly or via a master fund in private equity investments. Citi has established funds in which employees have invested. In addition, certain of our executive officers have from time to time invested their personal funds directly, or directed that funds for which they act in a fiduciary capacity be invested, in funds arranged by Citi’s subsidiaries on the same terms and conditions as the other outside investors in these funds, who are not our executive officers, or employees. Other than certain “grandfathered” investments, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, executive officers were able to invest in certain Citi-sponsored investment opportunities only under certain circumstances and with the approval of the appropriate committee. Executive officers are not eligible to participate in the funds on a leveraged basis. In 2020, there were no distributions from the funds that exceeded $120,000.

In 2020, Citi performed corporate banking and securities brokerage services in the ordinary course of our business for certain organizations in which some of our Directors are officers or directors. In addition, in the ordinary course of business, Citi may use the products or services of organizations in which some of our Directors are officers or directors.

The persons listed on page 101 of this Proxy Statement are the current members of the Personnel and Compensation Committee. No current or former member of the Personnel and Compensation Committee was a part of a “compensation committee interlock” during fiscal year 2020 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the Personnel and Compensation Committee had any material interest in a transaction with Citi or is a current or former officer of Citi, and no member of the Personnel and Compensation Committee is a current employee of Citi or any of its subsidiaries. In addition, no member of the Board, or any immediate family member of the Board, engaged FW Cook for any compensation-related services in 2020.

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In 2021, certain previously awarded shares granted to Ms. Desoer when she was an employee of Citigroup vested. This award included Performance Share Units and Capital Accumulation Program Awards. On February 15, 2018, Ms. Desoer received from Citi a target award of 26,195.59 Performance Share Units. Based on adjustments due to performance conditions described in the Compensation Discussion and Analysis section of this Proxy Statement, Ms. Desoer became entitled to receive 7,321.67 Performance Share Units on February 12, 2021, when the share units vested. Performance Share Units are paid in cash, and Ms. Desoer received a cash payment of $505,575.96 for the share units on February 12, 2021. During her employment at Citi, Ms. Desoer also received shares of Citi common stock awarded under the Capital Accumulation Program. Approximately 22,607 shares vested on January 20, 2021, representing the deferred portion of Ms. Desoer’s annual incentive awards for 2017 to 2019, which were awarded to her under the Capital Accumulation Program. These shares are reported in the Beneficial Ownership Table on page 43 of this Proxy Statement. Ms. Desoer has 23,368 unvested shares remaining from her Capital Accumulation Program awards. These unvested shares remain subject to fluctuations in Citi’s common stock price as well as to Citi clawbacks.

A sibling of Sara Wechter, the Head of Human Resources, has been employed by Citi since 2008, first as an intern and then, beginning in 2010, as a full-time employee. She is employed by the Consumer Banking Group and received 2020 compensation of $777,485. A sister-in-law of Peter Babej, Citi’s CEO of Asia Pacific, has been employed by Citi since 2017 and is currently employed in Citi’s Compliance Group. She received 2020 compensation of $325,040. The compensation for these employees was established by Citi in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Ms. Wechter and Mr. Babej do not have an interest in the employment relationship of, nor do they share a household with, their respective family members who are employees of Citi.

Indebtedness

Other than certain “grandfathered” margin loans, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, no margin loans may be made to any executive officer unless such person is an employee of a broker-dealer subsidiary of Citi and such loan is made in the ordinary course of business.

Certain transactions in excess of $120,000 involving loans, deposits, credit cards, and sales of commercial paper, certificates of deposit, and other money market instruments and certain other banking transactions occurred during 2018 between Citibank, N.A. and other Citi banking subsidiaries on the one hand, and certain Directors or executive officers of Citi, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the Directors, the executive officers or their family members, on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. Personal loans made to any Director or an executive officer must comply with Sarbanes-Oxley, Regulation O, and the Corporate Governance Guidelines, and must be made in the ordinary course of business.

Citi’s Hedging Policies

Citi’s Corporate Governance Guidelines prohibit the hedging of Citi common stock held by directors and executive officers, whether the shares of stock are granted as compensation or are otherwise held by the director or executive officer. For this purpose, an executive officer means any person designated by Citi as an “officer” under Section 16 of the Exchange Act.

Citi’s Code of Conduct, which applies to all Citi employees, executive officers and directors, states that when considering personal investments in Citi securities, an individual must avoid any personal trade or investment in a security, derivative, futures contract, commodity, or other financial instrument if the trade or investment might affect or appear to affect the individual’s ability to make unbiased business decisions for Citi.

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In addition, Citi’s Personal Trading and Investment Policy (the PTIP) prohibits the hedging in any manner (other than currency hedges) by Covered Persons (including directors and executive officers) of unvested restricted stock or deferred stock awarded as compensation under Citi’s Capital Accumulation Program. The PTIP also prohibits engaging in speculative transactions in Citi securities, including sales of naked calls and speculative option strategies, as well as any other transaction that would benefit from a decline in the value of a Citi security. The PTIP generally allows Covered Persons (excluding directors and executive officers) to hedge vested long positions of then deliverable Citi securities. Covered Persons under the PTIP include (but are not limited to) individuals who 1) may have access to material non-public information regarding Citi, 2) are employed by Citi’s Institutional Clients Group, 3) are FINRA-registered employees or associates of any of Citi’s U.S. broker dealer entities, or 4) work in a securities or advisory business in Citi Personal Wealth Management, as well as certain individuals who are related to Covered Persons. Because directors and executive officers who are Covered Persons under the PTIP are also subject to the hedging policy applicable to directors and executive officers pursuant to the Corporate Governance Guidelines, a proposed transaction by a director or executive officer may be prohibited by application of one policy even if the transaction would be permissible under the other policy.

Finally, Citi maintains policies specific to U.K. and European regulatory requirements. These policies provide that all employees in the applicable countries who receive a portion of their remuneration in stock or any other deferral mechanism designated by Citi must not take out insurance contracts or engage in personal hedging strategies, or remuneration or liability-related contracts of insurance, that undermine, or may undermine, any risk alignment effects of their remuneration arrangements.

Reputation Risk Committees

The Reputation Risk Committees, which are internal management committees, are part of the governance infrastructure that Citi has in place to review the reputation risk posed by business activities, sales practices, product design, or perceived conflicts of interest. These committees may also raise potential reputation risks for due consideration by the Reputation Risk Committee at the corporate level. The Group Reputation Risk Committee may escalate reputation risks to the Nomination, Governance and Public Affairs Committee of the Board or another appropriate Committee of the Board. The Reputation Risk Committees, which are composed of Citi’s most senior executives, govern the process by which material reputation risks are identified, monitored, reported, managed, and escalated, and appropriate actions are taken in line with the firm-wide strategic objectives, risk appetite thresholds, and regulatory expectations, while promoting the culture of risk awareness and high standards of integrity and ethical behavior across the company, consistent with Citi’s Mission and Value Proposition.

Ethics, Conduct and Culture

At Citi, our mission is to serve as a trusted partner to our clients by responsibly providing financial services that enable growth and economic progress.

We foster a culture of ethics through our governance framework, programs and efforts that embed our culture and expectations for behavior throughout the organization, and collaboration with key stakeholders outside Citi to improve Citi’s and the banking industry’s culture.

Governance over Culture

The cornerstone of our approach to culture is our governance framework, which begins with a strong “tone from the top” starting with the Citigroup Board of Directors. In 2014, Citi’s Board established a standing Ethics, Conduct and Culture Committee of the Board to oversee senior management’s ongoing efforts to foster a culture of ethics throughout Citi. For more information, please see the Ethics, Conduct and Culture Committee Charter, which is set forth on Citi’s website at www.citigroup.com.

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CORPORATE GOVERNANCE	41

With oversight from the Ethics, Conduct and Culture Committee, senior management has undertaken a number of efforts in support of Citi’s culture, including developing Citi’s Mission and Value Proposition and Leadership Standards. On an ongoing basis, the Ethics, Conduct and Culture Committee remains responsible for overseeing senior management’s efforts to reinforce and enhance a culture of ethics within Citi, which includes:

●	overseeing efforts to enhance and communicate Citi’s Mission and Value Proposition, evaluating management’s progress, and providing feedback on these efforts;
●	overseeing management’s efforts to support ethical decision-making in the organization, evaluating management’s progress and providing feedback on these efforts; and
●	reviewing Citi’s Code of Conduct and Code of Ethics for Financial Professionals.

Programs and Efforts that Embed Culture

To promote a culture of ethics and appropriate conduct, Citi focuses on empowering individuals by establishing global policies, programs, and processes that embed our values throughout the organization and guide and support our employees in making ethical decisions and adhering to Citi’s standards of conduct. Under the oversight of and with input and feedback from the Ethics, Conduct and Culture Committee, senior management has prioritized a number of efforts to further embed our values and conduct expectations into the organization. The following are a few examples of our programs and associated efforts to set, reinforce, and embed our culture at Citi:

●	Communications and awareness efforts concerning our Mission and Value Proposition, including Citi-wide videos from senior management articulating our core principles and providing examples of these principles in action.
●	Embedding the Leadership Standards into key aspects of our employee life cycle, such as hiring and performance reviews.
●	Training of employees on key culture-related themes, including our Code of Conduct, ethical decision-making, and the importance of leadership.

Code of Ethics for Financial Professionals

The Citi Code of Ethics for Financial Professionals applies to Citi’s Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Controller (Principal Accounting Officer) and all Finance Professionals and Administrative Staff in a finance role, including but not limited to Controllers, Finance & Risk Shared Services (FRSS), Capital Planning, Financial Planning & Analysis, Productivity and Strategy, Treasury, Tax, M&A, Investor Relations and the Regional/Business teams. Citi expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules, and regulations, to deter wrongdoing, and abide by the Citi Code of Conduct and other policies and procedures adopted by Citi that govern the conduct of its employees. The Code of Ethics for Financial Professionals is intended to supplement the Citi Code of Conduct. A copy of the Code of Ethics for Financial Professionals is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Code of Ethics for Financial Professionals.” We will disclose amendments to, or waivers from, the Code of Ethics for Financial Professionals, if any, on our website.

Ethics Hotline

Citi expects employees to raise concerns or questions regarding ethics, discrimination or harassment matters, and to promptly report suspected violations of these and other applicable laws, regulations, rules, or breaches of Citi policies, procedures, standards, or the Citi Code of Conduct. Citi offers several channels by which employees and others may report ethical concerns, including concerns about accounting, internal controls, or auditing matters. We provide a global Ethics Hotline, a toll-free number that is available 24 hours a day, seven days a week, 365 days a year, and is staffed by live operators who can connect to translators to accommodate multiple languages. Calls to the Ethics Hotline are received by a third-party vendor, located in the United States.

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42	CORPORATE GOVERNANCE

Any individual may also raise a concern by accessing Citi’s public-facing corporate website. Individuals raising concerns may choose to remain anonymous to the extent permitted by applicable laws and regulations. We prohibit retaliatory actions against anyone who raises concerns or questions in good faith, or who participates in a subsequent investigation of such concerns.

Code of Conduct

The Board has adopted a Code of Conduct, which provides an overview of certain laws, regulations, and select Citi policies and procedures applicable to the activities of Citi, and sets forth Citi’s Mission and Value Proposition, as well as the standards of ethics and professional behavior expected of employees and representatives of Citi. The Code of Conduct applies to every director, officer, and employee of Citi and its consolidated subsidiaries. All Citi employees, directors, and officers are required to read and comply with the Code of Conduct. In addition, other persons performing services for Citi may be subject to the Code of Conduct by contract or other agreement. The Code of Conduct is publicly available in multiple languages at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Code of Conduct.”

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the Board, including the Chair or the non-management Directors as a group, may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, Rohan Weerasinghe, Citigroup Inc., 388 Greenwich Street, New York, NY 10013. The Board of Directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 2020, all reports required by Section 16(a) to be filed by the Company’s officers, directors and more than 10% shareholders were filed on a timely basis, except for Ms. Costello, a director. During the period January 15, 2016 to February 7, 2019, Ms. Costello failed to file accurate or timely Section 16 reports with respect to holdings and transactions of Citi common stock in managed investment accounts maintained by Ms. Costello and her spouse with an investment advisor who had discretion to make individual investment decisions in the accounts without the prior knowledge or authorization of Ms. Costello or her spouse. Ms. Costello discovered the trading activity in the managed accounts in August 2020, and on September 4, 2020 she filed an amended Form 3 and an amended Form 4. Ms. Costello’s unreported holdings and trading activity resulted in 14 late reports (one Form 3 and 13 Forms 4), 17 transactions that were not reported on a timely basis and a short swing profit of $1,625.28, determined in accordance with Section 16 of the Securities Exchange Act of 1934, which Ms. Costello disgorged to Citi on August 31, 2020.

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Stock Ownership

Citi has long encouraged stock ownership by its Directors, officers, and employees to align their interests with the long-term interests of stockholders. The Board and executive officers are subject to a stock ownership commitment, which requires these individuals to maintain a minimum ownership level of Citigroup stock. Executive officers are required to retain at least 75% of the equity awarded to them as incentive compensation (net of amounts required to pay taxes and option exercise prices) as long as they are executive officers. In addition, a stock holding period applies after the executive officer leaves Citi, or is no longer an executive officer. He or she must retain, for one year after ending executive officer status, 50% of the shares previously subject to the stock ownership commitment. Directors are similarly required to retain at least 75% of the net equity awarded to them, further aligning their interests with stockholders. The Board may revise the terms of the stock ownership commitment from time to time to reflect legal and business developments warranting a change. In addition, Directors and executive officers may not enter into hedging transactions in respect of Citi’s common stock or other securities issued by Citi, including securities granted by the Company to the Director or executive officer as part of his or her compensation and securities purchased or acquired by the Director or executive officer in a non-compensatory transaction. For more information on hedging, please see Citi’s Hedging Policies on pages 39-40 of this Proxy Statement.

The following table shows the beneficial ownership of Citi common stock by our Directors, named executive officers, CFO, and Directors and executive officers as a group at March 1, 2021. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person, or group of persons, is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

BENEFICIAL OWNERSHIP TABLE

Name	Common Stock Beneficially Owned Excluding Options(1)	Options Exercisable Within 60 days	Owned by or Tenant- in-Common with Family Member, Trust, Mutual Fund or 401(K)(2)	Total Beneficial Ownership(3)	Receipt Deferred(4)	Total Ownership(5)
Ellen M. Costello	33,847	—	600	34,447	2,378	36,825
Grace E. Dailey	2,712	—		2,712	2,378	5,090
Barbara J. Desoer	77,290	—		77,290	25,746	103,036
John C. Dugan	15,295	—		15,295	2,378	17,673
Jane N. Fraser	90,629	—		90,629	205,511	296,140
Duncan P. Hennes	21,149	—		21,149	2,378	23,527
Peter B. Henry	30,053	—		30,053	2,378	32,431
S. Leslie Ireland	7,793	—		7,793	2,378	10,171
Lew W. (Jay) Jacobs, IV	1,955	—	22,166	24,121	2,378	26,499
Renée J. James	14,027	—		14,027	2,378	16,405
Mark A. L. Mason	30,055	—	296	30,351	97,400	127,751
Gary M. Reiner	37,947	—		37,947	2,378	40,325
Diana L. Taylor	38,248	—		38,248	2,378	40,626
James S. Turley	22,275	—		22,275	2,378	24,653
Michael Whitaker	47,082	—	7,000	54,082	88,466	142,548
Deborah C. Wright	9,252	—		9,252	2,378	11,630
Alexander R. Wynaendts	2,712	—		2,712	2,378	5,090
Paco Ybarra	452,474	—		452,474	235,648	688,122
Ernesto Zedillo Ponce de Leon	36,742	—		36,742	2,378	39,120
Total (31 Directors and
Executive Officers
as a group)	1,430,350	—	30,178	1,460,528	1,256,116	2,716,644

(1)	The stock reported for certain Directors in this column includes deferred common stock, which is fully vested and which the Director or Directors have the right to acquire within 60 days.

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44	STOCK OWNERSHIP

(2)	Stock held as a tenant-in-common with a family member or trust, owned by a family member, held by a trust for which the Director or executive officer is a trustee but not a beneficiary, or held by a mutual fund which invests substantially all of its assets in Citi common stock.
(3)	At March 1, 2021, no Director or executive officer beneficially owned more than 1% of Citi’s outstanding common stock. At March 1, 2021, all of the Directors and executive officers as a group beneficially owned approximately 0.07% of Citi’s common stock.
(4)	Amounts represent Directors’ deferred common stock. The deferred common stock becomes distributable approximately on the second anniversary of the date of grant; however, if a Director retired or resigned from the Board during the year when the award was granted, the Director would forfeit a pro rata portion of the award. Amounts also represent, as applicable, unvested shares of executive officers.
(5)	Total Ownership reflects the amount represented in the Section 16 filings of the relevant Director or Executive Officer.

OWNERS OF MORE THAN 5% OF CITI COMMON STOCK

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
BlackRock, Inc.(a)
55 East 52nd Street, New York, NY 10055	155,739,588	7.5%
The Vanguard Group, Inc.(b)
100 Vanguard Blvd., Malvern, PA 19355	168,301,533	8.08%

(a)	Based on the Schedule 13G filed with the SEC on February 8, 2021 by BlackRock, Inc. and certain subsidiaries, BlackRock reported that it had sole voting power over 137,356,837 shares and had sole dispositive power over 155,739,589 shares. The Schedule 13G states that the securities reported are beneficially owned by funds and accounts managed by BlackRock, Inc. and its subsidiaries. Any economic interest of the securities covered by the Schedule 13G is held by BlackRock for the benefit of the funds and accounts (and not for BlackRock’s own account) and no one fund or account currently owns in excess of the ownership threshold set forth in the company’s rights agreement for purposes of determining the existence of an “Acquiring Person.”
(b)	Based on the Schedule 13G filed with the SEC on February 10, 2021 by Vanguard and certain subsidiaries, Vanguard reported that it had sole voting power over 0 shares; sole dispositive power over 159,118,576 shares; shared voting power over 3,357,533 shares; and shared dispositive power over 9,182,957 shares.

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Proposal 1: Election of Directors

On September 10, 2020, Michael Corbat announced that, after 37 years at Citi, including the last eight years as CEO, he planned to retire from Citi and step down from its Board of Directors, which he did on February 26, 2021. Other than Mr. Corbat, the Board has nominated all of the current Directors for re-election at the 2021 Annual Meeting. Directors are not eligible to stand for re-election after reaching the age of 72. Ms. Fraser was elected by the Board in October 2020. Ms. Fraser was recommended as a candidate for election to Citi’s Board by members of the Board. If elected, each nominee will hold office until the 2022 Annual Meeting or until his or her successor is elected and qualified.

Director Criteria and Nomination Process

The Nomination, Governance and Public Affairs Committee considers all qualified candidates identified by members of the Nomination, Governance and Public Affairs Committee, by other members of the Board, by senior management, and by security holders. During 2020, the Committee engaged Egon Zehnder to assist in identifying and evaluating potential nominees. Stockholders who would like to propose a Director candidate for consideration by the Nomination, Governance and Public Affairs Committee may do so by submitting the candidate’s name, résumé, and biographical information to the attention of the Corporate Secretary, Citigroup Inc., 388 Greenwich Street, New York, New York 10013. All proposals for nominations received by the Corporate Secretary will be presented to the Committee for its consideration.

In considering the composition of the Board of Directors, the Nomination, Governance and Public Affairs Committee inventories the categories of risks faced by Citi, given its size, business mix, and geographical presence, and seeks to identify candidates with the skills and experience necessary to enable the Board of Directors to provide proper oversight of those risks. The Nomination, Governance and Public Affairs Committee also takes Director tenure into consideration when making Director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced Directors and newer Directors with fresh perspectives. The Nomination, Governance and Public Affairs Committee and the Board also believe that longer-tenured, experienced Directors are a significant strength of the Board, given the large size of our Company, the breadth of our product offerings, and the international scope of our organization. When nominating new director candidates, the Nomination, Governance and Public Affairs Committee instructs its recruiting firm to include diverse candidates in each slate. The Board’s composition, and the individuals nominated for consideration by stockholders, are the result of careful consideration by the Committee of the correspondence between the risk inventory and skills and experience of the Board members and candidates. In addition to the ability to assist the Board in its oversight of a particular risk or risks, as more fully described in each nominee’s biography, the members of the Board are assessed based on a variety of factors, including the following criteria, which have been developed by the Nomination, Governance and Public Affairs Committee and approved by the Board:

●	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;
●	Whether the candidate has had business, governmental, non-profit or professional experience at the chair, chief executive officer, chief operating officer, or equivalent policy-making and operational level of a large organization with significant international activities across many regulatory jurisdictions and regions that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale;
●	Whether the candidate has special skills, expertise and a diverse background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates;
●	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale;

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46	PROPOSAL 1: ELECTION OF DIRECTORS

●

Whether the candidate has achieved prominence in his or her business, governmental, or professional activities and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;

●

Whether the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

●	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and
●	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a Director.

Application of these factors involves the exercise of judgment by the Nomination, Governance and Public Affairs Committee and the Board. In addition, see Board Diversity on page 28 for additional factors considered by the Board when selecting candidates.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nomination, Governance and Public Affairs Committee will make recommendations regarding potential Director candidates to the Board.

The Nomination, Governance and Public Affairs Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors, and members of senior management. For the 2021 Annual Meeting, we received notice from one stockholder who proposed himself for consideration to be nominated by the Nomination, Governance and Public Affairs Committee to stand for election at the Annual Meeting. The qualifications of the individual were discussed at a meeting of the Nomination, Governance and Public Affairs Committee and the views of Egon Zehnder were considered. After deliberation, the Committee decided not to include this individual on the slate of candidates it proposed to the full Board for consideration. The Nomination, Governance and Public Affairs Committee used the above-mentioned criteria to evaluate the candidate.

Director Qualifications

The nominees for the Board of Directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills, experience, and diverse backgrounds necessary to oversee Citi’s efforts toward becoming a simpler, smaller, safer, and stronger financial institution, while mitigating risk and operating within a complex financial and regulatory environment.

The nominees listed below are leaders in business, the financial community, and academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments over a period of decades. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand Citi’s unique challenges, and evaluate the strategies proposed by management, as well as their implementation.

Each of the nominees has a long record of professional integrity, a dedication to his or her profession and community, a strong work ethic that includes a commitment to coming fully prepared to meetings and being willing to spend the time and effort needed to fulfill professional obligations and the ability to maintain a collegial environment.

Many of our nominees are either current or former chief executive officers or chairs of other large international corporations or have experience operating large, complex academic or governmental departments. As such, they have a deep understanding of, and extensive experience in, many of the areas that are outlined below as being of critical importance to Citi’s proper operation and success. For the purposes of its analysis, the Board has

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PROPOSAL 1: ELECTION OF DIRECTORS	47

determined that nominees who have served as a chief executive officer or a chair of a major corporation or large, complex institution have extensive experience with financial statement preparation, compensation determinations, regulatory compliance (if their businesses are or were regulated), corporate governance, public affairs, and legal matters.

In evaluating the composition of the Board, the Nomination, Governance and Public Affairs Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in Citi’s Corporate Governance Guidelines, have the skills, experience and abilities necessary to meet Citi’s unique needs as a highly regulated financial services company with operations in the corporate and consumer businesses within the United States and more than 100 countries around the globe. The Committee has determined it is critically important to Citi’s proper operation and success that its Board has, in addition to the qualities described above, expertise and experience in the following areas:

Citi’s Personnel and Compensation Committee is responsible for determining the compensation of the CEO and approving the compensation of other executive officers of the Company and the Executive Management Team. In order to properly carry out its responsibilities with respect to compensation, Citi’s Board must include members who have experience evaluating the structure of compensation for senior executives. They must understand the various forms of compensation that can be utilized, the purpose of each type and how various elements of compensation can be used to motivate and reward executives and drive performance, while not encouraging imprudent risk-taking or simply having short-term goals.

Citi’s Global Consumer Bank (GCB), a global leader in banking, credit cards and wealth management, is a critical growth engine for Citi. With a strategic focus on the U.S., Mexico and Asia, the Global Consumer Bank serves more than 110 million clients in 19 markets. Globally, Citi continued to introduce industry-leading digital capabilities, redesign the client experience, and embed its services in the most popular social and e-commerce platforms, enabling customers to bank anytime, anywhere, on their channel of choice. Citi looks to its Board members with extensive consumer experience to assist it in evaluating its business model and strategies for reaching and servicing its retail customers domestically and around the world. It is critically important that its Board include members who have consumer-oriented and financial services backgrounds.

Citi aspires to the highest standards of corporate governance and ethical conduct: doing what we say, reporting results with accuracy and transparency, and maintaining compliance with the laws, rules, and regulations that govern the Company’s businesses. The Board is responsible for shaping corporate governance policies and practices, including adopting the corporate governance guidelines applicable to the Company and monitoring the Company’s compliance with governance policies and the guidelines. To carry out these responsibilities, the Board must include experienced leaders in the area of corporate governance who must be familiar with governance issues, the constituencies most interested in those issues, and the impact that governance policies have on the functioning of a company.

Citi has a long history as a technology innovator—Citibank, N.A. was one of the first banks to offer automatic teller machines for its customers during the 1970s. As Citi deploys new technology and platform innovations to gather, process, analyze, and provide information to execute transactions and meet the needs of its clients and customers, Citi must ensure that its operations are efficient and there is a continuous focus on enhancing productivity to meet its operational and strategic goals. The Board must include members who have knowledge and experience in technology, including such technology-centric issues as cybersecurity, data privacy and data management. Members of the Board must be qualified to provide oversight of the development and maintenance of Citi’s technology platforms; Citi’s compliance with regulatory requirements; Citi’s operational efficiency and productivity strategies; the operations and reliability of Citi’s systems; and the protection of client and customer data.

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48	PROPOSAL 1: ELECTION OF DIRECTORS

Citi’s internal controls over financial reporting are designed to ensure that Citi’s financial reporting and its financial statements are prepared in accordance with generally accepted accounting principles. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility, including the selection of outside independent auditors, subject to stockholder ratification, and lead engagement partner. The Board must include members with direct or supervisory experience in the preparation of financial statements, as well as finance, audit, and accounting expertise.

Citi employs approximately 200,000 people in nearly 100 countries. Human capital management is a critical capability for Citi’s Board given the strategic importance of maintaining a skilled, motivated workforce. Citi’s Board must include Directors who understand key issues related to human capital including training, diversity, employee benefits, compensation programs, career trajectories, and U.S. and global labor issues. Having Directors with the appropriate expertise to review our succession strategy and leadership pipeline for key roles while taking into account Citi’s long-term corporate strategy is paramount to managing Citi’s resources—its employees. Citi seeks out Board members who have had experience overseeing and managing executive teams and a sizeable worldwide work force, with an emphasis on development of human resources.

Citi provides a wide variety of services to its corporate clients, including strategic and financial advisory services, such as mergers, acquisitions, financial restructurings, loans, foreign exchange, cash management, underwriting and distributing equity, and debt and equity derivative services, markets and securities services, retail structured products, liquidity management, treasury and trade solutions and securities and fund services. With a corporate business as extensive and complex as Citi’s, it is crucial that members of the Board have the depth of understanding and experience necessary to guide management’s conduct of these lines of business.

As a company with a broad international reach, Citi’s Board values the perspectives of Directors with international business or governmental experience or expertise in global economics. Citi’s presence in markets outside the United States is an important competitive advantage for Citi, because it allows us to serve U.S. and foreign businesses and individual clients whose activities span the globe. Directors with international business experience can use the experience that they have developed through their own business dealings to assist Citi’s Board and management in understanding and successfully navigating the business, political, and regulatory environments in countries in which Citi does or seeks to do business. Directors with global economics expertise can help guide Citi management in understanding the challenges faced by other markets and in developing its global strategy.

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PROPOSAL 1: ELECTION OF DIRECTORS	49

Citi and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and internationally, including in the U.S. the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state banking and insurance departments, as well as international financial services authorities. Having Directors with experience interacting with regulators or operating businesses subject to extensive regulation is important to furthering Citi’s continued compliance with its many regulatory requirements and fostering productive relationships with its regulators. Given the critical importance of ethics, conduct and culture, Citi’s Board must include members with experience overseeing ethics and compliance and building an effective, values-based ethics and compliance program. In addition to the regulatory supervision described above, Citi is subject to myriad laws and regulations and is party to legal actions and regulatory proceedings from time to time. Citi’s Board has an important oversight function with respect to compliance with applicable requirements, monitors the progress of legal proceedings, and evaluates major settlements.

Risk management is a critical function of a complex global financial services company and its proper supervision requires Board members with sophisticated risk management skills and experience. Directors provide oversight of the Company’s risk management framework, including the significant policies, procedures, and practices used in managing credit, market, and certain other risks, including liquidity, capital, and balance sheet risks, as well as capital market risks, and review recommendations by management regarding risk mitigation. Given increased cybersecurity threats, Citi’s Board must have members who have sufficient experience to enable them to oversee management’s efforts to monitor, detect and prevent cyber threats to Citi. Citi’s Board must include members with risk expertise to assist Citi in its efforts to properly identify, measure, monitor, report, analyze, and control or mitigate risk.

Sustainability is a critical business issue, with ties to both risk and opportunity. Citi has been engaged in sustainability for over 20 years and views sustainability performance and transparency as an important aspect of stockholder and broader stakeholder value. Citi communicates its sustainability and ESG efforts to stockholders, clients and other stakeholders, including its achievements in the areas of environmental sustainability, climate change, community investment and development, and human rights. Environmental and social issues have the potential to impede corporate plans and performance, and also to generate new business, which is why it is necessary to have a sustainability-competent Board. Citi’s Board must include members with experience in the areas of climate change and finance, community development, corporate social responsibility and other ESG issues to help Citi navigate these complex and quickly evolving issues and to assist management in evaluating Citi’s ESG policies and programs.

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50	PROPOSAL 1: ELECTION OF DIRECTORS

The Nominees

The following tables give information — provided by the nominees — about their principal occupation, business experience, and other matters.

Each nominee’s biography highlights his or her particular skills, qualifications, and experience that support the conclusion of the Nomination, Governance and Public Affairs Committee that the nominee is extremely qualified to serve on Citi’s Board.

Board Recommendation The Board of Directors recommends that you vote FOR each of the following nominees.

Name and Age at Record Date

Position, Principal Occupation, Business Experience and Directorships

Ellen M. Costello Age: 66

Director of Citigroup
since 2016

Director of Citibank, N.A.
since 2016

Other Public Company Directorships:
Diebold Nixdorf, Inc.

Previous Directorships within the last five years:
DH Corporation

Other Activities:
Chicago Council on Global Affairs (Board) and The Economic Club of Chicago (Member)

Former President and Chief Executive Officer, BMO Financial Corporation, and
Former U.S. Country Head, BMO Financial Group
●President and CEO, BMO Financial Corporation and U.S. Country Head, BMO Financial Group – 2011 to 2013
●Group Head, Personal and Commercial Banking, U.S. and President and Chief Executive Officer, BMO Harris Bank N.A., BMO Financial Group – 2006 to 2011
●Vice Chairman and Head, Securitization and Credit Investment Management, Merchant Banking and Head of N.Y. Office, Capital Markets Group, BMO Financial Group – 2000 to 2006
●Executive Vice President, Strategic Initiatives, Capital Markets Group, BMO Financial Group – 2000
●Executive Vice President and Head, Global Treasury Group, BMO Financial Group – 1997 to 1999
●Senior Vice President and Deputy Treasurer, Global Treasury Group, BMO Financial Group – 1995 to 1997
●Managing Director and Regional Treasurer, Asia Pacific, Global Treasury Group, BMO Financial Group – 1993 to 1994
●Managing Director and Head, North American Financial Product Sales, Global Treasury Group, BMO Financial Group – 1991 to 1993

Skills and Qualifications
Ms. Costello is an accomplished financial services executive and through her prominent roles in the areas of Financial Services, Risk Management, Institutional and Consumer Businesses, Financial Reporting, Operations and Technology, and Regulatory and Compliance, has been nominated to serve on the Board. Because Citi is an international financial services company with both consumer and institutional businesses, having former banking executives with extensive banking experience, like Ms. Costello, as Board members enables the Board to provide knowledgeable oversight to its business and regulatory activities. In her 30 years at BMO Financial Group, a global financial institution, Ms. Costello acquired extensive experience in personal and commercial banking, wealth management and capital markets businesses in Canada, Asia, and the U.S. In her roles in Global Treasury and Global Capital Markets, she gained experience in corporate, institutional and investment banking, securities, trading and asset management. As CEO of BMO Harris Bank N.A., Ms. Costello gained experience in personal and commercial banking, strategic planning, marketing, regulatory compliance, financial reporting, and personnel matters. Additionally, as CEO of BMO Financial Corporation and U.S. Country Head of BMO Financial Group, she gained further experience in regulatory compliance, including capital and resolution planning, risk management, and governance. Her prior board service at DH Corporation and her current board service at Diebold Nixdorf provide her with experience in global operations and financial technologies businesses. Ms. Costello’s extensive financial services background also adds significant value to Citi’s and Citibank’s relationships with various regulators and stakeholders.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Institutional Business
Legal, Regulatory and Compliance

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	51

Name and Age at Record Date

Position, Principal Occupation, Business Experience and Directorships

Grace E. Dailey Age: 60
Director of Citigroup since 2019 Director of Citibank, N.A. Since 2020 Other Public Company Directorships: None Previous Directorships within the last five years: None Other Activities: None
Former Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency
●Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency – 2016 to 2019
●Assistant Deputy Comptroller, Office of the Comptroller of the Currency – 2015 to 2016
●Examiner-in-Charge – U.S. Bank, Office of the Comptroller of the Currency – 2010 to 2015
●Deputy Comptroller – Large Bank Supervision, Office of the Comptroller of the Currency – 2001 to 2010
●Examiner-in-Charge – Citibank, Office of the Comptroller of the Currency – 1997 to 2001
●Various Roles, Office of the Comptroller of the Currency – 1983 to 1997

Skills and Qualifications
Ms. Dailey is an experienced former banking regulator and has been nominated to serve on the Board because of her extensive skills and knowledge in the areas of Consumer Business and Financial Services, Financial Reporting, Regulatory and Compliance, and Risk Management. Ms. Dailey’s service as the former Senior Deputy Comptroller for Bank Supervision and as the former Chief National Bank Examiner enables her to bring a deep experience in risk management, consumer banking, and financial regulation. In addition, her extensive financial services background adds significant value to Citi’s Board. Her 36 years of experience as a banking regulator gives her a unique understanding of our industry and insight into key issues facing financial institutions. Ms. Dailey’s extensive risk management, regulatory, compliance, and government affairs experience well qualify her to serve on Citi’s Board.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Legal, Regulatory and Compliance
Risk Management

www.citigroup.com

52	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Barbara J. Desoer Age: 68

Director of Citigroup
since 2019

Director of Citibank, N.A.
since 2014

Other Public Company Directorships:
DaVita Inc.

Previous Directorships within the last five years:
None

Other Activities:
Board of Visitors of the University of California, Berkeley (Member) and InStride (Advisory Board Member)

Chair
Citibank, N.A.
●Chair, Citibank, N.A. – April 2019 to Present
●Chief Executive Officer, Citibank, N.A. – April 2014 to April 2019
●Chief Operating Officer, Citibank, N.A. – October 2013 to April 2014
●President, Bank of America Home Loans, Bank of America – 2008 to 2012
●Global Technology & Operations Executive, Bank of America – 2004 to 2008

Skills and Qualifications
Ms. Desoer has been nominated to serve on the Board because of her significant insight into the financial services industry, including client services, and extensive expertise in financial management, risk management and the management of regulatory issues at large financial institutions. She has over 40 years of large bank experience, as the CEO of Citibank, N.A. for five years and a 35-year career at Bank of America, serving in such roles as the President of Bank of America Home Loans and as a Global Technology & Operations Executive. Ms. Desoer’s knowledge of and experience in the financial services industries qualifies her to serve on Citi’s Board. Her primary qualifications are in the following areas: Consumer Business and Financial Services, and Institutional Business through her roles at Citibank, N.A. and Bank of America; Operations and Technology experience while serving as a Global Technology & Operations Executive at Bank of America where she enabled growth and innovation through technology; Regulatory and Compliance through her service as the CEO of Citibank, N.A. and previously as the head of Citi’s Anti-Money Laundering Program; and Risk Management through her oversight of Citi’s Comprehensive Capital Analysis and Review Process and serving on Citibank’s Risk Management Committee. Ms. Desoer is a significant asset to Citi’s Board because of her expertise in financial regulation, leadership in the operations of a large global financial institution, and technology and management expertise.

Primary Qualifications
Consumer Business and Financial Services
Institutional Business
Legal, Regulatory and Compliance
Risk Management

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	53

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

John C. Dugan Age: 65

Director of Citigroup
since 2017

Other Public Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
University of Michigan, “Michigan in Washington” program (Advisory Board)

Chair
Citigroup Inc.
●Chair, Citigroup Inc. – January 2019 to Present
●Director, Citigroup Inc. – October 2017 to Present
●Partner and Chair, Financial Institutions Group, Covington & Burling LLP – 2011 to 2017
●Comptroller of the Currency – 2005 to 2010
●Partner (1995 to 2005) and Of Counsel (1993 to 1995), Covington & Burling LLP
●Assistant Secretary for Domestic Finance and Deputy Assistant Secretary for Financial Institutions Policy, U.S. Department of the Treasury – 1989 to 1993
●Minority General Counsel and Counsel for the U.S. Senate Committee on Banking, Housing, and Urban Affairs – 1985 to 1989

Skills and Qualifications
Mr. Dugan is an experienced former banking regulator and former law firm partner and has been nominated to serve on the Board because of his extensive skills and knowledge in the areas of Risk Management, Financial Services, Corporate Governance, and Legal, Regulatory and Compliance. Because Citi operates in a highly regulated industry, having Board members like Mr. Dugan, with valuable expertise and perspective in regulatory, legal, and compliance matters, is vital to enhancing the Board’s oversight of the Company. During his tenure as Comptroller of the Currency, Mr. Dugan led the agency through the financial crisis and the ensuing recession that resulted in numerous regulatory, supervisory, and legislative actions for national banks. As a former partner at Covington & Burling LLP, Mr. Dugan advised financial institution clients, including boards of directors, on a range of issues arising from increased regulatory requirements resulting from the financial crisis, including the implementation of the Dodd-Frank Act. In the international arena, Mr. Dugan developed important expertise and insights from serving on the Basel Committee on Banking Supervision as it formulated the “Basel III” regulatory standards; chairing the Joint Forum of banking, securities, and insurance supervisors; performing an active role at the Financial Stability Board; and serving as a member of the Global Advisory Board of Mitsubishi UFJ Financial Group, Inc. Mr. Dugan also developed valuable perspective on accounting issues from his five years of service as Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Government Accounting Standards Board.

Primary Qualifications
Consumer Business and Financial Services
Corporate Governance
Legal, Regulatory and Compliance
Risk Management

www.citigroup.com

54	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Jane N. Fraser Age: 53

Director of Citigroup
since 2020

Director of Citibank, N.A.
since 2020

Other Public Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
Council on Foreign Relations (Member), Harvard Business School (Board of Dean’s Advisors), and Stanford Advisory Board (Member)

Chief Executive Officer
Citigroup Inc.
●Chief Executive Officer, Citigroup Inc. – February 2021 to Present
●President of Citi – January 2021 to February 2021
●President of Citi and Chief Executive Officer, Global Consumer Banking - 2019 to 2020
●Chief Executive Officer, Citi Latin America – 2015 to 2019
●CEO, U.S. Consumer and Commercial Banking and CitiMortgage – 2013 to 2015
●Global Head of Citi Private Bank – 2009 to 2013
●Global Head of Strategy and Mergers & Acquisitions – 2007 to 2009

Skills and Qualifications
Ms. Fraser is an experienced financial services executive and finance professional, and has been nominated to serve on the Board because of her extensive experience and expertise in the areas of Corporate and Consumer Businesses, Financial Services, Human Capital Management, Institutional Business, Regulatory and Compliance, and Corporate Affairs. Ms. Fraser has gained leadership experience as the President of Citi, extensive consumer business experience as the CEO of Citi’s Global Consumer Banking business, and as the CEO of Citi’s U.S. Consumer and Commercial Banking and Mortgage businesses. She also has experience in global and institutional business operations as the CEO of Citi Latin America, and strategic planning experience as the Global Head of Strategy and Mergers & Acquisitions. With extensive knowledge and experience with both major business lines at Citi, as well as experience leading from the top of the house, Ms. Fraser is uniquely qualified to serve on the Board. As President she has gained extensive experience with Citi’s governance, regulatory interaction, human capital management, ESG initiatives, and Citi’s values and culture. She also brings significant risk management, regulatory, and international experience to our Board. The Board believes that Ms. Fraser’s financial background, leadership and operational skills, and expertise in regulatory matters and banking, is a valuable resource for the Board.

Primary Qualifications
Consumer Business and Financial Services
Human Capital Management
International Business or Economics
Legal, Regulatory and Compliance

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	55

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Duncan P. Hennes Age: 64

Director of Citigroup
since 2013

Director of Citibank, N.A.
since 2013

Other Public Company Directorships:
RenaissanceRe Holdings Ltd.

Previous Directorships within the last five years:
Syncora Holdings, Ltd.

Other Activities:
None

Co-Founder and Partner
Atrevida Partners, LLC
●Co-Founder and Partner, Atrevida Partners, LLC – June 2007 to Present
●Co-Founder and Partner, Promontory Financial Group – 2000 to 2006
●Chief Executive Officer, Soros Fund Management – 1999 to 2000
●Executive Vice President/Treasurer, Bankers Trust Corporation – 1987 to 1999
●Audit Manager, Arthur Andersen & Co. – 1979 to 1987

Skills and Qualifications
Mr. Hennes is an experienced financial services professional and has been nominated to serve on the Board because of his considerable expertise in the areas of Compensation, Financial Services, Risk Management, Financial Reporting, Institutional Business, and Regulatory and Compliance. Because Citi is an international financial services company with a significant institutional business and a need to ensure proper risk management, having an executive, like Mr. Hennes, with extensive institutional and risk management experience, enables the Board to provide knowledgeable oversight of its institutional business and its risk management function. In his role as the Co-Founder of Atrevida Partners, LLC and his prior experience at Promontory Financial Group and Bankers Trust Corporation, Mr. Hennes has developed wide-ranging skills and experience in financial services, regulatory compliance, corporate and investment banking, and securities and trading. While at Bankers Trust Corporation, Mr. Hennes was Chairman of Oversight Partners I, the consortium of 14 firms that participated in the equity recapitalization of Long-Term Capital Management. As the Chairman of Oversight Partners I, Mr. Hennes gained experience in credit and risk management, and personnel matters. In his capacity as CEO of Soros Fund Management, Mr. Hennes gained experience in investing, operational infrastructure, and trading, including arbitrage activities. Mr. Hennes’s experience as a Certified Public Accountant has also given him audit, financial reporting, and risk management expertise.

Primary Qualifications
Compensation
Institutional Business
Legal, Regulatory and Compliance
Risk Management

www.citigroup.com

56	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Peter B. Henry Age: 51

Director of Citigroup
since 2015

Other Public Company Directorships:
Nike, Inc.

Previous Directorships within the last five years:
General Electric Company, Kraft Foods Inc. and Kraft Foods Group, Inc. (split into two companies in October 2012)

Other Activities:
National Bureau of Economic Research (Board), The Economic Club of New York (Board), and Federal Reserve Bank of New York (Economic Advisory Panel)

Dean Emeritus and W. R. Berkley Professor of Economics and Finance, New York University, Leonard N. Stern School of Business
●Dean Emeritus and W. R. Berkley Professor of Economics and Finance, New York University, Leonard N. Stern School of Business – December 2017 to Present
●Dean, New York University, Leonard N. Stern School of Business – January 2010 to December 2017
●Faculty Member, Stanford University – 1997 to 2009
●Fellow, National Science Foundation – 1993 to 1996

Skills and Qualifications
Mr. Henry, a leading academic and seasoned international economist, has been nominated to serve on the Board because of his extensive expertise in the areas of International Business or Economics, Financial Services, Risk Management, Financial Reporting, Institutional Business, Human Capital Management, and Corporate Governance. As a renowned international economist, he shares important perspectives with the Board on emerging markets, which is a focus of Citi’s strategy. The experience he gained in his role as Dean of the Leonard N. Stern School of Business enables him to provide an important perspective to the Board’s discussions on public affairs, financial, and operational matters. As a member of the Board of Nike, Inc. and its Corporate Responsibility and Sustainability and Governance Committees, Mr. Henry has gained valuable insights about the consumer business environment, sustainability issues, and governance. Mr. Henry’s governmental advisory roles, including leadership of President Obama’s Transition Team’s review of international lending agencies and his service as an economic advisor to governments in developing and emerging markets, have given him valuable insights and perspectives on international business and financial services. Mr. Henry brings to the Board valuable insight in executive leadership at a large private university, including a robust understanding of the issues facing companies and governments in both mature and emerging markets around the world.

Primary Qualifications
Corporate Governance
Financial Reporting
Human Capital Management
International Business or Economics

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	57

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

S. Leslie Ireland Age: 61

Director of Citigroup
since 2017

Director of Citibank, N.A.
since 2017

Other Public Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
Intelligence and National Security Alliance (INSA) (Chair of the Financial Threats Council) and The Stimson Center (Board)

Former Assistant Secretary for Intelligence and Analysis, U.S. Department of the Treasury, and National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence
●Assistant Secretary and Head of the Office of Intelligence and Analysis, U.S. Department of the Treasury – 2010 to 2016
●National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence – 2010 to 2016
●President’s Daily Intelligence Briefer – 2008 to 2010
●Iran Mission Manager – 2005 to 2008
●Executive Advisor to the Director and Deputy Director on Central Intelligence, CIA – 2004 to 2005
●Various Leadership, Staff and Analytical positions (classified), CIA – 1985 to 2003

Skills and Qualifications
Ms. Ireland, former Assistant Secretary for Intelligence and Analysis for the U.S. Department of the Treasury and National Intelligence Manager for Threat Finance, brings to Citi significant knowledge and expertise from her career in financial intelligence and cybersecurity, both in the U.S. and internationally. Ms. Ireland has been nominated to serve on the Board because of her experience in the areas of Institutional Business, International Business or Economics, Operations and Technology, Regulatory and Compliance, and Risk Management. During her service to the U.S. Government, Ms. Ireland provided global economic and financial intelligence, developed and strengthened infrastructure to protect U.S. national security, and advised and oversaw financial intelligence processes. Ms. Ireland is able to offer insight and perspective to Citi’s Board on financial threats faced by organizations in the public and private sectors, including cybersecurity and money laundering. Ms. Ireland’s expertise in protecting IT systems from internal and external cybersecurity threats, and setting and evaluating organizational risks, helps enhance the Board’s oversight of cybersecurity and risk management practices.

Primary Qualifications
Cybersecurity and Data Management
International Business or Economics
Legal, Regulatory and Compliance
Risk Management

www.citigroup.com

58	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Lew W. (Jay) Jacobs, IV Age: 50

Director of Citigroup
since 2018

Other Public Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
The Peterson Institute for International Economics (Board Member), Commercial Trust Company (Chair and Board Member), and Washington University (Trustee)

Former President and Managing Director, Pacific Investment Management Company LLC (PIMCO)
●Chair (non-executive), Commercial Trust Company – 2020 to Present
●President (non-executive), Commercial Trust Company – 1998 to 2020
●President and Managing Director; Executive Committee Member, Compensation Committee Member, Global Risk Committee Chair, PIMCO – 2014 to 2017
●Managing Director and Global Head of Human Resources, PIMCO – 2008 to 2014
●Managing Director and Head of Fixed Income – Germany, PIMCO – 2006 to 2008
●Executive Vice President and Head of Fixed Income – Germany, PIMCO – 2003 to 2006
●Executive Vice President (2003), Senior Vice President (2001 to 2003), Vice President (2000 to 2001), and Associate (1998 to 2000), Office of the CEO, PIMCO – 1998 to 2003

Skills and Qualifications
Mr. Jacobs is an experienced financial services professional and has been nominated to serve on the Board because of his considerable expertise in the areas of Human Resources, Compensation, Financial Reporting, Institutional Business, Human Capital Management, and Risk Management. Citi is an international financial services company with a significant institutional business and a large diverse workforce and Mr. Jacobs, with extensive human resources experience, enhances the Board’s ability to provide knowledgeable oversight of one of its most important elements, its employees. He has been responsible for overseeing and managing executive teams and a sizeable worldwide workforce, developing and marketing fixed-income products, and aligning financial and strategic initiatives. As a result of this experience, Mr. Jacobs brings to our Board an understanding of the global financial services industry; experience in providing insight and guidance in overseeing executive management, including executive compensation; and oversight of the challenges and risks facing large companies with complex global operations. Mr. Jacobs’ finance expertise enables him to provide a critical perspective on operational and financial aspects of the Company, including accounting and corporate finance matters.

Primary Qualifications
Compensation
Financial Reporting
Human Capital Management
Institutional Business

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	59

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Renée J. James Age: 56

Director of Citigroup
since 2016

Other Public Company Directorships:
Oracle Corporation

Previous Directorships within the last five years:
Sabre Corporation and Vodafone Group Plc

Other Activities:
President’s National Security Telecommunications Advisory Committee (Prior Chair) and University of Oregon (Trustee)

Founder, Chairman and CEO, Ampere Computing
●Founder, Chairman and CEO, Ampere Computing – February 2018 to Present
●Operating Executive, The Carlyle Group – February 2016 to Present
●President, Intel Corporation – 2013 to 2016
●Executive Vice President of Intel– 2004 to 2013
●Group Vice President and General Manager, Software Development– 2001 to 2004
●Chief Operating Officer, Intel Online Solutions – 1999 to 2001
●Chief of Staff to Intel Founder, Chairman and CEO Andrew Grove – 1995 to 1999

Skills and Qualifications
Ms. James is a seasoned technology leader with large-scale, broad international operations experience. An accomplished operational executive, Ms. James has been nominated to serve on the Board because of her expertise in the areas of Technology, Risk Management, Human Capital Management, and International and Consumer Businesses. She is an accomplished technology executive with wide-ranging international experience managing large-scale, complex global operations. Through her 28-year career as a technology executive at Intel and in her current role as Founder, Chairman and CEO of Ampere Computing, a private technology company, and her role as Operating Executive with the Media and Technology Practice at The Carlyle Group, as well as in her role on the National Security Telecommunications Advisory Committee to the President of the United States, Ms. James developed extensive expertise in cybersecurity and emerging technologies. These skills are particularly important to Citi as a member of an industry facing cyber threats and as a company embracing innovation and new technologies. Through her career at Intel and her service on the boards of other prominent international companies (Oracle Corporation, Sabre Corporation, and Vodafone Group Plc), Ms. James has had executive experience with consumer risk management and corporate governance issues.

Primary Qualifications
Consumer Business and Financial Services
Cybersecurity and Data Management
Human Capital Management
Risk Management

www.citigroup.com

60	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Gary M. Reiner Age: 66
Director of Citigroup since 2013 Other Public Company Directorships: Hewlett Packard Enterprise Company Previous Directorships within the last five years: Box Inc. Other Activities: None
Operating Partner General Atlantic LLC
●Operating Partner, General Atlantic LLC – September 2010 to Present
●Senior Vice President and Chief Information Officer, General Electric Company – 1996 to 2010
●Partner, Boston Consulting Group – 1986 to 1991

Skills and Qualifications
Mr. Reiner is an experienced executive and has been nominated to serve on the Board because of his experience in the areas of Operations and Technology, Financial Reporting, Compensation, Corporate Governance, and International and Consumer Businesses. In his current role as Operating Partner of General Atlantic LLC, he has continued to broaden his considerable expertise in technology and management. Through his tenure as Chief Information Officer at General Electric, Mr. Reiner gained extensive experience in the management of a large, complex, multinational operation, developing technology innovations, strategic planning, and marketing to an international consumer and institutional customer base. He also has significant knowledge and insight in information technology through his many years of service as a partner of Boston Consulting Group, where he focused on strategic issues for technology businesses and in advising on cybersecurity issues. Mr. Reiner’s expertise as an innovative technology leader assists Citi in meeting the operational, technology, and cybersecurity challenges inherent in operating a financial services company in the 21st century. Through his service on the Hewlett Packard Board of Directors, Mr. Reiner has developed additional leadership and corporate governance expertise as the Chair of its Nominating, Governance and Social Responsibility Committee.

Primary Qualifications
Compensation
Consumer Business and Financial Services
Cybersecurity and Data Management
International Business or Economics

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	61

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Diana L. Taylor Age: 66

Director of Citigroup
since 2009

Director of Citibank,
N.A.
since 2020

Other Public Company Directorships:
Brookfield Asset Management

Previous Directorships within the last five years:
Brookfield Office Properties and Sotheby’s

Other Activities:
Accion (Chair), Columbia Business School (Board of Overseers), Girls Educational & Mentoring Services (GEMS) (Member), Friends of Hudson River Park, Ideas42, International Women’s Health Coalition, Mailman School of Public Health (Board of Overseers), The Economic Club of New York, Council on Foreign Relations (Member), Hot Bread Kitchen (Board Chair) and Cold Spring Harbor Lab (Member)

Former Superintendent of Banks, State of New York
●Vice Chair, Solera Capital LLC – July 2014 to 2018
●Managing Director, Wolfensohn Fund Management, L.P. – 2007 to 2014
●Superintendent of Banks, State of New York – 2003 to 2007
●Deputy Secretary, Governor Pataki, State of New York – 2002 to 2003
●Chief Financial Officer, Long Island Power Authority – 2001 to 2002
●Vice President, KeySpan Energy – 1999 to 2001
●Assistant Secretary, Governor Pataki, State of New York – 1996 to 1999
●Executive Vice President, Muriel Siebert & Company – 1993 to 1994
●President, M.R. Beal & Company – 1988 to 1993 and 1995 to 1996

Skills and Qualifications
Ms. Taylor is an experienced financial services executive and regulator and has been nominated to serve on the Board because of her wide-ranging experience in the areas of Financial Services, Institutional Business, Regulatory and Compliance, Risk Management, Compensation, Corporate Governance, and Sustainability. Citi’s Board provides oversight of Citi’s banking businesses and regulatory relationship, areas where Ms. Taylor is highly skilled; it also provides oversight of Citi’s compensation programs and governance, including public affairs matters, where Ms. Taylor is able to use her valuable perspective to enhance the Board’s oversight. Ms. Taylor has broad bank regulatory and risk management experience, having served as the Superintendent of Banks for the New York State Banking Department. Her financial services and corporate business experience includes in-depth private equity, fund management, and investment banking experience as a Vice Chair at Solera Capital LLC and as a Managing Director of Wolfensohn Fund Management, L.P., a fund manager; and Founding Partner and President of M.R. Beal & Company, a full-service investment banking firm. Ms. Taylor also served as Chief Financial Officer of the Long Island Power Authority. In addition, through her work on the Sotheby’s Compensation Committee, the Brookfield Properties Governance Committee, as chair of Accion and former chair of the New York Women’s Foundation and the YMCA of Greater New York, Ms. Taylor has gained additional knowledge in corporate affairs, corporate governance, financial reporting, compensation, and legal matters.

Primary Qualifications
Compensation
Corporate Governance
Legal, Regulatory and Compliance
Sustainability

www.citigroup.com

62	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

James S. Turley Age: 65

Director of Citigroup
since 2013

Director of Citibank, N.A.
since 2013

Other Public Company Directorships:
Emerson Electric Co., Northrop Grumman Corporation and Precigen, Inc.

Previous Directorships within the last five years:
None

Other Activities:
Boy Scouts of America (past Chair), World Scout Foundation (Board Member), Theatre Forward (Board Member), Municipal Theatre Association of St. Louis (Board Chair), and Forest Park Forever (Board Member)

Former Chairman and CEO Ernst & Young ●Chairman and CEO, Ernst & Young – 2001 to June 2013 ●Regional Managing Partner, Ernst & Young – 1994 to 2001
Skills and Qualifications
Mr. Turley, the retired Global Chair and CEO of Ernst & Young, brings to Citi his insights and expertise from his exceptional career in the accounting profession, both in the U.S. and internationally, as well as his executive experience from leading a major public accounting firm. Mr. Turley has been nominated to serve on the Board because of his extensive knowledge and expertise in the areas of Financial Reporting, Corporate Affairs, International Business, Human Capital Management, Legal, Regulatory and Compliance, and Risk Management. As Chair of the Audit Committee and a member of the Risk Management Committee, Mr. Turley adds significant value to the Board’s oversight of financial reporting, regulatory matters, compliance, internal audit, legal issues, and risk. Having served as Chair and CEO of Ernst & Young, he has developed significant expertise in the areas of compensation, litigation, and corporate affairs. Mr. Turley, the former Chairman of the Board of Catalyst, is recognized as a champion of diversity, having received the prestigious Crystal Leadership Award for his support of equal marketplace access for women and the groundbreaking programs he oversaw at Ernst & Young that enable the strategic development of women-owned businesses, and provides guidance to Citi on diversity matters as well.

Primary Qualifications
Financial Reporting
Human Capital Management
Legal, Regulatory and Compliance
Risk Management

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	63

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Deborah C. Wright Age: 63

Director of Citigroup
since 2017

Director of Citibank, N.A.
since 2019

Other Public Company Directorships:
None

Previous Directorships within the last five years:
Carver Bancorp, Inc., Time Warner Inc. and Voya Financial, Inc.

Other Activities:
None

Former Chairman
Carver Bancorp, Inc.
●Managing Director of U.S. Jobs and Economic Opportunity, Rockefeller Foundation – 2018 to 2020
●Chairman, Carver Bancorp, Inc. – 2005 to 2016
●President and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank – 1999 to 2014
●President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation, a redevelopment fund – 1996 to 1999
●Commissioner of the Department of Housing Preservation and Development – 1994 to 1996
●Member of the New York City Housing Authority Board – 1992 to 1994, and served on the New York City Planning Commission – 1990 to 1992

Skills and Qualifications
Ms. Wright is an experienced financial services executive and through her prominent roles in the areas of Financial Services, Consumer Business, Risk Management, Sustainability, Financial Reporting, and Regulatory and Compliance, has been nominated to serve on the Board. As a highly regulated financial services company with an extensive consumer business and a commitment to community development, Citi benefits from having Directors, like Ms. Wright, with distinguished careers in financial services and who are knowledgeable about, and committed to, community development. Ms. Wright, as the former Chairman and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank, where she acquired significant experience in personal and commercial banking, strategic planning, marketing, regulatory compliance, financial reporting, and personnel matters, brings leadership qualities to Citi and demonstrates a practical understanding of organizations, processes, strategy, and risk management. She developed valuable insight into corporate affairs through her role as Managing Director of U.S. Jobs and Economic Opportunity at The Rockefeller Foundation. Ms. Wright developed financial reporting experience as former Chair of the Audit and Finance Committee at Time Warner Inc. As a former board member of Voya Financial, Inc., and through her prior long-term service as a director of Kraft Foods Inc., she developed and brings to Citi perspective and in-depth knowledge of serving consumers.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Legal, Regulatory and Compliance
Sustainability

www.citigroup.com

64	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Alexander R. Wynaendts Age: 60

Director of Citigroup
since 2019

Other Public Company Directorship:
Air France KLM

Previous Directorships within the last five years:
None

Other Activities:
Amsterdam University Medical Center, Rijksmuseum Amsterdam, SalesForce (Sr. Advisor EMEA), and The Nationale Park Hoge Veluwe (Board Member)

Former Chief Executive Officer and Chairman of the Executive Board Aegon NV
●CEO and Chairman of the Executive Board, Aegon – 2008 to May 2020
●Chief Operating Officer, Aegon – 2007 to 2008
●Senior Vice President and Executive Vice President, Group Business Development, Aegon – 1997 to 2007
●Various Roles, Aegon – 1992 to 1997
●Various Roles, ABN AMRO (Amsterdam) – 1984 to 1992

Skills and Qualifications
Mr. Wynaendts is an experienced executive and has been nominated to serve on the Board because of his extensive experience in the areas of Consumer Business and Financial Services, International Business or Economics, Regulatory and Compliance, and Risk Management. Mr. Wynaendts developed valuable expertise in international and consumer business, risk management, and regulatory compliance through his more than 30 years’ experience in insurance and international finance. Mr. Wynaendts’ background provides him with an international perspective, particularly in the Europe, Middle East and Asia regions, where Citi has a significant presence, geopolitical insights, and experience as a leader of a large, international, highly complex business. Through his service on public company boards, including his service on the Board of Directors of Air France KLM, he has board-level experience overseeing large, complex public companies in various industries, which provides him with an understanding of corporate governance and risk management. His experience as the leader of a company in a heavily regulated industry gives him valuable expertise in managing a complex business in the context of an extensive regulatory regime.

Primary Qualifications
Consumer Business and Financial Services
International Business or Economics
Legal, Regulatory and Compliance
Risk Management

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	65

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Ernesto Zedillo Ponce de Leon Age: 69

Director of Citigroup
since 2010

Other Public Company Directorships:
Alcoa Corp.

Previous Directorships within the last five years:
Grupo Prisa and Procter & Gamble Company

Other Activities:
The Group of Thirty (Member), Independent Panel for Pandemic Preparedness & Response (Member), and The Elders (Member)

Director, Center for the Study of Globalization and Professor in the Field of
International Economics and Politics, Yale University
●Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University – September 2002 to Present
●President of Mexico – 1994 to 2000
●Secretary of Education, Government of Mexico – 1992 to 1993
●Secretary of Economic Programming and the Budget, Government of Mexico – 1988 to 1992
●Undersecretary of the Budget, Government of Mexico – 1987 to 1988
●Banco de México – Economist, Deputy Manager of Economic Research, Director General of FICORCA, Deputy Director – 1978 to 1987

Skills and Qualifications
Mr. Zedillo Ponce de Leon is the former President of Mexico, a seasoned economist, and an academic. He has been nominated to serve on the Board because of his extensive experience in the areas of International Business or Economics, Sustainability, Risk Management, and Corporate Governance. As a financial services company with a significant business in Mexico, Citi benefits from having Mr. Zedillo Ponce de Leon on its Board to provide a greater understanding of the business, governmental, regulatory, and economic environment in Mexico. Through his extensive governmental experience, including his service from 1978 to 1987 at the Central Bank of Mexico, as Undersecretary of the Budget for the Mexican government from 1987 to 1988, as Secretary of Economic Programming and the Budget from 1988 to 1992, and as President of Mexico from 1994 to 2000, as well as his academic experience, including his roles as the Director of the Center for the Study of Globalization, Professor of International Economics and Politics and Professor of International and Area Studies at Yale, he has had extensive experience in the areas of international business, regulatory compliance, and risk management. Mr. Zedillo Ponce de Leon has gained experience in risk management, corporate governance, and corporate affairs as a member of the Board of Alcoa Corp., serving on the Audit Committee and Public Issues Committee; as a past Director of Procter & Gamble Company, where he served as a member of the Governance and Public Responsibility Committee; and as a former Director of Grupo Prisa of Spain, where he served as Chair of the Governance Committee and as a member of the Innovation and Technology Committee.

Primary Qualifications
Corporate Governance
International Business or Economics
Risk Management
Sustainability

www.citigroup.com

66	PROPOSAL 1: ELECTION OF DIRECTORS

Directors’ Compensation

The key objectives of our Director Compensation Program are to attract qualified talent, provide pay that is commensurate with the substantial time commitment associated with service, and to foster commonality of interest between Board members and our stockholders.

Directors’ compensation is determined by the Board and the Nomination, Governance and Public Affairs Committee makes recommendations to the Board based on periodic benchmarking assessments and advice received from FW Cook, its independent advisor. In making recommendations to the Board, the Committee considers the competitive positioning of the aggregate and individual components of compensation, as well as the mix of pay and structure versus both direct competitors and other comparable organizations. The Committee also considers the unique skill set required to serve on our Board and the intense time commitment associated with preparation for and attendance at meetings of the Board and its committees as well as external commitments, such as engagement with our stockholders and regulators. Since our initial public offering in 1986, Citi has paid outside Directors all or a portion of their compensation in common stock to ensure that the Directors have an ownership interest in common with other stockholders.

Annual Cash Retainer and Deferred Stock Award

Non-employee Directors receive an annual cash retainer of $75,000 and a deferred stock award valued at $150,000. The deferred stock award is generally granted on the same date that annual incentives are granted to the senior executives. The deferred stock award generally becomes distributable on the second anniversary of the date of the grant, and Directors may elect to defer receipt of the award beyond that date. In the event a Director leaves the Board voluntarily prior to the conclusion of the two-year deferral period and before attaining age 72, the deferred stock award will be pro-rated based on the number of calendar quarters the Director served. Directors may elect to receive all or a portion of their cash retainer in the form of common stock, and Directors may elect to defer receipt of this common stock.

Fees for Service on Citi’s Board Committees, Citibank’s Board, and other Board Service

●	A Citi Director who serves as Chair of the Audit Committee, Personnel and Compensation Committee, Risk Management Committee or certain ad hoc committees is entitled to an annual $50,000 Committee Chair Fee per committee. A Director who serves as Chair of any other Committee or certain ad hoc committees is entitled to an annual $35,000 Committee Chair Fee per committee. A Citi Director who serves as a member of the Audit Committee, Personnel and Compensation Committee, Risk Management Committee or certain ad hoc committees is entitled to an annual $30,000 Committee Fee per committee. A Citi Director who serves as a member of the Ethics, Conduct and Culture Committee, the Nomination, Governance and Public Affairs Committee, the Operations and Technology Committee*, the Data Quality Subcommittee* or certain ad hoc committees is entitled to an annual $15,000 Committee Fee per committee. Directors also received compensation for their service on the Transformation Oversight Committee. The Transformation Oversight Committee is an ad hoc committee. The Chair is entitled to an annual $50,000 Committee Chair Fee and each member is entitled to receive an annual $30,000 Committee Fee. Directors are permitted to receive all or a part of their Committee Fee(s) and Committee Chair Fee(s) in common stock.
●	Mses. Costello, Dailey, Desoer, Ireland, Taylor, and Wright and Messrs. Hennes and Turley serve on Citibank’s Board of Directors. Each non-employee Director of Citibank is entitled to receive $25,000 as an annual cash retainer. The Chair of Citibank’s Board is entitled to an annual $50,000 Chair Fee.
●	Citi reimburses its Board members for expenses incurred in attending Board and Committee meetings or performing other services for Citi in their capacities as Directors. Such expenses include food, lodging, and transportation.
●	All Annual Retainers, Committee Fees, and Committee Chair Fees for Citi and Citibank are paid in four equal quarterly installments per annum. These fees are reported in the Non-Employee Director Compensation table on pages 68-69.
●	Ms. Taylor and Mr. Wynaendts serve on the Board of Citigroup Global Markets Limited, an international subsidiary Board of Citi.

*	The Operations and Technology Committee and the Data Quality Subcommittee were terminated on February 1, 2021.

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	67

Chair Compensation

Citi’s Chair receives annual compensation in the form of a $500,000 Chair Fee, the amount of which was set by the Board in 2012 in recognition of the significant commitment of time and energy required to serve as Citi’s Chair. This Fee is in addition to the Retainer and the Deferred Stock Award payable to all Directors, as well as any relevant Committee Chair and/or Committee Fees. The three elements of compensation for our current Chair, Mr. Dugan — the Chair Fee, the Retainer and Deferred Stock Award, and Committee Fees — remain unchanged from the practice in place prior to his appointment in 2019 except regarding the mix of cash and equity in the Chair Fee. The Chair Fee is payable 50% in deferred shares of Citi’s common stock and 50% in cash or deferred shares of Citi’s common stock. As we disclosed in last year’s proxy statement, when appointed as Chair, Mr. Dugan agreed to accept the first two elements of Chair compensation, which consist of the Chair Fee of $500,000 and the Retainer and Deferred Stock Award of $225,000 that all Directors receive. However, while Mr. Dugan actively participates in the four Board Committees of which he is a member—Audit; Nomination, Governance and Public Affairs; Personnel and Compensation; and Risk Management as well as certain ad hoc committees—and attends as many meetings of Citi’s other Committees as is feasible, he waives the Committee Fees to which he is entitled. His total annual compensation in 2020 was therefore $725,000, as we disclosed in 2020, and remains the same for 2021. The Board continues to believe this amount is appropriate in reflection of the evolving role of the Chair and the virtually full-time nature of the Chair’s responsibilities. In reaching this conclusion, the Board considers many factors, including Mr. Dugan’s extensive experience and knowledge of the regulatory environment, the time commitment attributable to both internal and external responsibilities, and the compensation paid for similar roles among direct competitors, including U.S. and non-U.S. banks as well as other high-profile global organizations.

What We Do	What We Don’t Do
✓Citi’s Director Compensation Program is primarily equity based.
✓Directors have a robust Stock Ownership Commitment.
✓The maximum number of shares subject to awards to an individual Director in a calendar year, taken together with any cash fees paid during the calendar year to the Director for services as a member of the Board, may not exceed $1 million in value. While the Board may approve a higher limit for the non-Executive Chair, as noted above, amounts to be paid to the Chair are substantially below the $1 million cap.

✕Directors who are employees of Citi or its subsidiaries do not receive any compensation for their services as Directors.
✕Directors are not paid Meeting Fees.
✕Citi does not offer a Retirement Program for its Directors.
✕Directors are not permitted to hedge or pledge their Citi common stock. For more information on hedging, please see Citi’s Hedging Policies on pages 39-40 of this Proxy Statement.

www.citigroup.com

68	PROPOSAL 1: ELECTION OF DIRECTORS

The following table provides information on 2020 compensation for non-employee Directors:

2020 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ellen M. Costello	$277,500	$150,000	$427,500
Grace E. Dailey	$186,250	$150,000	$336,250
Barbara J. Desoer	$258,750	$150,000	$408,750
John C. Dugan	$575,000	$150,000	$725,000
Duncan P. Hennes	$315,000	$150,000	$465,000
Peter B. Henry	$188,750	$150,000	$338,750
S. Leslie Ireland	$225,000	$150,000	$375,000
Lew W. (Jay) Jacobs, IV	$232,500	$150,000	$382,500
Renée J. James	$211,250	$150,000	$361,250
Eugene M. McQuade(3)	$142,500	$75,000	$217,500
Gary M. Reiner	$155,000	$150,000	$305,000
Diana L. Taylor	$218,750	$150,000	$368,750
James S. Turley	$292,500	$150,000	$442,500
Deborah C. Wright	$148,750	$150,000	$298,750
Alexander R. Wynaendts	$157,500	$150,000	$307,500
Ernesto Zedillo Ponce de Leon	$135,000	$150,000	$285,000

(1)	Directors may elect to receive all or a portion of the cash retainer in the form of Citi common stock and may elect to defer receipt of Citi common stock. Certain Directors elected to defer receipt of the shares. Ms. Costello and Mr. Henry elected to receive all of their Citigroup 2020 cash retainer and Committee Fees in deferred stock as represented in the chart below. Mr. Dugan elected to split his Chair Fee with 50% in deferred shares and 50% in cash. Messrs. Jacobs and Reiner elected to receive their cash retainers in stock (100%), but did not elect to defer receipt of their retainers; therefore, their 4,234 and 2,815 shares, respectively, were distributed to them quarterly on January 1, April 1, July 1, and October 1. The price used to determine the number of shares awarded was the average consolidated NYSE closing price of Citigroup common stock for the first 10 days of the last month of the quarter.

	Fees Paid Currently in Cash ($)	Deferred Fees to Be Paid in Stock
Name		Number of Units	Value of Units
Ellen M. Costello	$25,000	4,581	$252,500
Grace E. Dailey	$186,250	—	—
Barbara J. Desoer	$258,750	—	—
John C. Dugan	$325,000	4,543	$250,000
Duncan P. Hennes	$315,000	—	—
Peter B. Henry	—	3,426	$188,750
S. Leslie Ireland	$225,000	—	—
Lew W. (Jay) Jacobs, IV	—	—	—
Renée J. James	$211,250	—	—
Eugene M. McQuade(3)	$142,500	—	—
Gary M. Reiner	—	—	—
Diana L. Taylor	$218,750	—	—
James S. Turley	$292,500	—	—
Deborah C. Wright	$148,750	—	—
Alexander R. Wynaendts	$157,500	—	—
Ernesto Zedillo Ponce de Leon	$135,000	—	—

Citi 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	69

(2)	The values in this column represent the aggregate grant date fair values of the 2020 Deferred Stock Awards as computed in accordance with ASC 718. The number of deferred shares paid to each director is the grant date fair value based on a grant date of February 13, 2020 and dividing the grant date fair value of the award by a grant price determined by the average NYSE closing prices of Citi’s common stock on the immediately preceding five trading days. The amounts in the chart below represent Deferred Stock Awards only and not shares awarded in lieu of the cash retainer and/or Chair or Committee Chair Fees. The grant date fair value of the Deferred Stock Awards is set forth below:

Name	Deferred Stock Granted in 2020 (#)	Grant Date Fair Value ($)
Ellen M. Costello	1,900.8516	$150,000
Grace E. Dailey	1,900.8516	$150,000
Barbara J. Desoer	1,900.8516	$150,000
John C. Dugan	1,900.8516	$150,000
Duncan P. Hennes	1,900.8516	$150,000
Peter B. Henry	1,900.8516	$150,000
S. Leslie Ireland	1,900.8516	$150,000
Lew W. (Jay) Jacobs, IV	1,900.8516	$150,000
Renée J. James	1,900.8516	$150,000
Eugene M. McQuade(4)	950.4258	$75,000
Gary M. Reiner	1,900.8516	$150,000
Diana L. Taylor	1,900.8516	$150,000
James S. Turley	1,900.8516	$150,000
Deborah C. Wright	1,900.8516	$150,000
Alexander R. Wynaendts	1,900.8516	$150,000
Ernesto Zedillo Ponce de Leon	1,900.8516	$150,000

(3)	Mr. McQuade retired from Citi's Board on April 21, 2020.
(4)	The Deferred Stock Award for Mr. McQuade was prorated due to his retirement from Citi's Board on April 21, 2020.

The aggregate number of shares of deferred stock outstanding for each Director at the end of 2020 was:

Name	Number of Shares
Ellen M. Costello	29,927
Grace E. Dailey	2,712
Barbara J. Desoer	3,558
John C. Dugan	12,780
Duncan P. Hennes	20,737
Peter B. Henry	27,737
S. Leslie Ireland	7,239
Lew W. (Jay) Jacobs, IV	5,683
Renée J. James	14,027
Eugene M. McQuade(3)	3,353
Gary M. Reiner	4,303
Diana L. Taylor	38,247
James S. Turley	20,737
Deborah C. Wright	4,501
Alexander R. Wynaendts	2,712
Ernesto Zedillo Ponce de Leon	36,742

www.citigroup.com

70

Audit Committee Report

The Audit Committee (“Committee”) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities.

The Board of Directors has determined that all eight members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Citigroup’s independent registered public accounting firm (“independent auditors”) is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The Committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Committee’s meetings facilitate communication among the members of the Committee, management, the internal auditors, and Citigroup’s independent auditors. The Committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding Citigroup’s internal controls. The Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB.

The Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2020 with management, the internal auditors, and Citigroup’s independent auditors.

The Committee has received the written disclosures required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit-related and tax compliance and other services. The Committee concluded that the provision of services by the independent auditors did not impair their independence.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that Citigroup’s audited consolidated financial statements be included in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The Audit Committee:

James S. Turley (Chair)
Ellen M. Costello
Grace E. Dailey
John C. Dugan
Duncan P. Hennes
Peter B. Henry
Lew W. (Jay) Jacobs, IV
Deborah C. Wright

Dated: March 10, 2021

Citi 2021 Proxy Statement

71

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (KPMG) as the independent registered public accounting firm of Citi for 2021. KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969.

Arrangements have been made for representatives of KPMG to attend the 2021 Annual Meeting. The representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate stockholder questions.

Disclosure of Independent Registered Public Accounting Firm Fees

The following is a description of the fees earned by KPMG for services rendered to Citi for the years ended December 31, 2020 and 2019:

	2020	2019
	(in millions of dollars)
Audit Fees	$70.6	$67.3
Audit-Related Fees	$23.0	$20.7
Tax Fees	$5.0	$9.4
All Other Fees	$0.0	$0.0
Total Fees	$98.6	$97.4

Audit Fees

This includes fees earned by KPMG in connection with the annual integrated audits of Citi’s consolidated financial statements and internal control over financial reporting under Sarbanes-Oxley Section 404, audits of subsidiary financial statements, comfort letters and consents related to SEC registration statements and other capital-raising activities and certain reports relating to Citi’s regulatory filings, reports on internal control reviews required by regulators, evaluation of accounting for completed transactions, and reviews of Citi’s interim financial statements.

Audit-Related Fees

This includes fees for services performed by KPMG that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include accounting consultations, internal control reviews not required by regulators, securitization-related services, employee benefit plan audits, certain attestation services as well as certain agreed upon procedures, and due diligence services related to contemplated mergers and acquisitions.

Tax Fees

This includes preparation and review of corporate tax returns, expense allocation reports for tax purposes, and other tax compliance services.

All Other Fees

Citi engaged KPMG for one service in 2020 classified under “All Other Fees.” The aggregate fee amount of $10,393 is included in the total amount; however, due to rounding, this fee is not represented in the “All Other Fees” column.

www.citigroup.com

72	PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of Independent Registered Public Accounting Firm Services and Fees

Citi’s Audit Committee has reviewed and approved all fees earned in 2020 and 2019 by Citi’s independent registered public accounting firm and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the fees earned by KPMG were consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

The Audit Committee must pre-approve all services provided and fees earned by Citi’s independent registered public accounting firm. The Audit Committee annually considers the provision of audit services and, if appropriate, pre-approves certain defined audit fees, audit-related fees, and tax-compliance fees with specific dollar-value limits for each category of service. The Audit Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved (e.g., internal control and certain tax compliance engagements) or that exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chair of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

The Accounting Firm Engagement Standard is the primary basis upon which management ensures the independence of its independent registered public accounting firm. Administration of the Standard is centralized in, and monitored by, Citi senior corporate financial management, which reports the engagements earned by KPMG throughout the year to the Audit Committee. The Standard also includes limitations on the hiring of KPMG partners and other professionals to ensure that Citi satisfies applicable auditor independence rules.

KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969. Citi and its Audit Committee engage in an annual review of KPMG in connection with the Audit Committee’s consideration of whether to recommend that stockholders ratify the selection of KPMG as Citi’s independent auditor for the following year. In that review, the Audit Committee considers both the continued independence of KPMG and whether retaining KPMG is in the best interests of Citi and its stockholders. Citi’s management prepares an annual assessment of KPMG for the Audit Committee that includes (i) the results of a management survey of KPMG’s overall performance; (ii) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform Citi’s annual audit; and (iii) KPMG’s fees and services provided to Citi both on an absolute basis, noting, of course, that KPMG does not provide any non-audit services, other than those described in the Proxy Statement, to Citi, and compared to services provided by other auditing firms to peer institutions. In addition, KPMG reviews with the Audit Committee its analysis of its independence in accordance with the Accounting Firm Engagement Standard and PCAOB Rule 3526. In performing its analysis for 2021, the Audit Committee considered the length of time KPMG has been Citi’s independent auditor, the breadth and complexity of Citi’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in Citi’s businesses, the quantity and quality of staff, and global reach. KPMG's history and familiarity with Citi's businesses leads to greater audit effectiveness as well as a lower fee structure. The Audit Committee recognized the ability of KPMG to provide both the necessary expertise to audit Citi’s business and the matching global footprint to audit Citi worldwide and other factors, including the policies that KPMG follows with respect to rotation of the key audit personnel, so that there is a new partner-in-charge at least every five years. Citi’s Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. Mandatory lead audit partner rotation ensures a regular influx of fresh perspective balanced by the benefits of having a tenured auditor with deep institutional knowledge of Citi. At the Audit Committee’s instruction, KPMG selects candidates to be considered for the lead engagement partner role, who are then interviewed by members of Citi’s senior management. After considering the candidates recommended by KPMG, senior management makes a recommendation to the Audit Committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner and senior leadership of KPMG, the members of the Audit Committee, individually and/ or as a group, interview the leading candidate. The Audit Committee then considers the appointment and votes as an Audit Committee on the selection. The Audit Committee also reviewed external data on audit quality and performance, including recent PCAOB reports on KPMG and its peer firms. Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Citi and its investors to appoint KPMG to serve as Citi’s independent registered accounting firm for 2021.

Board Recommendation The Board recommends a vote FOR ratification of KPMG as Citi’s independent registered public accounting firm for 2021.

Citi 2021 Proxy Statement

73

Proposal 3: Advisory Vote to Approve Our 2020 Executive Compensation

We are seeking a nonbinding, advisory vote approving the compensation of our named executive officers disclosed in this Proxy Statement, as required by Section 14A and Rule 14a-21(a) of the Securities Exchange Act of 1934. We ask for this advisory vote annually. You are asked to vote on the following nonbinding advisory resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

Board Recommendation The Board recommends a vote FOR Proposal 3, which is advisory approval of our executive compensation as disclosed in this Proxy Statement.

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis is organized into the following sections:

●	2020 Named Executive Officer Annual Compensation (page 74)
●	Performance
●	Financial (pages 74-76)
●	Risk and Control Management (page 76)
●	Leadership (page 77)
●	Client and Franchise (pages 78-79)
●	Philosophy and Framework
●	Elements of Annual Compensation (pages 80-81)
●	Our Process (pages 81-85)
●	Stockholder Engagement (pages 86-87)
●	Risk- and Control-Related Aspects of our Compensation Program (pages 87-88)
●	Decisions
●	Named Executive Officer Performance Assessments (pages 89-96)
●	Performance Share Units (pages 97-98)
●	Deferred Stock and Cash Awards (pages 99-100)
●	Additional Compensation Practices (pages 100-101)

The 2020 Summary Compensation Table, and accompanying tables and narrative disclosure, follow this Compensation Discussion and Analysis, beginning on page 102 of this Proxy Statement.

Non-GAAP financial measures referred to in this Proposal 3 are identified in Annex A to this Proxy Statement. Annex A to this Proxy Statement includes an explanation of how such measures are determined from GAAP measures.

www.citigroup.com

74	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

2020 Named Executive Officer Annual Compensation

The Compensation Committee approved the annual compensation described below for our named executive officers for 2020 performance:

	1	2	3	4	5	6
						Annual
						Compensation
						for 2020
			Performance	Deferred	Deferred	(Sum of
Name	Base Salary(1)	Cash Bonus(1)	Share Units(2)	Stock(2)	Cash(2)	Columns 1-5)
Michael Corbat	$1,500,000	$5,260,500	$6,137,250	$6,137,250	—	$19,035,000
Mark Mason	$500,000	$4,220,000	$3,165,000	$3,165,000	—	$11,050,000
Jane Fraser	$500,000	$6,660,000	$4,995,000	$4,995,000	—	$17,150,000
Paco Ybarra(3)	$8,355,669	—	—	$4,809,382	$3,934,949	$17,100,000
Michael Whitaker(3)	$3,856,463	—	—	$2,109,820	$1,726,217	$7,692,500

(1)	Reported in the Summary Compensation Table for 2020.
(2)	In accordance with SEC rules, these awards are not reported in the 2020 Summary Compensation Table. They may be reportable in the Summary Compensation Table for 2021 or subsequent years.
(3)	Compensation for Messrs. Ybarra and Whitaker is designed to comply with U.K. and E.U. requirements, as described on pages 97-100 of this Proxy Statement. Their compensation is converted from British pounds to U.S. dollars at the rate of 1.2854875 dollars per pound.

Overall, the Compensation Committee balanced various considerations in determining 2020 pay for the named executive officers and the entire Executive Management Team. 2020 was a challenging year as the Consent Orders entered into by us with the Federal Reserve Board and the Office of the Comptroller of the Currency, together with specific operational issues giving rise to franchise reputational risks, highlighted our need to transform aspects of our risk and control environment and culture. At the same time, while the value of our franchise was evident in our financial performance in an unprecedented business environment, and important parts of our business had strong financial results, our overall financial performance fell short of our aspirations, both in absolute terms and relative to peers. Citi’s earnings were substantially reduced by a higher allowance for credit loss build during 2020 which was a function of the macroeconomic environment. By linking 70% and 60%, respectively, of total compensation to the value of our stock for our CEO and other named executive officers, we ensured that compensation decisions are aligned over time with stockholder returns. 2020 named executive officer compensation decisions reflected that mix of factors. Total compensation for half of our Executive Management Team was down in 2020 compared to 2019. Mr. Corbat’s compensation was down by more than 20% in 2020 compared to 2019.

The above table is not intended to be a substitute for the reporting of compensation in accordance with SEC rules as shown in the 2020 Summary Compensation Table on page 102 of this Proxy Statement.

Performance

The following summarizes highlights of Company performance in the four pillars under CART (our Compensation Accountability Rationale Tool) that are factored into the Compensation Committee’s compensation determinations for our named executive officers for 2020. CART and the four pillars are described further on pages 81-83 of this Proxy Statement. Discussion of the performance of each of the named executive officers individually is on pages 89-96 of this Proxy Statement.

Financial

The following financial performance highlights were considered by the Compensation Committee when awarding executive incentive pay for 2020, in addition to numerous additional financial performance metrics included on individual named executive officer scorecards and incorporated into CART.*

SIGNS OF FRANCHISE STRENGTH IN A TUMULTUOUS YEAR

●

Our 2020 results demonstrated solid performance as well as financial strength and operational resilience, despite a significant deterioration in public health and economic conditions during the year due to the pandemic.

	➢	For 2020, Citi reported net income of $11.0 billion on flat revenues of $74.3 billion, compared to net income of $19.4 billion on revenues of $74.3 billion in 2019.
	➢	Our diluted earnings per share were $4.72 for 2020, down 41% from the prior year, compared to $8.04 per share for 2019. Our earnings were substantially reduced by a higher allowance for credit loss (ACL) build (approximately $9.8 billion) during the year under the newly effective accounting standard for Current Expected Credit Losses (CECL).

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	➢	Despite the challenging environment, our revenues were largely unchanged compared to the prior year as strong performance in fixed income markets, equity markets, investment banking and the private bank in our Institutional Clients Group (ICG) offset the impact of lower interest rates across the Company, as well as the impact of lower customer activity in GCB (our Global Consumer Banking unit) and lower revenues in Corporate/Other.
	➢	Our expenses reflected continued investments in the transformation of our operating environment, including infrastructure supporting its risk and control environment. One part of the broader transformation effort involves our compliance with the Consent Orders. Results also include a $400 million civil money penalty in the third quarter of 2020 in connection with the Consent Order entered into with the OCC.
	➢	Citi had broad-based deposit growth across ICG and GCB, reflecting strong client engagement, as well as an elevated level of liquidity in the financial system, while loans declined as a result of lower levels of consumer and corporate activity due to the pandemic.
●	We continued to optimize our capital base while supporting customers, clients and the broader economy, as well as maintaining a strong capital and liquidity position.
	➢	In 2020, Citi returned $7.2 billion of capital to common stockholders through share repurchases and dividends. Citi repurchased approximately 41 million shares contributing to a 7% reduction in average diluted outstanding common shares from the prior year.
	➢	We continued to support our colleagues, customers and clients as well as the broader economy during this challenging time, while maintaining strong capital and liquidity positions with a CET1 Capital ratio of 11.7% and Liquidity Coverage Ratio of 118% — well above minimum regulatory requirements.
	➢	During 2020, Citi grew book value per share by 4%.

*	As a result of new information we received subsequent to December 31, 2020, we adjusted downward our fourth quarter of 2020 financial results from those previously reported on January 15, 2021 (and filed on a Form 8-K with the SEC on such date), due to a $390 million increase in operating expenses ($323 million after-tax) recorded within ICG, resulting from operational losses related to certain legal matters. For additional information on the impact to fourth quarter of 2020 financial results, see Note 30 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2021. The information above and elsewhere in this Proxy Statement reflect the impact of this adjustment.

KEY FINANCIAL METRICS

The following graphs illustrate our achievements in respect of key financial metrics during 2020.

NET INCOME TO COMMON STOCKHOLDERS	RETURN ON ASSETS	RETURN ON TANGIBLE COMMON EQUITY	DISTRIBUTIONS TO COMMON STOCKHOLDERS	TOTAL PAYOUT RATIO

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The following graph shows our total shareholder return for 2020 and for the three-year period ending with 2020 compared to the companies in our compensation peer group.

2020 ONE-YEAR TOTAL SHAREHOLDER RETURN(1)	2020 THREE-YEAR TOTAL SHAREHOLDER RETURN(1)

(1)	Increase in share price plus reinvested dividends over one- and three-year periods ending December 31, 2020 expressed as a percentage of the share price at the beginning of such periods. Source: third-party public databases and company websites.

Risk and Control Management

The following risk and control management performance highlights were considered by the Compensation Committee when awarding executive incentive pay for 2020, in addition to numerous additional risk and control management metrics included on individual named executive officer scorecards and incorporated into CART.

CONSENT ORDERS

Given the leadership role we play in the global financial system, our regulators hold us to appropriately high standards. The Consent Orders are evidence that our performance in this area fell short.

Our shortcomings in the management of risk and control had a significant impact on the compensation of our Executive Management Team in 2020. The Compensation Committee determined individual risk and control performance and then imposed a reduction for the shared accountability concerning risk and control across all Executive Management Team members.

Our response to the Consent Orders is far from limited to a one-time impact on compensation. Rather, we have embarked on a transformation, including modernization of our operations and a continued evolution in our culture concerning risk and control. We are committed to addressing the challenges represented by the Consent Orders and achieving our transformation goals.

In furtherance of our transformation efforts, we are making significant investments in our infrastructure and control and have made this work a strategic priority for our firm. We have also centralized management of our transformation under a new Chief Administrative Officer, and we are planning a redesign of our performance assessment efforts throughout the Company.

Every member of our leadership team is involved in the transformation and will play a key, hands-on role in the implementation. In addition, we have assembled an extraordinary team of top talent from across the firm with representatives from the businesses and global functions to lead six different transformation programs. We are putting our best minds into this effort and have a detailed, integrated approach addressing the needs of our clients, investors and regulators.

We appreciate our regulators’ acknowledgments in the Consent Orders that we have begun taking the necessary actions. In 2019, we adopted a disciplined and systematic process for factoring risk and control into our compensation decisions for our Executive Management Team, which was expanded to approximately 400 of our most senior employees in 2020. Also during 2020, the Compensation Committee revised the ranges of potential impacts to compensation based on CART pillar ratings, to increase the potential impact of negative risk and control management on compensation.

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Leadership

The following highlights were considered by the Compensation Committee as important examples of leadership for 2020, together with other accomplishments and behaviors evidencing the opportunities and challenges in modelling leadership qualities included on individual named executive officer scorecards and incorporated into CART.

CEO SUCCESSION

During 2020 and early 2021 we successfully executed a transition in the leadership of our Executive Management Team, with Jane Fraser succeeding Mike Corbat as our Chief Executive Officer. Ms. Fraser’s elevation in 2019 to the role of President of Citi, and subsequent promotion effective March 1, 2021, to Chief Executive Officer, illustrate the successful management of the succession process by Mr. Corbat, the Nomination, Governance and Public Affairs Committee and the entire Board. Information concerning Ms. Fraser’s compensation as CEO will appear in the Proxy Statement relating to our 2022 Annual Meeting of Stockholders.

Our Executive Management Team is focused on continuing the transformation and improving our returns under Ms. Fraser’s leadership. As the world’s most global bank, we will continue to invest in our infrastructure and our risk and control management to ensure that we operate in a safe and sound manner and serve our clients and customers with excellence.

PAY EQUITY

Our work to champion equality is reflected in our approach to pay equity within our firm.

In 2018, we were the first large U.S. financial institution to publicly release the results of a pay equity review. Our pay equity review as disclosed in 2018 compared the compensation of women to men in the U.S., the U.K. and Germany and of minorities to non-minorities in the U.S. Our review adjusted pay to account for a number of factors to make the comparisons meaningful, including job function, level, and geography, and we made changes to compensation, where appropriate on an individual basis, as a result of the review.

In 2019, we extended our adjusted pay equity review to include employees globally, and we found that women globally were paid, on average, 99% of what men were paid and that there was no statistically significant difference between what U.S. minorities and non-minorities were paid. As in the prior year, we made changes to compensation, where appropriate on an individual basis, as a result of the review.

In 2019, we were again first among our peers in the transparency of our approach to pay equity. In that year, we were the first large U.S. company to disclose our unadjusted or “raw” pay gap for women globally and U.S. minorities, which measures median total compensation unadjusted for factors such as job function, level, and geography. The analysis showed that the median pay for women globally for 2018 was 71% of the median for men, and the median pay for U.S. minorities in 2018 was 93% of the median for non-minorities.

In 2020, we again looked at our adjusted pay equity and “raw” pay gaps and found that, on an adjusted basis, women globally are paid, on average, more than 99% of what men are paid and there is no statistically significant difference in adjusted compensation for U.S. minorities and non-minorities. Following the review, we again made changes to compensation, where appropriate on an individual basis, as part of the compensation cycle. The 2020 raw pay gap analysis showed that the median pay for women globally is more than 74% of the median for men, up from 73% last year and 71% in 2018, and that the median pay for U.S. minorities is just under 94% of the median for non-minorities, which is similar to last year and up from 93% in 2018.

Our work to address pay equity and representation is continuous. We made significant progress in 2020 and remain committed to reducing the raw pay gap numbers over time by increasing the representation of women and U.S. minorities in senior and higher-paying roles.

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Client and Franchise

The following highlights were considered by the Compensation Committee as important examples of our efforts to solidify client relationships and strengthen our franchise during 2020.

ENABLING GROWTH AND ECONOMIC PROGRESS

Our mission is to serve as a trusted partner to our clients by responsibly providing financial services that enable growth and economic progress. Our core activities are safeguarding assets, lending money, making payments and accessing the capital markets on behalf of our clients. We have 200 years of experience helping our clients meet the world’s toughest challenges and embrace its greatest opportunities.

We have an obligation to act responsibly. We also know that acting responsibly and sustainably will help to drive value for our different stakeholders and for our Company.

Our continuity of business and crisis management groups are managing protocols in response to the COVID-19 pandemic by providing for the safety and well-being of our staff, while continuing to maintain high levels of client servicing across all of the markets in which we operate. As the majority of Citi colleagues—roughly 80%—around the world are working remotely, we are pursuing a slow and measured return in locations where local guidelines permit, beginning with only a small number of colleagues. Also, our response teams continue to consult with health experts and follow local government guidelines in determining the safest return to office for each location.

In addition, we are supporting those immediately impacted by the COVID-19 pandemic. We were one of the first banks in the U.S. to announce temporary assistance measures for pandemic-impacted consumer customers by offering relief primarily in the form of payment deferrals, fee waivers and suspending foreclosures for U.S. mortgages. We remain committed to discussing assistance options with customers that continue to experience financial hardship on a case-by-case basis.

Through our businesses, we address some of society’s greatest challenges—an imperative stated in our mission and an idea that shapes our decisions every day. The need for action grew in urgency and scope in 2020 with the onset of the COVID-19 pandemic and calls for racial equity and systemic change in the U.S. Mirroring our mission of enabling progress, our businesses and community investments work together to contribute positive societal impact through numerous initiatives, including the following:

●	In 2020, Citi and the Citi Foundation announced more than $1 billion in strategic business investments, including $100 million in Citi Foundation grants, to help close the racial wealth gap and increase economic mobility in the U.S. Beginning on the bottom of this page is a further discussion of our Action for Racial Equity initiative.
●	Climate change is one of the most pressing challenges facing our society, and the COVID-19 pandemic reminded us that our health, our economic success and our environment are all inextricably linked. In 2020, we launched our new five-year Sustainable Progress Strategy to play a leading role in driving the transition to a low-carbon economy. At the core of our new strategy is a commitment to finance and facilitate $250 billion in environmental solutions, as well as to continue focusing on climate risk assessment and reducing the operational footprint of our facilities globally.
●	We support entrepreneurs in emerging markets through efforts like Scaling Enterprise, a $100 million loan guarantee facility and joint effort with the U.S. International Development Finance Corporation and the Ford Foundation launched in 2019. Similarly, we provide equity capital to U.S.-based companies addressing societal challenges through our $200 million Citi Impact Fund established in January 2020.
●	Potential entrepreneurs today have little chance without access to the web. Programs like Cobro Digital, launched in Mexico in 2018, have helped to bridge gaps in digital access by enabling clients to send invoices and payments using QR codes on their phones at no cost. Building on this work, in 2020, Citibanamex partnered with PepsiCo Alimentos Mexico and Amigo PAQ to provide digital financial tools to more than 800,000 small, underbanked retailers who are part of the PepsiCo distribution network.
●	We and the Citi Foundation champion philanthropic causes to increase economic opportunity. In 2020, we and the Citi Foundation expanded our Pathways to Progress job skills-building initiative, led by a Citi Foundation investment of $100 million, to improve employability and economic opportunity for young people around the

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world. We and the Citi Foundation gave $81,263,000 and $100,150,000, respectively, in grants and charitable contributions during 2020. Additionally, in the immediate aftermath of the death of George Floyd in 2020, we gave more than $10 million to Black-led organizations fighting for racial justice.
●	Notwithstanding the challenges posed by the COVID-19 pandemic, Citi volunteers contributed 218,488 hours of service in 2020.

ACTION FOR RACIAL EQUITY

The events of 2020 put a spotlight on social issues confronting communities around the globe. There is a need to do better for various reasons, including to create an environment in which businesses can grow and prosper by meeting the evolving needs of economically thriving communities with racially diverse talent. Accordingly, we believe that responsible businesses must contribute to solutions.

The recently published Citi Global Perspectives & Solutions report entitled, “Closing the Racial Inequality Gaps,” found if the U.S. had closed key racial gaps for Black Americans in wages, housing, education and investment 20 years ago, $16 trillion could have been added to the U.S. economy. If these gaps are closed today, $5 trillion could be added to U.S. gross domestic product over the next five years.

In September 2020, we and the Citi Foundation announced more than $1 billion in strategic initiatives to help close the racial wealth gap and increase economic mobility in the U.S. Our Action for Racial Equity is a comprehensive approach to:

Providing greater access to banking and credit in communities of color	Many communities of color lack access to traditional banking services that are the foundation of financial stability and thriving communities. Economic security is also hampered by insufficient access to credit, which makes it hard to qualify for affordable mortgages and small business loans.
Increasing investment in Black-owned businesses	Black-owned businesses have long faced obstacles in obtaining loans. They are the most likely to apply for bank financing, but get turned down at twice the rate as white business owners. This financing gap is especially pronounced in the start-up world, where studies show that Black entrepreneurs receive only 1% of venture capital funding.
Expanding homeownership among Black Americans	Homeownership is a key way to build wealth and equity, and safe, affordable housing is an important platform for financial stability. However, Black homeownership is at its lowest level since the 1960s. In addition, rental housing in many urban areas across the country is scarce and too expensive. Compounding this crisis is the near-absence of minority-owned real estate developers in the affordable housing industry.
Advancing anti- racist practices in the financial services industry	Advancing racial equity requires a more intentional focus on the challenges faced by communities of color and a commitment to becoming an anti-racist institution. We are taking a hard look at our own policies and practices to actively identify potential bias to help level the playing field for communities of color.

To support these goals, our core businesses are committing the following resources over the next three years:

●	$550 million to support homeownership for people of color and affordable housing by minority developers
●	$350 million in procurement opportunities for Black-owned business suppliers
●	$50 million in additional impact investing capital for Black entrepreneurs
●	$100 million to support Minority Depository Institutions’ growth and revenue generation

In addition, the Citi Foundation has committed $100 million in grants to support community change agents addressing racial equity.

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Philosophy and Framework

Our Compensation Philosophy is designed to encourage prudent risk-taking and management of controls while attracting the world-class talent necessary to our success. Our Compensation Philosophy is summarized by the following five objectives:

●	Reinforce a business culture based on the highest ethical standards
●	Manage our risks by encouraging prudent decision-making
●	Reflect regulatory guidance in compensation programs
●	Attract and retain the best talent to lead us to success
●	Align compensation programs, structures, and decisions with stockholder and other stakeholder interests

The full statement of our Compensation Philosophy is available on our public website at https://www.citigroup.com/citi/investor/data/comp_phil_policy.pdf?ieNocache=132.

Consistent with our Compensation Philosophy, we design our executive pay program to motivate balanced behaviors. The compensation of our executive officers is determined based on a disciplined policy of goal setting and measurement and assessment of performance against pre-established goals. Transparency, discipline and performance feedback are key factors in our approach to executive officer compensation.

Elements of Annual Compensation

The total incentive award granted to executive officers is paid out in three parts: annual cash bonus, deferred stock awards, the value of which depends on our stock price, and performance share units (PSUs).

Our incentive awards are balanced between annual and long-term components, with the majority of incentive compensation delivered in awards that vest over multiple years. In determining the percentages to grant of each award type, the Compensation Committee considered applicable regulatory requirements and guidelines for deferral as well as market practices.

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	% OF VARIABLE PAY				COMPENSATION
ELEMENT	CEO	NEOs	AWARD TYPE	PERFORMANCE LINK AND VESTING	TYPE
Fixed
Salary	N/A	N/A	Base Pay	●Fixed portion of total pay at a competitive level that enables us to attract and retain talent	Cash
Variable
Annual Incentive	30%	40%	Annual Bonus	●CART assessment determines amount ●Plan limit on executive officer cash bonuses	Cash
Deferred/ Long-Term Incentives (LTI)	70%	60%	Performance Share Units (50% of LTI)
●CART assessment and share price determine target number of units
●Earned units based on financial metrics over three-year performance period (a description of the metrics for 2020 awards is included on page 97)
●Earned units vest at the end of the three-year performance period
●Ultimate amount based on our total shareholder return
●Award capped at 100% of target if our total shareholder return is negative over performance period
●Subject to clawbacks
					Equity-linked, performance- based and cash- settled
			Deferred Stock Awards (50% of LTI)
●CART assessment and share price determine number of shares
●Ultimate amount based on our total shareholder return
●Vest ratably over a four-year period
●Subject to reduction in the event of pretax losses in any year of the deferral period
●Subject to clawbacks
					Equity

Mr. Whitaker and Mr. Ybarra are employed in our London office. Their compensation is designed to comply with U.K. and E.U. regulatory guidance and, therefore, differs from the general structure shown in the table above. Mr. Ybarra’s and Mr. Whitaker’s total incentive award must not exceed two times their respective fixed compensation. They each receive a fixed role-based allowance based on certain guidelines related to the significance of their respective roles. Their entire incentive award is deferred (with no annual bonus component) and is granted in the form of a Deferred Stock Award and a Deferred Cash Award.

Our Process

The following summarizes the principal elements of our process for setting incentive compensation for our named executive officers. Set forth on pages 87-88 is a detailed description of how we take risk into account in our compensation process and award features.

CART PERFORMANCE ASSESSMENT

We adopted CART in 2020 as a tool for administering our new principles that is an integral part of our compensation framework. Although CART is only a process tool, not a new set of performance criteria or metrics, it resulted in significantly increased transparency, discipline and thoughtfulness with respect to the impact of risk and control management on compensation decisions. While CART requires a notably disciplined approach to year-end

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performance assessment, its most important feature is that it requires managers to provide a detailed, deep and broad explanation of performance across each of the four CART pillars — Risk and Control, Financial, Client and Franchise, and Leadership — to support compensation decisions.

In particular, CART creates a comprehensive record evidencing how risk was considered in compensation decisions. These comprehensive descriptions enable us to systematically hold each senior manager accountable in a disciplined way for management of risk and control and for determining compensation. We think that it is an important step forward in our transformation plan.

Each executive’s total incentive award (including the annual cash bonus component of the total award) is based on our overall achievements, individual executive performance against applicable goals and a market benchmarking process. The metrics and goals for each named executive officer’s total incentive award are contained in the executive’s scorecard, which is developed early in each compensation cycle. At the same time, the market benchmarking process, with market rates of pay adjusted to reflect each named executive officer’s experience, and the scope of his or her role in our system, is determined. The scorecard results are fed into CART. CART write-ups for each of the four CART pillars are completed for each named executive officer. The Compensation Committee contributes to and assesses those write-ups. The write-ups, together with the adjusted market-based benchmarking results, form the basis for the Compensation Committee’s determination of incentive compensation amounts.

Under our compensation framework, our Compensation Committee uses a five-step process when making final determinations regarding named executive officer incentive compensation. The steps are illustrated in the following graphic, and summarized immediately below the graphic.

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Step 1 – Goal Setting for Scorecards
●	The Compensation Committee sets scorecard goals for each named executive officer early in the annual compensation cycle. These scorecard goals and results are then incorporated into CART. The goals fall into four categories or performance “pillars”: Risk and Control, Financial, Client and Franchise and Leadership. The type and number of goals for each pillar vary by named executive officer, based on the nature of his or her position:
➢	Risk and Control goals include:
✓	risk management and delivering strong controls, and
✓	accountability for key regulatory remediation focus areas
➢	Financial goals include:
✓	company-wide goals for all named executive officers that reflect our annual business plan,
✓	business unit-specific goals for named executive officers who are business unit leaders that reflect annual plans for our individual business units
➢	Client and Franchise goals include:
✓	goals relating to metrics that are important to the strength of the franchise and, for executives who are business leaders, goals relating to growth in our client relationships
➢	Leadership goals focus on:
✓	leadership values, including diversity and other human capital management goals
Step 2 – CART Assessment
●	After the end of each year, a named executive officer’s performance against each goal is assessed. A performance rating (pillar rating) is assigned for each performance pillar on a scale of 1 to 5, with 1 being “Exceptional” and 5 being “Not Effective,” reflecting a subjective assessment of the executive’s performance.
●	Each named executive officer is categorized into one of four classifications, which are driven by the line of defense designations under our Risk Governance Framework. We have established prescribed compensation adjustment ranges by pillar and a pillar rating for each of these four classifications. In order to align potential compensation impacts with the executive’s role and drive desired behavior on performance outcomes, the compensation ranges vary based on the pillar rating for each classification.
●	The Compensation Committee retains the authority to adjust goals, pillar ratings, and compensation adjustment ranges during the year, if appropriate.
●	The Compensation Committee rates the CEO’s performance, and the CEO and Compensation Committee rate the performance of the other named executive officers.
Step 3 – Evaluation of Market Pay
●	The Compensation Committee reviews estimated market pay to determine a market benchmark for each named executive officer role. Ranges are developed based on public information and third-party market surveys of compensation for the same or comparable roles at peer firms. This market benchmark is then adjusted based on the scope of the role at Citi, and experience of the executive.
●	This practice helps us set named executive officer pay at levels that reflect market pay, based on varying levels of performance.
Step 4 – Linking Performance to Compensation
●	The Compensation Committee then uses CART to apply each named executive officer’s performance rating for each pillar against the prescribed compensation adjustment range to determine an appropriate compensation adjustment for each pillar. The net aggregate compensation adjustments are then applied to the adjusted market benchmark to determine a forecasted compensation amount.
●	The Compensation Committee thinks that the simultaneous evaluation of scorecard performance and market pay is the most effective approach to aligning pay and performance in an industry where market levels of pay are volatile.
Step 5 – Committee Determination
●	Based on the evaluation of the scorecard ratings and market pay described in Step 4, the Compensation Committee, exercising its fiduciary judgment, determines the final award amount for each named executive officer. The qualitative factors (such as risk behaviors) that inform the decision are explained in detail within each named executive officer’s CART write-up.

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COMPENSATION GOVERNANCE PRACTICES
We have strong compensation governance practices that are regularly refined as a result of engagement with stockholders and regulators and our attention to evolving best practices.
PRACTICES WE EMPLOY	PRACTICES WE AVOID
Ongoing investor outreach. The Compensation Committee and management conduct regular stockholder engagement to solicit feedback on compensation and governance.
Performance-based compensation. For 2020, variable performance-based incentive compensation was more than 90% of CEO annual compensation. More than half of incentive compensation is delivered in deferred equity or equity-linked units, and the equity-linked units are subject to vesting based on three-year performance-based financial metrics.
Rigorous Performance-Assessment Process. CART facilitates a rigorous performance-assessment process under which the Compensation Committee participates in the development of a comprehensive written analysis of executive officer performance in respect of our four pillars.
Risk and control management. Effective management of risk and control is a key driver in determining compensation for executive officers.
Regulatory requirements. Our governance practices are designed to comply with the principles for sound incentive compensation practices promulgated by our regulators, who provide ongoing oversight and engagement in respect of those practices.
Limit on cash bonus. Our plans provide for a limit of $20 million on the portion of each executive officer’s annual incentive award that may be paid in cash.
Clawbacks. Our PSUs, Deferred Stock Awards, and Deferred Cash Awards are subject to clawbacks, as described on page 88 of this Proxy Statement.
Stock ownership commitment. Under our policies, executive officers are required to hold at least 75% of the net after-tax shares acquired through our incentive compensation programs as long as they are executive officers.
Post-employment stock holding requirement. Our policies require each executive officer to retain at least 50% of the shares subject to the stock ownership commitment for one year after ceasing to be an executive officer, even if he or she is no longer employed by us.
Peer group review. The Compensation Committee annually evaluates our industry peer group to ensure that inclusion of each member continues to be appropriate for compensation benchmarking purposes.
Compensation Committee independent advice and executive sessions. An independent compensation consultant attends Compensation Committee meetings and provides the Compensation Committee with advice. The Compensation Committee regularly meets in executive session without management present.
Annual Risk Assessment. As part of our governance process, all of our incentive compensation plans throughout the world are analyzed through a central risk management model developed and administered by a third-party consultant with input from us. Six potential sources of risk are assessed: incentive program design, alignment with our strategy and goals, pay opportunity offered by the plan, payout approval process, extent of monitoring as part of plan governance, and risks associated with plan administration. Plans are remediated based on the results of the risk assessment, if appropriate.
No excessive perks. We do not provide personal perquisites such as free personal use of private aircraft or special executive medical benefits.
No executive pensions. Executive officers are not eligible for additional benefit accruals under nonqualified executive retirement programs.
No hedging or pledging of Citi stock. We have a blanket prohibition against hedging or pledging our common stock by executive officers.
No tax gross-ups. We do not allow tax gross-ups except through our tax equalization program for expatriates, which is available to all salaried employees.
No multi-year compensation guarantees. We avoid features that could incentivize imprudent risk-taking, such as multi-year guarantees.
No “single trigger” upon a change of control. Our stock incentive plan has a “double trigger” change-of-control feature, meaning that both a change of control of Citigroup and an involuntary termination of employment not for gross misconduct must occur for awards to vest.
No change-of-control or other “golden parachute” agreements. Executive officers do not have special agreements covering their compensation in the event of a change of control and are not entitled to severance pay upon termination of employment in excess of broad-based benefits.
No unearned dividends paid. We pay dividend equivalents on our PSUs and Deferred Stock Awards only if and when the underlying awards are earned and delivered. The dividend rate is the same for the executive officers as for other stockholders.
No extensive use of employment agreements. Except as required by law, we do not use fixed-term employment agreements for executive officers. Under a policy adopted by the Board, agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to other employees or retirees.

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OUR COMPENSATION PEER GROUP

The Compensation Committee believes that market compensation levels must frame compensation decisions to secure the executive talent necessary to execute the Company’s business strategy. Accordingly, an important step in our executive compensation framework is the Compensation Committee’s analysis of market pay, which is based on surveys of peer firm compensation for each named executive officer role.

In 2016, the Compensation Committee, with input from its independent compensation consultant, established the compensation peer group we currently use to determine market pay ranges. The Compensation Committee evaluates the compensation peer group on an annual basis to ensure that the group continues to be appropriate. The Compensation Committee continues to believe that a U.S.-based peer group reflects the relevant market for executive talent and the relevant regulatory environment for our executive compensation.

We chose the peers because they operate in one or more lines of business that are similar to ours and compete in similar labor markets, although most do not have global scale comparable to ours.

2020 COMPENSATION PEER GROUP
AIG (AIG)	Goldman Sachs (GS)	Prudential (PRU)
American Express (AXP)	JPMorgan Chase (JPM)	U.S. Bancorp (USB)
Bank of America (BAC)	MetLife (MET)	Wells Fargo (WFC)
BNY Mellon (BK)	Morgan Stanley (MS)
Capital One (COF)	PNC (PNC)

All firms in the compensation peer group are included in preparing the market data for the CEO and CFO roles. Not all firms in the compensation peer group have roles comparable to our named executive officer roles other than the CEO and CFO roles. In evaluating the market for named executive officer compensation, the Compensation Committee focuses on compensation for comparable roles at the U.S.-based global banks with lines of business and scale similar to ours. This group includes Bank of America, Goldman Sachs, JPMorgan Chase, Morgan Stanley, and Wells Fargo, and the information is compiled with the assistance of an outside third-party survey firm using a proprietary database. For named executive officers other than the CEO or CFO, only these U.S. global banks are typically included in the evaluation.

In selecting the compensation peer group, the Compensation Committee uses size-based metrics as primary screening criteria among financial services firms. Due to the absence of a sufficient number of comparably sized peers, the result is a peer group where we are above the 75th percentile in size, meaning that the market for target compensation prior to consideration of performance would be the upper quartile based on correlation between size and pay opportunity. Where we pay executives above median, the size and scope of their responsibilities and their performance tend to be critical factors in determining pay ranges.

2019 CITI POSITIONING RELATIVE TO PEER COMPANIES

(1)	MET employees as of 10/1/2020.

www.citigroup.com

86	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

Stockholder Engagement

The following summarizes our engagement with stockholders and our stockholders’ feedback concerning our executive compensation program in 2020.

STOCKHOLDER ENGAGEMENT AND STOCKHOLDER FEEDBACK

Our executive compensation program reflects feedback received from investors through an extensive stockholder engagement process.

In 2020, we held two rounds of stockholder engagement with holders of meaningful percentages of our outstanding shares.

●

Spring 2020: Following the awards for 2019 performance but in advance of our 2020 Annual Meeting, Mr. Dugan, our Board Chair and a member of our Compensation Committee, and Mr. Jacobs, the Chair of our Compensation Committee, led a stockholder outreach effort seeking feedback on last year’s executive compensation awards. Mr. Hennes, Chair of the Risk Management Committee and a member and former Chair of the Compensation Committee, also participated in that outreach effort to provide continuity.

In this round of engagement, we reached out to stockholders representing 31% of our outstanding shares and spoke to stockholders representing almost 20% of our outstanding shares. The feedback we received on our executive pay program was broadly favorable, reflecting the numerous changes made in previous years in direct response to stockholder comments. Noting no concerns that merited discussion, investors representing approximately 10% of our outstanding shares declined our invitation to participate in the Spring 2020 engagement effort. In addition, notwithstanding our request for engagement, investors representing about 1% of our outstanding shares did not respond to our request.

●	Fall 2020 through Winter 2021: In the Fall of 2020 and into early 2021, we conducted a second round of engagement with stockholders representing about 32% of our outstanding shares in a series of meetings that focused on sustainability issues, including climate change and human capital management. In the area of human capital management, the topics included executive compensation practices, diverse representation in senior roles at Citi, talent development and succession planning, our response to the COVID-19 pandemic, and gender pay equity.

All the material features of our executive compensation program are designed to be aligned with stockholder interests and in most cases are directly responsive to stockholder feedback we have received during engagement as outlined above and in previous years, including the following:

●	Extensive disclosure of pay rationales. Our extensive disclosure of individual named executive officer performance describes the rigorous process we use for determining compensation.
●	Equity-based compensation. Seventy percent of the total CEO incentive opportunity is awarded as equity-based, deferred long-term incentive compensation.
●	Operational performance metrics. Our PSU program includes two performance metrics: return on tangible common equity and tangible book value per share, which are operational metrics used by investors to assess our performance. We disclose the target goals for the metrics at the start of the performance period to enable stockholders to assess the rigor of our goals.
●	Rigorous targets. Our PSU target goals routinely require substantial operational improvements for target payout and exceptional performance for maximum payout. Targets for 2020 PSU awards are described on pages 97-98 of this Proxy Statement.
●	Robust clawbacks. Incentive compensation is subject to broad clawbacks, as described on page 88 of this Proxy Statement.
●	Peer group. Our 13-firm compensation peer group is a reasonable representation of the market for executive talent in which we compete. We are above the 75th percentile in size compared to the 13 firms in the peer group.
●	Limit on cash bonuses. We have a $20 million limit on individual executive officer cash bonuses, and the largest cash bonus actually paid to any of our executive officer over the past three years ($7.8 million) is well below that limit.
●	Governance. We have strong compensation governance practices, including a disciplined and systematic process for taking risk into account in compensation decisions.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	87

OUR SAY ON PAY RESULTS

We were pleased with the positive feedback from our stockholders and their endorsement of our executive compensation program, which resulted in a 91.7% favorable say-on-pay vote at our 2020 Annual Meeting.

Risk- and Control-Related Aspects of our Compensation Program

Our compensation programs are designed in accordance with our responsibility to assume only risks that are prudent and to effectively manage those risks to protect the franchise. Our programs reinforce and are aligned with our risk governance framework.

IMPACT ON INCENTIVE AWARD AMOUNTS

Our Compensation Philosophy requires us to consider risk management when making discretionary incentive compensation awards. Our incentive compensation awards have the following important elements:

●	Our executive compensation framework takes risk and control management into account in a number of ways, including:
➢	using financial metrics that reflect risk as an element of each executive’s financial goals;
➢	evaluating risk management performance, including effectiveness of the control environment, as part of the performance assessment;
➢	taking adverse risk outcomes into account when determining incentive compensation; and
➢	providing for forfeiture of the deferred portion of incentive awards based on adverse risk outcomes.
CART takes risk management and control performance into account as one of the four pillars of our compensation determination process for executive officers.
●	We systematically identify employees who, individually or as part of a group, have authorities or responsibilities that may subject the firm to material risks. Through a systematic annual process, we identify the material risks to the firm and then identify employees with influence over those risks. We refer to those employees as “covered employees.” The compensation structure for covered employees, including the named executive officers, includes substantial deferrals and clawbacks intended to cover a range of behaviors. The portion of incentive awards that are subject to deferral increases with the size of incentive awards.
●	Our executive compensation governance process ensures that risk and control performance is taken into account in evaluating performance for covered employees. CART requires the following at year-end for each employee subject to CART review:
➢	managers of employees who are subject to CART review must review goals and performance metrics for those employees;
➢	employees subject to CART review must complete a self-assessment and their managers must complete a manager assessment. These both use enhanced performance metrics with a significant focus on risk and control behavior and outcomes;
➢	managers must use those appraisals to make compensation decisions; and
➢	managers must provide a detailed explanation for each employee subject to CART review for their compensation decisions.
Employees subject to CART can receive adjustments to their incentive awards in amounts ranging from negative 40% of total compensation to positive 20% of total compensation to reflect their performance assessment for the Risk and Control pillar. In addition, the Compensation Committee has reserved discretion to make adjustments outside of that range.

www.citigroup.com

88	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

●	Regulatory matters are reflected in performance assessments as the Compensation Committee considers regulatory matters when awarding executive incentive compensation, and regulatory-related goals are cascaded to other employee performance evaluations as appropriate to the applicable roles throughout Citi.
●	Our Chief Risk Officer reports at least twice annually to the Compensation Committee on risk levels and trends across our businesses and on the design and operation of our incentive compensation program. Our Chief Risk Officer has reviewed our incentive compensation program to help ensure that compensation is aligned with long-term performance in a manner that does not encourage imprudent or excessive risk-taking. Beginning in 2021, our Chief Compliance Officer will also report at least twice annually to the Compensation Committee to help the Compensation Committee understand and assess the interplay between our compliance efforts and our compensation program. The first such report occurred in 2020.

CLAWBACK PROVISIONS

Our robust clawback policies are applicable to incentive awards to the named executive officers and all other employees eligible for similar awards. The clawback provisions provide us with the right to cancel unvested deferred incentive compensation under a range of adverse outcomes. The following lists our principal clawback triggers. The variety of triggers is due in part to regulatory considerations in the principal jurisdictions in which we operate and accounting considerations applicable to Deferred Stock Awards.

APPLICABLE CLAWBACK POLICY	POTENTIAL TRIGGER	PERFORMANCE SHARE UNITS	DEFERRED STOCK AWARDS	DEFERRED CASH AWARDS
General

Misconduct or materially imprudent judgment that caused harm to any of our business operations, or that resulted or could result in regulatory sanctions, including either failure to supervise employees who engaged in such behavior or failure to escalate such behavior.

Material Adverse Outcome	Significant responsibility for a Material Adverse Outcome (MAO).
Citi	Award received based on materially inaccurate publicly reported financial statements.
Citi	Employee knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements.
Citi	Material violation of any risk limits established or revised by senior management and/or risk management.
Citi	Gross misconduct.
Sarbanes-Oxley	Intentional misconduct or fraud that requires a financial restatement.

In addition to the clawback provisions described in the table above, Deferred Stock Awards are subject to clawback in the event of a pretax loss in a relevant business unit. This performance-based vesting condition is not applicable to PSUs or Deferred Cash Awards. Also, to comply with U.K. and E.U. regulatory guidance, additional clawbacks are applicable to Mr. Ybarra’s and Mr. Whitaker’s incentive awards covering various compliance issues.

At a minimum, we will consider whether a Material Adverse Outcome has occurred and the potential impact on PSUs and Deferred Cash Awards if there is an annual pretax loss at any of the following three reportable financial segments: Citigroup (the entire company), GCB and ICG. We will also consider making public disclosures whenever a decision has been made to cancel deferred compensation payable to an executive officer because he or she had significant responsibility for a Material Adverse Outcome or otherwise.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	89

Decisions

The foregoing sections of our Compensation Discussion and Analysis set forth the 2020 annual compensation of our named executive officers, summarize our performance highlights in various areas—financial, risk and control, client and franchise, and leadership—during 2020 and outline our compensation philosophy and framework. The following provide further detail concerning the decisions made by the Committee in respect of 2020 compensation for our named executive officers.

Named Executive Officer Performance Assessments

The summaries on pages 89-96 describe the assessment of performance during 2020 of each of our named executive officers in each of the four pillars of CART. Ratings in each of the four pillars for 2020 took into account performance in light of the pandemic’s unprecedented impacts on the macro-economic environment and our business during 2020. In addition, ratings in the Risk and Control pillar took into account the Consent Orders and the issues underlying them, and there was also a compensation impact for shared accountability in our risk and control environment. Ratings are on a scale of 1 to 5, with 1 being “Exceptional” and 5 being “Not Effective.”

For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

Michael Corbat – Chief Executive Officer of Citi

Mr. Corbat has been CEO of Citi since October 2012. He joined us in 1983 and has held various management positions throughout our businesses in multiple businesses and geographies. Mr. Corbat retired as CEO of Citi as of February 26, 2021.

As CEO, Mr. Corbat was responsible for our global business operations. Our GCB operates in North America, Mexico, and Asia and provides traditional banking services to retail customers through retail banking, Citi-branded cards, and, in North America, retail services. ICG provides corporate, institutional, public sector, and high-net-worth clients around the world with a full range of wholesale banking products and services. We have approximately 200 million customer accounts and do business in over 160 countries and jurisdictions. As of December 31, 2020, we had revenues of approximately $74 billion for full year 2020, total assets of approximately $2.3 trillion, approximately 210,000 employees, and total deposits of approximately $1.3 trillion.

HIGHLIGHTS OF PERFORMANCE ASSESSMENT

Financial	Overall Financial Pillar Rating – 3

2020 Result
	Citigroup Income from Continuing Operations Before Taxes	$13.632 billion
	Citigroup Operating Leverage	(277)bps
	Citigroup Return on Tangible Common Equity	6.6%

●Overall, 2020 showed the strength and resilience of our diversified global franchise, which Mr. Corbat as CEO for almost a decade helped to restore in the aftermath of the financial crisis.
●Despite the massive economic impact of the pandemic, we ended 2020 with revenues that were flat to 2019 and reported net income of $11.0 billion on revenues of $74.3 billion, compared to net income of $19.4 billion on revenues of $74.3 billion for the full year 2019, despite increasing our ACL by nearly $10 billion, both as a result of the pandemic and the impact of the new CECL accounting methodology.
●We met or exceeded our mid-year forecast for earnings before taxes and RoTCE.
●Expenses exceeded our mid-year forecast, driven by a civil money penalty in connection with the OCC Consent Order and incremental investments in our infrastructure and controls.

www.citigroup.com

90	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

Risk and Control

Overall Risk and Control Pillar Rating - 4

●While Mr. Corbat attempted to get the Company on track concerning regulatory responsiveness and controls delivery, there have been clear shortcomings and we continue to require improvement with respect to risk and control.
●Specifically, the Revlon incident created a significant franchise concern. Citi’s analysis reinforced the need for a material improvement in loan operations as a priority for 2021.
●Mr. Corbat made key changes in the leadership team, which has given us a heightened purpose in tackling issues relating to management of risk and control.

Client and Franchise

Overall Client and Franchise Pillar Rating – 2

●As the face of Citi, Mr. Corbat represented the Company in dealing with the extraordinary economic and social impacts of the COVID-19 pandemic, maintaining strong communication with key stakeholders and implementing a regional response model.
●It was essential for Mr. Corbat to maintain strong relationships with clients throughout the market instability and volatility of a tumultuous year. He successfully displayed our dedication to our clients and has positioned the firm well for maintaining these relationships.
●Mr. Corbat was also passionate in our response to the racial equity movement. Under his leadership, we, working together with the Citi Foundation, launched strategic initiatives involving commitments of more than $1 billion to help close the racial wealth gap and increase economic mobility in the U.S.
●In 2020, we also launched a five-year 2025 Sustainable Progress Strategy to accelerate the transition to a low-carbon economy, including a $250 Billion Environmental Finance Goal to finance and facilitate climate solutions globally.

Leadership

Overall Leadership Pillar Rating – 2

●Mr. Corbat’s leadership was highly effective as he guided the firm through a challenging and unprecedented year that included a pandemic, significant leadership changes, financial and political uncertainty, including BREXIT and a U.S. Presidential election, and civil unrest at home and abroad.
●Mr. Corbat worked with the Board to decide on succession and in successfully transitioning the CEO position. The succession was a result of years of Mr. Corbat’s leadership and active talent management culminating in Ms. Fraser’s appointment. The smooth transition speaks to Mr. Corbat’s character and commitment to Citi.
●Mr. Corbat showed strong leadership in mentoring a number of the newer members of the Executive Management Team.
●Under Mr. Corbat’s leadership on environmental, social and governance (ESG) issues, we distinguished ourselves as an ESG leader, particularly in our work on pay equity.

HIGHLIGHTS OF COMMITTEE’S PAY RATIONALE
●Mr. Corbat successfully led the firm through a year of unprecedented challenges.
●From a financial perspective, the firm showed the strength and resilience of its diversified global franchise, for which Mr. Corbat deserves significant credit.
●We continue to require significant improvement with respect to risk and control, regulatory relations and transformation outcomes.
●Mr. Corbat’s market benchmark compensation was adjusted based on performance assessments as follows:
➢Down to reflect his performance in the Risk and Control pillar;
➢Down to reflect shared responsibility for the Consent Orders; and
➢Up for performance in the Financial, Client and Franchise and Leadership pillars.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	91

Jane Fraser - President of Citi and Chief Executive Officer of Global Consumer Banking

Jane Fraser was President of Citi and CEO of GCB from October 2019 until December 31, 2020. Before assuming the role of President of Citi and CEO of GCB, she was CEO of our Latin America (LATAM) region, with responsibility for GCB in Mexico and the ICG businesses in the 23 countries where we are present in this region.

As the CEO of GCB, Ms. Fraser was responsible for the performance of our consumer businesses, including Retail Banking and Wealth Management, Credit Cards and Mortgage, in 19 countries and jurisdictions. As President of Citi, Ms. Fraser was responsible for driving our company-wide transformation efforts.

HIGHLIGHTS OF PERFORMANCE ASSESSMENT
Financial	Overall Financial Pillar Rating – 3
2020 Result
	Citigroup Income from Continuing Operations Before Taxes	$13.632 billion
	GCB Income from Continuing Operations Before Taxes	$1.086 billion
	Citigroup Operating Leverage	(277)bps
	GCB Operating Leverage	(663)bps
	Citigroup Return on Tangible Common Equity	6.6%
	GCB Return on Tangible Common Equity	2.6%

●Ms. Fraser reacted swiftly and decisively with critical business decisions and actions throughout the COVID-19 pandemic. There were numerous business challenges, but GCB navigated them.
●The dynamics of the crisis impacted all aspects of GCB’s financials, including by reason of lower interest rates and lower customer activity, which were offset in part by strong client engagement, as well as an elevated level of liquidity in the financial system.
●Revenue in GCB was down for the year, primarily driven by a decline in Cards reflecting the impact of the pandemic on customer activity. Expenses and Net Credit Losses both declined compared to 2019.

Risk and Control

Overall Risk and Control Pillar Rating - 3

●Ms. Fraser took a hands-on approach to driving the enhancement, prioritization and focus around our Risk and Control environment. She chaired our transformation efforts beginning in September 2020. She managed crucial integration and delivery partners, and consistently highlighted the importance of risk and control in meetings, written communications and town halls.
●Ms. Fraser has promoted transparent relationships with our regulators through prioritization of regulatory initiatives, regular communication with regulatory partners, and maintaining accountability for critical deliverables and behaviors, and holds others to the same expectations.
●GCB made meaningful improvements on internal control management metrics.

Client and Franchise

Overall Client and Franchise Pillar Rating – 2

●Ms. Fraser led the North America response to the COVID-19 pandemic, in which she navigated tough decisions that affected employees across the firm. Throughout the crisis, she introduced assistance measures for impacted customers (including fee waiver availability for eligible retail, credit and small business clients, and bankers providing after hours and weekend support). She also deployed a buddy branch model, closed branches where environments were not safe for employees or clients and created a client-centric culture across the GCB.
●Ms. Fraser prioritized a shift to digital, and she successfully led efforts to advance new digital consumer products. Mobile users in all regions increased year-over-year.
●However, business challenges remain, in part because of the impact of the COVID-19 pandemic on consumer and business economic and investment activity. In particular, while U.S. Cards sales volumes were up, higher payment rates drove lower balances.

www.citigroup.com

92	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

Leadership

Overall Leadership Pillar Rating – 1

●Ms. Fraser, along with Mr. Corbat and the Board, led the firm through the unprecedented challenges of the pandemic and civil unrest in the U.S. and around the globe. Due in many ways to her leadership strengths throughout her tenure with us, Ms. Fraser was selected as our next CEO.
●Ms. Fraser successfully filled key roles and improved the GCB Voice of the Employee survey scores across all indexes.
●Ms. Fraser has continuously reinforced the work Mr. Corbat began in diversity and inclusion initiatives.
●Ms. Fraser’s commitment and tone from the top with respect to our transformation are helping to advance the organization.

HIGHLIGHTS OF COMMITTEE’S PAY RATIONALE
●Ms. Fraser’s compensation reflects Company performance, for which Ms. Fraser bears significant responsibility by reason of her position as Citi President and CEO-elect.
●We continue to require significant improvement with respect to risk and control, regulatory relations and transformation outcomes.
●Ms. Fraser’s benchmark compensation was adjusted upwards compared to the market benchmark by $5 million to reflect her role as our President and the added responsibilities during 2020 attributable to her role.
●Ms. Fraser’s market benchmark compensation was adjusted based on performance assessments as follows:
➢Up to reflect her individual performance, primarily in the Client and Franchise and Leadership pillars; and
➢Down to reflect shared responsibility for the Consent Orders.

Mark Mason - Chief Financial Officer of Citi

Mark Mason has been CFO of Citi since February 2019, and, prior to assuming that role, he had been CFO of ICG and was the executive responsible for our Comprehensive Capital Analysis and Review (CCAR) submission process. Mr. Mason joined us in 2001 and has held several senior operational, strategic, and financial executive positions, including CFO of Citi Private Bank, CFO of Citi Holdings and CFO and Head of Strategy and M&A for our Global Wealth Management Division.

Our CFO is responsible for our financial management, including managing our balance sheet and financial reporting processes. The Finance function, led by the CFO, also plays a central role in our strategic decisions and in the capital planning processes. In addition, Mr. Mason has oversight of Citi Ventures, which includes our investments in innovative products and services.

HIGHLIGHTS OF PERFORMANCE ASSESSMENT
Financial	Overall Financial Pillar Rating – 3
2020 Result
	Citigroup Income from Continuing Operations Before Taxes	$13.632 billion
	Citigroup Operating Leverage	(277)bps
	Citigroup Return on Tangible Common Equity	6.6%

●Overall, 2020 showed the strength and resilience of our diversified global franchise.
●Despite the massive economic impact of the pandemic, we ended 2020 with revenues that were flat to 2019, and reported net income of $11.0 billion on revenues of $74.3 billion, compared to net income of $19.4 billion on revenues of $74.3 billion for the full year 2019, despite increasing our ACL by nearly $10 billion, both as a result of the pandemic and the impact of a new accounting standard for credit reserves.
●We met or exceeded our mid-year forecast for earnings before taxes and RoTCE.
●Expenses exceeded our mid-year forecast, driven by a one-time civil penalty in connection with an OCC Consent Order and incremental investments in our infrastructure and controls.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	93

Risk and Control

Overall Risk and Control Pillar Rating - 3

●A culture of risk and control management needs further embedding in the Finance function. Specifically, continued focus is required to shift from manual processes to automation.
●More flexibility is required in risk and finance models, to facilitate timely decision-making.

Client and Franchise

Overall Client and Franchise Pillar Rating – 2

●Mr. Mason displayed strong franchise performance by partnering with Ms. Fraser to lead crisis management and remediation efforts related to the Consent Orders from a financial perspective. Mr. Mason managed the firm’s finances during the COVID-19 pandemic through challenges caused by remote work and market volatility, successfully navigating the need for increased communication with his team, the Executive Management Team, the Board and regulators.
●Mr. Mason played an essential role in resolution planning. Capabilities, write-ups and playbooks were refreshed in line with regulatory requirements.
●Mr. Mason led the design and implementation of a newly required framework for designating our Critical Operations, creating a menu of recovery actions and tiering framework and associated governance.

Leadership

Overall Leadership Pillar Rating – 2

●Mr. Mason was highly effective at leading the Finance organization and the overall firm through the unprecedented challenges of the pandemic, and social injustice and civil unrest in the U.S. and around the globe.
●Mr. Mason has, and will continue to have, a key role in the transition to a new Citi CEO and our strategy refresh.
●Mr. Mason was successful in filling several key open roles, including a new Controller. He hired nearly 1,000 new employees, began restructuring the finance organization and improved Finance’s Voice of the Employee scores across all indexes.
●Mr. Mason is a strong culture carrier who is integral to our priority of driving a culture of risk and control and racial and gender equality.
●Mr. Mason is the co-lead for the Black Affinity group and was instrumental in our effort to establish a $1 billion initiative to close the racial equity gap.

HIGHLIGHTS OF COMMITTEE’S PAY RATIONALE
●Finance continues to require significant improvement with respect to management of risk and control, particularly in regard to manual processes that require automation and addressing the need for timely remediation of regulatory issues.
●From a financial perspective, Mr. Mason displayed strong performance in managing the Company’s finances through the difficult market conditions engendered by the pandemic.
●Mr. Mason’s market benchmark compensation was adjusted based on performance assessments as follows:
➢Down to reflect his performance in the Risk and Control pillar;
➢Down to reflect shared responsibility for the Consent Orders; and
➢Up for performance in the Financial, Client and Franchise, and Leadership pillars.

www.citigroup.com

94	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

Michael Whitaker - Head of Enterprise Infrastructure, Operations and Technology

Mike Whitaker was named our Head of Enterprise Infrastructure, Operations & Technology (Operations and Technology) in November 2018 following four years as Head of Operations & Technology for ICG. Mr. Whitaker joined us in October 2009 as the Head of Markets Technology. Since then, he has undertaken various roles, including Regional Chief Information Officer, Head of ICG Technology, and Head of Securities & Banking Operations & Technology.

With approximately 110,000 direct employees in 96 countries, Operations and Technology plays a central role in driving value for us and our clients. It provides the foundation that enables us to achieve our day-to-day operational and long-term growth goals.

HIGHLIGHTS OF PERFORMANCE ASSESSMENT
Financial	Overall Financial Pillar Rating – 3
2020 Result
	Citigroup Income from Continuing Operations Before Taxes	$13.632 billion
	Citigroup Operating Leverage	(277)bps
	Citigroup Return on Tangible Common Equity	6.6%

●Overall, 2020 showed the strength and resilience of our diversified global franchise.
●Operations and Technology’s total expenses for the year finished below budget after adjusting for pandemic-related expenses and additional regulatory investments.
●Throughout the year, the team worked to increase the number of direct staff and reduce the number of third-party contractors.
●Productivity savings totaled more than $500 million as the team implemented successful strategies to optimize real estate and reengineer technology infrastructure to make it more effective.

Risk and Control	Overall Risk and Control Pillar Rating - 3

●While Mr. Whitaker has been instrumental in identifying risk and control issues in Operations and Technology, we continue to require significant improvement with respect to the management of risk and control in Operations and Technology.
●Specifically, concerning risk and control, the Revlon incident created a significant franchise concern. Citi’s analysis reinforced the need for a material improvement in loan operations as a priority for 2021.
●Mr. Whitaker was an integral part of our regulatory remediation efforts. While there was progress during 2020, significant challenges remain to be addressed.

Client and Franchise	Overall Client and Franchise Pillar Rating – 2

●Mr. Whitaker was essential to the transition to remote work that began in March 2020 as a result of the COVID-19 pandemic. Mr. Whitaker and his team successfully increased Citi’s work-from-home capabilities by 300% in a short period of time. Their dedication was extremely impactful to the Company’s success through the crisis and displayed Mr. Whitaker’s commitment to the franchise.
●Throughout the rest of the year, Mr. Whitaker and his team maintained the work-from-home capabilities and have faced minimal issues in doing so since March. The outcome has been impressive and has allowed senior leadership more flexibility in the return to work strategy.
●Mr. Whitaker took on additional responsibilities in connection with the transition to a new GCB Technology Head and assisted with leadership changes across technology roles throughout the Company.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	95

Leadership	Overall Leadership Pillar Rating – 3

●Mr. Whitaker was effective at leading his global organization through the unprecedented challenges of the global pandemic. He demonstrated effective crisis management, which was particularly difficult as his Operations and Technology organization was on the forefront of the logistical challenges arising from the transition to an almost entirely remote workforce in 2020.
●Mr. Whitaker was successful in filling key open roles and reorganizing many areas in Operations and Technology for greater efficiency and effectiveness.
●Mr. Whitaker improved the Operations and Technology Voice of the Employee scores across all indexes.
●Mr. Whitaker is the EMT Leader for the Black Affinity Network.
●Mr. Whitaker has been mindful of setting the right tone at the top as a leader during a period of unusual stress.

HIGHLIGHTS OF COMMITTEE’S PAY RATIONALE
●	Operations and Technology continues to require significant improvement with respect to management of risk and control.
●	Mr. Whitaker was effective at leading his global organization through the unprecedented challenges of the global pandemic, under unusually stressful conditions.
●	Mr. Whitaker’s market benchmark compensation was adjusted based on performance assessments as follows:
➢	Down to reflect his performance in the Risk and Control pillar;
➢	Down to reflect shared responsibility for the Consent Orders; and
➢	Up for performance in the Client and Franchise and Leadership pillars.

Paco Ybarra - Chief Executive Officer of Institutional Clients Group

Paco Ybarra is CEO of the ICG. He assumed his current position in May 2019. Previously, he had been Global Head of Markets and Securities Services in ICG since November 2013 and has held a number of other executive roles in ICG.

ICG provides corporate, institutional, public sector, and high-net-worth clients around the world with a full range of wholesale banking products and services. ICG’s international presence is supported by trading floors in approximately 80 countries and a proprietary network in 96 countries and jurisdictions. At December 31, 2020, ICG had approximately $1.7 trillion of assets and $924 billion of deposits, while two of its businesses, Securities Services and Issuer Services, managed approximately $24.0 trillion of assets under custody.

HIGHLIGHTS OF PERFORMANCE ASSESSMENT
Financial	Overall Financial Pillar Rating – 2
2020 Result
	Citigroup Income from Continuing Operations Before Taxes	$13.632 billion
	ICG Income from Continuing Operations Before Taxes	$15.171 billion
	Citigroup Operating Leverage	(277)bps
	ICG Operating Leverage	701bps
	Citigroup Return on Tangible Common Equity	6.6%
	ICG Return on Tangible Common Equity	13.4%

●Mr. Ybarra had a successful year driving the business results as ICG delivered on all financial goals and maintained financial responsibility and efficiency despite challenges and uncertainty of the market throughout 2020.
●Mr. Ybarra’s business performed above target on all of his financial metrics.
●ICG results were driven by strong performance in Investment Banking and Markets and Securities Services, cost of credit being lower than our mid-year forecast due to improved global macroeconomic outlook, outperformance on revenues coupled with the improved overall global macro-economic environment, and disciplined expense management.

www.citigroup.com

96	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

Risk and Control	Overall Risk and Control Pillar Rating - 3

●While Mr. Ybarra has worked productively toward improving the management of risk and control in the ICG business, we continue to need significant improvement with respect to the management of risk and control in ICG.
●Specifically, the Revlon incident created a significant franchise concern. Citi’s analysis reinforced the need for a material improvement in loan operations as a priority for 2021.
●Mr. Ybarra is demonstrating an understanding of the concerns and has demonstrated increased engagement and focus on risk and control issues for ICG.

Client and Franchise	Overall Client and Franchise Pillar Rating – 2

●Mr. Ybarra had a strong 2020 year in managing ICG, despite challenges and uncertainty in the markets.
●Mr. Ybarra is building a strategy that is collaborative and forward-thinking, promoting leadership changes that allowed for fresh perspectives in 2020.
●Overall, ICG has made progress in growing wallet share.
●ICG has good momentum with client satisfaction, deepened relationships with target clients and built out an end-to-end digital solution for clients.

Leadership	Overall Leadership Pillar Rating – 3

●Mr. Ybarra was an effective leader during a time of great uncertainty in the financial markets, and with an unprecedented transition to working from home for ICG employees.
●Mr. Ybarra was successful in filling several important open roles and improving the ICG Voice of the Employee scores across all indexes.
●Under Mr. Ybarra’s leadership, ICG has taken several meaningful steps to improve diversity and promote talent development.
●Mr. Ybarra is a Co-Chair of the firm’s Global Pride Affinity steering committee.
●Mr. Ybarra has made progress toward driving a culture of ethics and engagement this year, but more work is needed to embed management of risk and control into ICG’s culture.

HIGHLIGHTS OF COMMITTEE’S PAY RATIONALE
●	ICG continues to require significant improvement with respect to management of risk and control.
●	ICG demonstrated effective and responsible management of their budgets and had a successful year with regard to financials. The ICG business delivered on all financial goals and maintained financial responsibility and efficiency, despite challenges and uncertainty of the market.
●	Mr. Ybarra’s market benchmark compensation was adjusted based on performance assessments as follows:
➢	Down to reflect his performance in the Risk and Control pillar;
➢	Down to reflect shared responsibility for the Consent Orders; and
➢	Up for performance in the Financial, Client and Franchise and Leadership pillars.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	97

Performance Share Units

Under the general structure of our annual executive compensation program, 35% of CEO variable pay and 30% of other named executive officer variable pay is awarded as PSUs. PSUs are not awarded to Mr. Whitaker or Mr. Ybarra, because they are subject to U.K. and E.U. regulatory requirements.

2020 PSU AWARD DESIGN

The following summarizes the terms of PSUs awarded by us in 2021 in respect of performance during 2020.

AWARD FEATURE	PERFORMANCE YEAR 2020 PSU DESCRIPTION
Performance Period	January 1, 2021 through December 31, 2023
Target Number of PSUs

Target is derived from the portion of total incentive award allocated to PSU program divided by the average of the closing prices of our common stock for the five trading days immediately preceding the February 11, 2021 grant date ($63.076).

Performance Metrics and Targets	Average RoTCE for 2021-2023		Cumulative TBVPS for 2021-2023

RoTCE for each year is net income (less preferred dividends) divided by average tangible common equity for the year.

Half of units are earned based on RoTCE performance in accordance with the following performance grid:

Cumulative tangible book value per share (TBVPS) is determined by adding the TBVPS as of December 31, 2021, 2022 and 2023.

Half of units are earned based on cumulative TBVPS based on the following performance grid:

	Average RoTCE	Percent of Target PSUs Earned	Cumulative TBVPS, 2021-23	Percent of Target PSUs Earned
	Less than 5.0%	0%	Less than or equal to $190.00	0%
	5.0% to 9.5%	From 0% to 150%, depending on performance relative to peers	$190.00	50%
	9.5% to 10.0%	Greater of (i) interpolation from 100% to 150% and (ii) earned percentage based on performance relative to peers	$225.00 to $235.00	100%
	10.0% or more	150%	$245.00 or more	150%

For RoTCE, performance relative to peers is determined as follows: (i) zero to 100% PSUs earned for relative performance in the bottom half of the peer group, (ii) 100% to 150% PSUs earned for relative performance between the 50th and 75th percentile of the peer group and (iii) 150% PSUs earned for relative performance at or above the 75th percentile of the peer group. For this purpose, the peer group consists of Bank of America, Barclays, Credit Suisse, Deutsche Bank, Goldman Sachs, HSBC, JPMorgan Chase, Morgan Stanley, UBS, and Wells Fargo.

For each metric, performance between fixed outcomes described above is determined by straight-line interpolation. The design avoids encouraging imprudent risk-taking through artificial cliffs in the design of the PSUs.

Award Delivery

After the end of the performance period, the number of earned PSUs will be multiplied by the average of our common stock price over the 20 trading days preceding the final vesting date, and the resulting value will be paid in cash. This practice links the payout to changes in the price of our common stock while limiting stockholder dilution.

TSR Factor

The number of PSUs that may be earned is capped at 100% of target if our total shareholder return is negative over the three-year performance period, regardless of the outcome of the performance metrics.

www.citigroup.com

98	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

Dividend Equivalents	Dividend equivalents will be accrued and paid on the number of earned PSUs after the end of the performance period; dividend equivalents on PSUs that are not earned will be forfeited.
Clawbacks	PSUs are subject to clawbacks.

For 2020 PSU awards, we made the following changes to the PSU performance metrics:

●	We used TBVPS, instead of earnings per share, as one of the two performance metrics. The change diversifies the performance focus of our metrics by capturing the value of the Company’s balance sheet, and TBVPS tends to correlate more closely with the value of our common stock and is consistent with our goal of sustained and responsible growth over time.
●	We used (i) three-year average RoTCE, rather than using RoTCE for the last year of the performance period, (ii) a combination of relative performance against peers and absolute performance, as the RoTCE measurement, and (iii) a single RoTCE target, rather than a range. These changes are a reaction to the challenges of long-term goal-setting in the uncertain macro-economic environment and will reinforce our focus on closing our returns gap to peers.

PERFORMANCE SHARE UNIT PAYOUTS

The chart below illustrates the components of the payout amounts for PSUs settled in 2019 through 2021, illustrating the relative impact of stock price change and operational performance metrics on grant date value, in order to determine final PSU payout amounts, for the last three completed PSU performance periods. PSU awards granted in 2018 and settled in 2021 based on performance for the years 2018 through 2020 paid out at 28% of PSU Grant Date Value primarily as a result of performance against operational financial metrics during the performance period. This award, which is highlighted in the box below, represents the payout for the most recently completed performance cycle. We show the prior two cycles for comparative purposes to illustrate the variable, performance-based nature of the program.

PSU PAYOUT — AWARDS SETTLED IN 2019 - 2021

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	99

Deferred Stock and Cash Awards

Under the general structure of our executive compensation program, 35% of CEO variable pay and 30% of other named executive officer variable pay is awarded as Deferred Stock Awards, which represent half of our long-term incentive awards for these executives. There have been no changes to the general terms of our Deferred Stock Awards since 2013.

Deferred Cash Awards have been a core element of our risk-balanced approach to awarding incentive compensation and have been awarded consistently since 2013 to our incentive-eligible employee population, excluding most named executive officers but including executives who are ineligible for PSUs. Accordingly, Mr. Whitaker and Mr. Ybarra received Deferred Cash Awards instead of PSUs for their performance in 2020 as an element of our approach to compliance with U.K. and E.U. regulatory guidance.

DEFERRED STOCK AWARDS

AWARD FEATURE	DEFERRED STOCK AWARD DESCRIPTION
Vesting Period	Vests 25% each year over a four-year period
Number of Shares

The number is derived from the portion of total incentive award allocated to Deferred Stock Awards divided by the average of the closing prices of our common stock for the five trading days immediately preceding the February 11, 2021 grant date ($63.076).

Performance-Based Vesting Condition

If the reference business has pretax losses in any year of the deferral period, the portion of the Deferred Stock Award that is scheduled to vest in the year following the loss year will be reduced by a fraction:

the amount of the pretax loss
the highest level of annual pretax profit for the reference business in the three years immediately preceding the loss year

If that fraction would result in a cancellation of 20% or less of the shares, the shares scheduled to vest will be reduced by 20% (i.e., there is a minimum cancellation level in the event of pretax losses). This provision cannot result in an increase in award value; the feature can only result in the cancellation of unvested shares. The reference business for all executive officers is Citigroup.

Example

This example shows how the portion of a Deferred Stock Award granted in February 2021 of 20,000 shares that is scheduled to vest in January 2022—5,000 shares—would be affected, assuming the following pretax profit (loss) history for Citigroup, where Citigroup is the reference business.

		Pretax profit (loss) for Citigroup (in millions)
	Scheduled vesting date	2021	2020	2019	2018
	January 2021	($500)	$13,632	$23,901	$23,445

The profit amounts for 2018, 2019, and 2020 in the example are derived from current publicly reported financial information. The pretax loss amount for 2021 in the example is a hypothetical assumption for illustrative purposes only.

The reduction produced by the formula (500 divided by 23,901) is 2.09%. Due to the minimum cancellation level, 20% of shares scheduled to vest in January 2021 would be cancelled. Therefore, 1,000 shares of the 5,000 that were scheduled to vest would be cancelled (1,000 = 20% of 5,000).

Dividend Equivalents	Dividend equivalents will be accrued and paid on vested shares after the end of the vesting period; dividend equivalents on Deferred Stock Awards that are not earned will be forfeited.
Clawbacks	Deferred Stock Awards are subject to clawbacks.

www.citigroup.com

100	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

To comply with U.K. and E.U. regulatory guidance, Mr. Whitaker’s and Mr. Ybarra’s Deferred Stock Awards for 2020 performance have features that differ from those shown in the chart above, including the award representing at least 50% of the total incentive award for each and additional prescribed clawback provisions. Also, Mr. Whitaker’s Deferred Stock Awards are vesting over a three-year period subject to a 12-month holdback while Mr. Ybarra’s are vesting over a five-year period with a six-month holdback, respectively.

DEFERRED CASH AWARDS

AWARD FEATURE	DEFERRED CASH AWARD DESCRIPTION
Vesting Period	Generally, these vest 25% each year over a four-year period.
To comply with U.K. and E.U. regulatory guidance, Mr. Ybarra’s and Mr. Whitaker’s Deferred Cash Awards for 2020 performance are subject to a one-year holdback after each delivery date and are subject to additional prescribed clawback provisions. Also, Mr. Whitaker’s Deferred Cash Awards are vesting over a three-year period while Mr. Ybarra’s are vesting over a five-year period, respectively.
Award Amount	The amount is derived from the specified percentage of the deferred portion of an incentive award.
Additional Vesting Condition	Unvested awards are cancelled if the Compensation Committee determines that the employee has significant responsibility for a “material adverse outcome.”
Interest	For awards granted for 2020 performance, the notional interest rate is 1.34%, where permitted. Accrued notional interest vests and is delivered only if and when the related portion of the Deferred Cash Award vests and is delivered.
Clawbacks	Deferred Cash Awards are subject to clawbacks.

Additional Compensation Practices

OUR INDEPENDENT COMPENSATION CONSULTANT

FW Cook has been the Compensation Committee’s independent advisor since 2012. FW Cook provides no services to us other than its services to the Board, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure it maintains its independence. Representatives of FW Cook attended all Compensation Committee meetings during 2020, including executive sessions as requested, and engaged with Compensation Committee members between meetings. FW Cook advised the Compensation Committee regarding the compensation awarded to the CEO and other executive officers. FW Cook also provided extensive guidance and analysis regarding the Compensation Committee’s and the Board’s responses to our advisory say-on-pay votes, offered market insights, and provided advice to the Compensation Committee on our executive compensation plan design and the presentation of our programs to stockholders through the investor outreach process described earlier as well as required SEC disclosures. FW Cook also provides advice to the Board on non-executive director compensation. In 2020, FW Cook was paid fees of approximately $316,000 for advice given to us. Pursuant to SEC and NYSE rules, the Compensation Committee assessed the independence of FW Cook most recently in January 2021 and determined that FW Cook is independent from our management and that its work for the Compensation Committee has not raised any conflicts of interest.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	101

TAX DEDUCTIBILITY OF AND LIMITS ON INCENTIVE COMPENSATION

Annual incentive awards for 2020 were awarded to named executive officers under the 2011 Executive Performance Plan (the EPP). The EPP was originally adopted to preserve the deductibility of incentive compensation paid to the named executive officers that might otherwise not be deductible under Section 162(m) of the Internal Revenue Code. However, Tax Reform amended Section 162(m) of the Internal Revenue Code by removing the exception for qualified performance-based compensation and expanding it to cover the CFO, thereby reducing the potential for deductible executive compensation for 2018 and later years. Further, once any of our employees is considered a “covered employee” under Section 162(m) of the Internal Revenue Code, that person will remain a “covered employee” so long as the person receives compensation from Citi.

We do not intend to change our pay-for-performance approach to awarding executive pay even though Tax Reform eliminated the tax benefits of awarding qualified performance-based compensation. Accordingly, the Compensation Committee awarded named executive officer incentive compensation for 2020 performance under the EPP and subject to its limits on executive compensation. The EPP specifies a maximum amount that can be awarded to a participant for any year based on Citigroup’s income from continuing operations before income taxes. The amount of total incentive actually awarded for the year, however, is determined by the Compensation Committee, applying the executive compensation Framework described in this Compensation Discussion and Analysis and subject to the condition that we may pay less (but not more) than the maximum. For 2020, the Compensation Committee certified the maximum amount payable under the EPP as 0.2% of Citigroup pretax earnings and exercised its negative discretion to award lesser amounts under the plan. In addition to this limit on total incentive pay, the EPP limits the annual cash bonus portion of individual executive officer incentive pay to $20 million.

The Personnel and Compensation Committee Report

The Compensation Committee has evaluated the performance of and determined the compensation for the CEO, approved the compensation of executive officers, and approved the compensation structure for other members of senior management and other highly compensated employees. The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with members of senior management and, based on this review, the Compensation Committee recommended to the Board of Directors of Citigroup Inc. that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement on Schedule 14A filed with the SEC.

The Personnel and Compensation Committee:

Lew W. (Jay) Jacobs, IV (Chair)
John C. Dugan
Duncan P. Hennes
Gary M. Reiner
Diana L. Taylor
Alexander Wynaendts

Dated: March 10, 2021

www.citigroup.com

102	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

2020 Summary Compensation Table and Compensation Information

2020 Summary Compensation Table

The following table shows the compensation for 2020 and applicable prior years for Citi’s CEO, CFO, and the three other most highly compensated executive officers as of December 31, 2020. These five individuals are referred to in this Proxy Statement as Citi’s “named executive officers.”

Name and Principal Position(1)	Year	Salary ($)		Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Michael Corbat CEO	2020	$1,500,000		$5,260,500	$16,202,576	$0	$3,914	$17,100	$22,984,090
	2019	$1,500,000		$6,750,000	$17,237,115	$0	$4,846	$16,800	$25,508,761
	2018	$1,500,000		$6,750,000	$15,912,666	$0	$4,548	$16,500	$24,183,714
Mark Mason(7) CFO	2020	$500,000		$4,220,000	$6,236,418	$1,189,719	$1,387	$17,100	$12,164,624
	2019	$496,301		$4,041,481	$1,657,500	$1,537,803	$1,722	$16,800	$7,751,607
Paco Ybarra(7) CEO, Institutional Clients Group	2020	$8,355,669	(8)	$0	$5,514,311	$3,816,983	$63,074	$23,290	$17,773,327
	2019	$6,423,980	(8)	$0	$4,581,107	$2,740,779	$46,188	$21,972	$13,814,026
Jane Fraser President, Citi; CEO, Global Consumer Banking	2020	$500,000		$6,660,000	$7,406,892	$1,562,500	$0	$581,332	$16,710,724
	2019	$500,000		$4,800,000	$11,995,705	$1,276	$0	$16,800	$17,313,781
	2018	$500,000		$3,500,000	$5,075,136	$398,854	$0	$16,500	$9,490,490
Michael Whitaker(7) Head of Enterprise Infrastructure, Operations and Technology	2020	$3,856,463	(8)	$0	$2,901,713	$2,595,292	$0	$23,290	$9,376,758

(1)	The principal position for each named executive officer is the position he or she held on December 31, 2020.
(2)	Amounts in this column show cash bonuses for service in the listed year.
(3)	In accordance with SEC rules, the amounts in this column for 2020 are the aggregate grant date fair values of Performance Share Units and Deferred Stock Awards awarded during 2020 under the 2019 Stock Incentive Plan, even where performance related to 2019. SEC rules require the presentation of equity awards granted during calendar year 2020, not equity awards made in respect of performance in 2020. The separate grant date value of each award shown in the Stock Award column is disclosed in the 2020 Grants of Plan-Based Awards Table on page 104. The aggregate grant date fair values of the awards shown in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note 7 to the Consolidated Financial Statements of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2020. The amounts reported in the Summary Compensation Table for the Performance Share Units are the values at the grant date as determined in accordance with ASC 718, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amounts of the awards made by the Compensation Committee, which are divided by the Citi common stock price as determined on the grant date to yield a target number of Performance Share Units.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	103

The values of the Performance Share Units at the 2020 grant date awarded for 2019 performance and shown in the 2020 Summary Compensation Table, assuming that the highest levels of performance conditions are achieved, are: Mr. Corbat, $11,812,500; Mr. Mason, $4,546,665; and Ms. Fraser, $5,400,000.
(4)	The amounts shown in this column represent the amount of each Deferred Cash Award considered earned in the applicable year even though the awards were granted in prior years in respect of prior-year service. Deferred Cash Awards are granted to executives who are not eligible for Performance Share Units, which are awarded only to the CEO and executives who report directly to him and are not granted to named executive officers whose compensation is designed to comply with U.K. and E.U. regulatory guidance, including Mr. Whitaker and Mr. Ybarra for the years included in the Summary Compensation Table. The terms of Deferred Cash Awards are detailed on page 100. The amounts shown in this column for 2020 include the following notional interest amounts: Mr. Mason, $81,906; Mr. Ybarra, $64,239; and Mr. Whitaker, $23,812. Mr. Ybarra’s and Mr. Whitaker’s Deferred Cash Awards are denominated in British pounds because they were awarded for years in which they were employed in London. The amounts presented in the table for Mr. Ybarra and Mr. Whitaker are shown as converted from British pounds to U.S. dollars at the December 31, 2020, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.36695 U. S. dollars).
(5)	The amounts shown in this column represent the increases in the present value of pension benefits, as more fully described in the 2020 Pension Benefits Table. The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.
(6)	Set forth below is a breakdown of All Other Compensation for 2020 (including personal benefits):

Name	Employer Retirement Plan Contribution ($)	Tax Reimbursement Costs ($)	Temporary Living and Home Leave Costs ($)	Housing and Cost of Living Differential ($)	Relocation Expenses ($)	Total ($)
Michael Corbat	$17,100	$0	$0	$0	$0	$17,100
Mark Mason	$17,100	$0	$0	$0	$0	$17,100
Paco Ybarra	$23,290	$0	$0	$0	$0	$23,290
Jane Fraser	$17,100	$0	$0	$0	$564,232	$581,332
Michael Whitaker	$23,290	$0	$0	$0	$0	$23,290

Except for Mr. Ybarra and Mr. Whitaker, the named executive officers received 401(k) plan matching contributions pursuant to the formula applicable to all eligible U. S. employees.
Mr. Ybarra and Mr. Whitaker opted out of Citi’s U.K. broad-based retirement plans pursuant to a choice offered to all similarly situated U.K. employees. The amount in the table is a taxable cash payment in lieu of an employer contribution to a broad-based retirement plan and is determined according to a generally applicable formula. The amounts shown are converted from British pounds to U.S. dollars at the December 31, 2019, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.36695 U.S. dollars).
Ms. Fraser received relocation benefits under a generally applicable policy incident to her relocation from Miami to New York in 2020.
(7)	2018 compensation amounts for Mr. Mason, Mr. Ybarra and Mr. Whitaker, and 2019 amounts for Mr. Whitaker are not required to be disclosed because they were not named executive officers for those years.
(8)	The Salary column for Mr. Ybarra and Mr. Whitaker shows base salary plus a fixed role-based allowance delivered in cash. Role-based allowances within the U.K. are awarded based on certain guidelines related to the significance of the role. Mr. Ybarra’s and Mr. Whitaker’s base salary and role-based allowance are paid in British pounds, and the total is shown as converted from British pounds to U.S. dollars at an average 2020 conversion rate (1 British pound = 1.2854875 U.S. dollars). Mr. Ybarra and Mr. Whitaker’s entire annual incentive award is deferred, consistent with Citi’s overall approach to compliance with U.K. and E.U. regulatory guidance.

www.citigroup.com

104	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

2020 Grants of Plan-Based Awards

The table below provides information regarding awards granted by the Compensation Committee to the named executive officers in 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock Awards(1) ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Michael Corbat	2/13/2020	—	—		—	—	99,794	(2)	99,794	$7,875,000
	2/13/2020	—	—		—	—	99,794	(3)	149,691	$8,327,576
Mark Mason	2/13/2020	—	—		—	—	38,411	(2)	38,411	$3,031,110
	2/13/2020	—	—		—	—	38,411	(3)	57,616	$3,205,308
Paco Ybarra	2/13/2020	—	—		—	—	75,298	(2)	75,298	$5,514,311
	2/13/2020	—	$5,137,097	(4)	$5,137,097	—	—		—	—
Jane Fraser	2/13/2020	—	—		—	—	45,620	(2)	45,620	$3,600,000
	2/13/2020	—	—		—	—	45,620	(3)	68,430	$3,806,892
Michael Whitaker	2/13/2020	—	—			—	38,672	(2)	38,672	$2,901,713
	2/13/2020	—	2,647,300	(4)	$2,647,300	—	—		—	—

(1)	The assumptions used in determining grant date fair value are the same as those set forth in footnote 3 to the 2020 Summary Compensation Table. These amounts do not necessarily represent the actual value that may be realized by the named executive officer. The amounts reported in the 2020 Grants of Plan-Based Awards table for the Performance Share Units are the values at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amount of the awards made by the Compensation Committee, which is divided by the Citi common stock price as determined on the grant date to yield a target number of Performance Share Units.
(2)	These Deferred Stock Awards were granted under the 2019 Stock Incentive Plan for performance in 2019. More detailed information about the terms of these awards appears on page 99.
(3)	These awards are Performance Share Units for performance in 2019. More detailed information about the terms of these awards appears on page 97, except that the performance metrics for these awards are as follows:

RoTCE for 2022	Percent of Target PSUs Earned	Cumulative EPS, 2020-2022	Percent of Target PSUs Earned
Less than 9.5%	0%	Less than $23.50	0%
9.5%	50%	$23.50	50%
13% to 13.5%	100%	$27.50 to $28.00	100%
15.5% or more	150%	$31.00 or more	150%

(4)	These Deferred Cash Awards were granted under the Deferred Cash Award Plan for performance in 2019 to executives who were ineligible for Performance Share Units because their compensation is designed to comply with U.K. and E.U. regulatory guidance. More detailed information about the terms of these awards appears on page 100. The target and maximum award amounts include notional interest at the annual rate of 1.34%, where permitted by applicable law or regulatory guidance. These Deferred Cash Awards were denominated in British pounds. The amounts shown are converted from British pounds to U.S. dollars at the December 31, 2020, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.36695 U.S. dollars).

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	105

Outstanding Equity Awards at 2020 Fiscal Year End

The market values below were computed using the closing price of Citi common stock on December 31, 2020, which was $61.66. None of the named executive officers held any stock options on December 31, 2020.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Corbat	02/16/2017	20,821	(1)	$1,283,823	—		—
	02/15/2018	—		—	50,544	(2)	$3,116,543
	02/15/2018	28,254	(3)	$1,742,142	—		—
	02/14/2019	—		—	94,608	(4)	$5,833,529
	02/14/2019	—		—	126,146	(5)	$7,778,162
	02/13/2020	—		—	99,794	(6)	$6,153,298
	02/13/2020	—		—	99,794	(7)	$6,153,298
Mark Mason	02/16/2017	5,285	(1)	$325,873	—		—
	02/15/2018	—		—	10,276	(2)	$633,618
	02/14/2019	—		—	19,912	(4)	$1,227,774
	02/13/2020	—		—	38,411	(6)	$2,368,422
	02/13/2020	—		—	38,411	(7)	$2,368,422
Paco Ybarra	02/16/2017	—		—	29,667	(9)	$1,829,267
	02/15/2018	—		—	43,639	(10)	$2,690,781
	02/14/2019	—		—	63,782	(11)	$3,932,798
	02/13/2020	—		—	75,298	(12)	$4,642,875
Jane Fraser	02/16/2017	9,433	(1)	$581,639	—		—
	02/15/2018	—		—	16,120	(2)	$993,959
	02/15/2018	9,011	(3)	$555,618	—		—
	02/14/2019	—		—	31,536	(4)	$1,944,510
	02/14/2019	—		—	42,048	(5)	$2,592,680
	11/25/2019	—		—	63,020	(8)	$3,885,813
	02/13/2020	—		—	45,620	(6)	$2,812,929
	02/13/2020	—		—	45,620	(7)	$2,812,929
Michael Whitaker	02/16/2017	—		—	10,997	(9)	$678,075
	02/15/2018	—		—	11,564	(13)	$713,036
	02/14/2019	—		—	11,821	(14)	$728,883
	02/14/2019	—		—	20,883	(11)	$1,287,666
	02/13/2020	—		—	38,672	(15)	$2,384,516

(1)	This Deferred Stock Award granted on February 16, 2017, vests in four equal annual installments beginning on January 20, 2018, subject to a performance-based vesting condition described on page 99.
(2)	This Deferred Stock Award granted on February 15, 2018, vests in four equal annual installments beginning on January 20, 2019, subject to a performance-based vesting condition described on page 99.
(3)	This Performance Share Unit award granted on February 15, 2018, vests in three equal annual installments beginning on January 20, 2019, subject to performance conditions based on return on tangible common equity and cumulative earnings per share. The value of earned Performance Share Units is delivered in full after the end of the three-year performance period. The table includes the entire value of Performance Share Units assuming that 100% of target for both performance metrics is achieved and the Citi common stock price at December 31, 2019, remains unchanged through the end of the performance period in 2020.
(4)	This Deferred Stock Award granted on February 14, 2019, vests in four equal annual installments beginning on January 20, 2020, subject to a performance-based vesting condition described on page 99.

www.citigroup.com

106	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

(5)	This Performance Share Unit award granted on February 14, 2019, vests in three equal annual installments beginning on January 20, 2020, subject to performance conditions based on return on tangible common equity and cumulative earnings per share. The value of earned Performance Share Units is delivered in full after the end of the three-year performance period. The table includes the entire value of Performance Share Units assuming that 100% of target for both performance metrics is achieved and the Citi common stock price at December 31, 2019, remains unchanged through the end of the performance period in 2021.
(6)	This Deferred Stock Award granted on February 13, 2020, vests in four equal annual installments beginning on January 20, 2021, subject to a performance-based vesting condition described on page 99.
(7)	This Performance Share Unit award granted on February 13, 2020, vests in three equal annual installments beginning on January 20, 2021, subject to performance conditions based on return on tangible common equity and tangible book value per share. The value of earned Performance Share Units is delivered in full after the end of the three-year performance period. The table includes the entire value of Performance Share Units assuming that 100% of target for both performance metrics is achieved and the Citi common stock price at December 31, 2020, remains unchanged through the end of the performance period in 2022.
(8)	This Deferred Stock Award granted on November 25, 2019, vests in four equal annual installments beginning on November 20, 2020, subject to a performance-based vesting condition described on page 99.
(9)	This Deferred Stock Award granted on February 16, 2017, vests in five equal annual installments beginning on February 20, 2018, subject to a performance-based vesting condition described on page 99 and a six-month holdback period after each vesting date.
(10)	This Deferred Stock Award granted on February 15, 2018, vests in five equal annual installments beginning on February 20, 2019, subject to a performance-based vesting condition described on page 99 and a six-month holdback period after each vesting date.
(11)	This Deferred Stock Award granted on February 14, 2019, vests in five equal annual installments beginning on February 20, 2020, subject to a performance-based vesting condition described on page 99 and a six-month holdback period after each vesting date.
(12)	This Deferred Stock Award granted on February 13, 2020, vests in five equal annual installments beginning on February 20, 2021, subject to a performance-based vesting condition described on page 99 and a six-month holdback period after each vesting date.
(13)	This Deferred Stock Award granted on February 15, 2018, vests in three equal annual installments beginning on February 20, 2019, subject to a performance-based vesting condition described on page 99 and a 12-month holdback period after each vesting date.
(14)	This Deferred Stock Award granted on February 14, 2019, vests in three equal annual installments beginning on February 20, 2020, subject to a performance-based vesting condition described on page 99 and a 12-month holdback period after each vesting date.
(15)	This Deferred Stock Award granted on February 13, 2020, vests in three equal annual installments beginning on February 20, 2021, subject to a performance-based vesting condition described on page 99 and a 12-month holdback period after each vesting date.

Option Exercises and Stock Vested in 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Michael Corbat	—	—	209,643	$16,875,768
Mark Mason	—	—	25,453	$2,064,779
Paco Ybarra	—	—	45,326	$3,537,704
Jane Fraser	—	—	109,266	$8,195,857
Michael Whitaker	—	—	28,193	$2,200,519

(1)	The values in the Stock Awards column reflect Deferred Stock Awards and Performance Share Units that were delivered to the named executive officers in 2020.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	107

2020 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Michael Corbat	The Citigroup Pension Plan	24.4	$131,637	$0
Mark Mason	The Citigroup Pension Plan	6.0	$47,754	$0
Paco Ybarra	The Retirement Plan for Specified Non-United States	13.8	$472,549	$0
	International Staff of Citibank, N.A. and Participating Companies
	(International Staff Plan)
Jane Fraser	—	—	—	—
Michael Whitaker	—	—	—	—

(1)	The mortality table, plan discount rate, interest crediting rate, and payment form assumptions used in determining the present value of The Citigroup Pension Plan, International Staff Plan, and Pay Cap Plan benefits are the same as the year-end 2020 assumptions used to prepare Note 8 to the Consolidated Financial Statements of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2020. Benefits in the 2020 Pension Benefits Table have been calculated using a normal retirement age of 65, as defined in the plans.

Citi’s policy is that executives should accrue retirement benefits on the same basis generally available to Citi employees under Citi’s broad-based, tax-qualified retirement plans. Citi has not granted extra years of credited service under any retirement plan to any of the named executive officers. Ms. Fraser and Mr. Whitaker have never been eligible to participate in a defined benefit pension plan under the terms of Citi’s broad-based retirement programs in effect in their employment countries; they have participated only in defined contribution retirement plans since the commencement of their employment at Citi.

The following describes the pension plans listed in the 2020 Pension Benefits Table.

The Citigroup Pension Plan. The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all eligible U.S. employees. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members and generally ceased benefit accruals effective December 31, 2007. Mr. Corbat and Mr. Mason are eligible for benefits under this plan. Their entire benefits are cash balance benefits.

The Citigroup Pension Plan cash balance benefit is expressed as a hypothetical account balance. Prior to January 1, 2008, the plan generally provided for the annual accrual of benefit credits for most of the covered population, including the covered named executive officers, at a rate between 1.5% and 6% of eligible compensation; the benefit credit rate increased with age and service. Eligible compensation generally included base salary and incentive awards, but excluded compensation payable after termination of employment, certain non-recurring payments, and other benefits. Annual eligible compensation was limited by the Internal Revenue Code to $225,000 for 2007 (the final year of cash balance benefit accrual). Interest credits continue to be applied annually to each participant’s account balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service).

Benefits under The Citigroup Pension Plan are payable in annuity form or in other optional forms, including a lump sum, upon termination of employment. The Citigroup Pension Plan’s normal retirement age is 65. The portion of an eligible participant’s benefit determined under the Citibank Retirement Plan formula may be paid upon early retirement, which is defined for this purpose as the first day of the month after the later of the participant’s 55th birthday or the date on which the participant completes a year of service (as defined in the plan).

The Retirement Plan for Specified Non-United States International Staff of Citibank, N.A. and Participating Companies (International Staff Plan). The International Staff Plan is an unfunded, nonqualified deferred compensation plan that was offered to a select group of management or highly compensated employees. The International Staff Plan provided a retirement benefit to internationally mobile staff participating in the Citi Expatriate Program who, due to their mobile status, were ineligible for any other Citi defined benefit retirement plan. Benefits mirrored the Citibank Retirement Plan and, after 1999, The Citigroup Pension Plan. The International Staff Plan closed to new members and generally ceased benefit accruals effective December 31, 2007, like The Citigroup Pension Plan.

www.citigroup.com

108	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

Mr. Ybarra accrued benefits under the International Staff Plan from 1994 through 2007. From 1994 through 1999, Mr. Ybarra accrued an International Staff Plan benefit determined using the Citibank Retirement Plan formula described above, and from 2000 through 2007, Mr. Ybarra accrued an International Staff Plan benefit determined using The Citigroup Pension Plan cash balance benefit formula previously described. Limits on eligible compensation and benefits imposed by the Internal Revenue Code on tax-qualified retirement plans generally did not apply to International Staff Plan benefit accruals because the International Staff Plan is nonqualified; however, the International Staff Plan was amended over time to include certain limits. Effective January 1, 2000, eligible compensation under the International Staff Plan was limited to $500,000, and effective January 1, 2002, the limit on eligible compensation imposed by the Internal Revenue Code applied to International Staff Plan benefit accruals.

Mr. Ybarra is eligible for early retirement under the Citibank Retirement Plan formula, meaning that he is eligible for a benefit, actuarially reduced for early commencement, under the International Staff Plan commencing upon his termination of employment. He is eligible for an unreduced benefit commencing immediately if he terminates employment after attaining age 60, or, if he terminates employment before age 60, he is eligible for an unreduced benefit commencing at age 65. The International Staff Plan offered lump sum and life annuity distribution options to participants.

Payments upon Termination or Change of Control

General Policies. Citi does not provide guaranteed executive severance or change of control agreements.

Potential Payments Table. Set forth below is a table showing the estimated value of outstanding awards that would have been delivered over time to each named executive officer employed by Citi on December 31, 2019, had the applicable employment termination or other event occurred on December 31, 2019 and assuming that all award vesting and performance conditions are satisfied. Unless the awards are forfeited, the awards shown in the Potential Payments Table vest on schedule following termination of employment and do not accelerate by their terms except in the case of death. The closing price of Citi’s common stock on December 31, 2019 ($79.89) was used in developing the estimates shown in the Potential Payments Table.

Name	Change of Control of Citigroup ($)	Termination for Gross Misconduct ($)	Involuntary Termination not for Gross Misconduct ($)	Voluntary Resignation or Retirement ($)	Death or Disability ($)
Michael Corbat
Deferred Stock Awards	$0	$0	$16,387,193	$16,387,193	$16,387,193
Performance Share Units(1)	$0	$0	$15,673,602	$15,673,602	$15,673,602
Deferred Cash Awards	$0	$0	$0	$0	$0
Mark Mason
Deferred Stock Awards	$0	$0	$4,555,687	$4,555,687	$4,555,687
Performance Share Units(1)	$0	$0	$2,368,422	$2,368,422	$2,368,422
Deferred Cash Awards	$0	$0	$2,497,935	$2,497,935	$2,497,935
Paco Ybarra
Deferred Stock Awards	$0	$0	$13,095,721	$13,095,721	$13,095,721
Performance Share Units	$0	$0	$0	$0	$0
Deferred Cash Awards(2)	$0	$0	$13,826,744	$13,826,744	$13,826,744
Jane Fraser
Deferred Stock Awards(3)	$0	$0	$6,333,037	$6,333,037	$6,333,037
Performance Share Units(1)	$0	$0	$5,961,227	$5,961,227	$5,961,227
Deferred Cash Awards(3)	$0	$0	$0	$0	$0
Michael Whitaker
Deferred Stock Awards	$0	$0	$5,792,156	$5,792,156	$5,792,156
Performance Share Units	$0	$0	$0	$0	$0
Deferred Cash Awards(2)	$0	$0	$6,008,858	$6,008,858	$6,008,858

(1)	The Potential Payments Table includes (a) the value of the Performance Share Units granted in February 2018 assuming that the Citi common stock price at December 31, 2020, remained unchanged through the final vesting date; and (b) the value of the Performance Share Units granted in February 2019 and February 2020 assuming that Performance Share Units are earned at 100% of target levels and that the Citi common stock price at December 31, 2020, remains unchanged through the final vesting date.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	109

(2)	Mr. Ybarra’s and Mr. Whitaker’s Deferred Cash Awards are denominated in British pounds because they were awarded for years in which they were employed in London. The amounts presented above for Mr. Ybarra and Mr. Whitaker are shown as converted from British pounds to U.S. dollars at the December 31, 2019, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.36695 U.S. dollars).
(3)	Ms. Fraser will forfeit the unvested portion of her one-time deferred incentive award granted in 2019 if she terminates employment prior to the applicable vesting dates with Citi for any reason, including death or disability. Therefore, the value of the one-time deferred incentive award is not included in the amounts shown in this table.

Deferred Stock Awards; Rule of 60. Deferred Stock Awards granted to the named executive officers under the 2019 Stock Incentive Plan and predecessor plans vest over a period of four or five years subject to performance conditions. Deferred Stock Awards provide for accelerated vesting if a participant dies but provide for vesting on schedule in all other circumstances in which vesting occurs after termination of employment. If a participant’s combined years of age and service meet the Rule of 60 at the time he or she voluntarily resigns, the participant’s Deferred Stock Awards will continue to vest on schedule over the vesting period, provided he or she does not work for a “significant competitor” during the vesting period. A participant meets the Rule of 60 if his or her age plus full years of service equals at least 60 and he or she either: (i) is at least age 50 with at least five full years of service; or (ii) is under age 50 with at least 20 full years of service. Partial years of age and service are each rounded down to the nearest whole number. In contrast, if a participant does not meet the Rule of 60 and voluntarily resigns, any unvested Deferred Stock Awards are forfeited, unless the participant becomes employed in an “alternative career.”

Under the “alternative career” provisions of Citi’s Deferred Stock Awards, employees may continue to vest in their deferred awards if they resign from Citi to work full-time in government or at a charitable organization or to teach full-time at an educational institution. All of the named executive officers had attained the Rule of 60 before December 31, 2020, so none of them are eligible for the “alternative career” provisions, and each of them would be eligible for continued vesting following resignation without regard to whether they pursued an “alternative career.”

Performance Share Units. Performance Share Units have the same vesting provisions covering termination of employment as those applicable to Citi’s Deferred Stock Awards, including the Rule of 60. Any named executive officer who meets the Rule of 60 will receive his or her earned Performance Share Units unless: (i) he or she voluntarily resigns during the performance period and performs services for a competitor, or (ii) he or she is terminated for gross misconduct (in which case the undelivered award is cancelled). If a named executive officer who meets the Rule of 60 resigns and competes, at the end of the performance period, he or she will forfeit a prorated Performance Share Unit award, based on his or her service during the performance period. For example, if such a named executive officer resigns after the first year of the performance period to work for a competitor, he or she will receive one-third of the earned Performance Share Units after the end of the three-year performance period and the other two-thirds will be forfeited.

Deferred Cash Awards. Deferred Cash Awards have the same vesting provisions covering termination of employment as those applicable to Citi’s Deferred Stock Awards, including the Rule of 60.

“Double Trigger” Change of Control Requirement. Citi’s 2019 Stock Incentive Plan and its predecessor, the 2014 Stock Incentive Plan, have a “double trigger” requirement, which provides that an involuntary termination of employment not for gross misconduct must occur as a result of a “change of control” of Citi before any vesting of equity awards may occur in connection with the change of control. In addition, the Compensation Committee has a policy that equity awards granted to executive officers will not be accelerated solely by reason of a change of control of Citigroup Inc. The intent of the policy is for such a change of control to have no impact on the applicable awards, absent a qualifying termination of employment. The same change of control provisions apply to Citi’s Performance Share Units and Deferred Cash Awards.

www.citigroup.com

110	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

Under the 2019 Stock Incentive Plan, a “change of control” means: (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc. or a dissolution or liquidation of Citigroup Inc.; or (iv) consummation of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction. The 2014 Stock Incentive Plan had the same provision.

Management Analysis of Potential Adverse Effects of Compensation Plans

Citi has adopted multiple coordinated strategies to manage the risk of material adverse effects to the franchise through the design and administration of its incentive compensation programs, including those applicable to the named executive officers. Those strategies, including regular analyses and reviews by Citi’s Chief Risk Officer, are detailed on pages 87-88 of this Proxy Statement. On the basis of the foregoing analysis, management has concluded that Citi’s compensation plans are not reasonably likely to have a material adverse effect on Citi.

Citi 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION	111

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

●	For 2020, the median annual total compensation of all employees of our company (other than the CEO) was $54,718, and the annual total compensation of our CEO was $22,993,609.(1)
●	Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was estimated to be 420 to 1.

(1)

This number is the sum of the 2020 total compensation reported in the 2020 Summary Compensation Table and the value of employer contributions to broad-based employee benefit plans not already included in the Summary Compensation Table.

CEO Pay Ratio Supplemental Information

Citi aims to provide competitive pay and benefits for each employee’s role in every business and geography. Market levels of pay are therefore important factors in determining pay for every role at Citi, including senior executive roles. In addition, Citi’s business mix and global footprint drive the median pay level at Citi. Approximately 68% of our workforce is employed outside the U.S., and 47% of our workforce is employed in Global Consumer Banking.

HEADCOUNT AT DECEMBER 31, 2020
By Business or Function	By Region

(1)

Includes Finance, Human Resources, Independent Compliance Risk Management, Legal, Risk Management, and headcount attributable to legacy assets and operations. Additional Compliance and Risk Management staff are included in business headcounts.

www.citigroup.com

112	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2020 EXECUTIVE COMPENSATION

How We Calculated the Ratio

●	The “median annual total compensation of all employees” is the annual total compensation of a single employee who is at the midpoint of employees ranked in order of compensation amounts. When determining our midpoint, we considered compensation of 210,152 Citi employees (other than the CEO) who were employed by Citi on December 31, 2020, in about 100 countries. We did not exclude any countries and we did not make any adjustments for the cost of living.
●	SEC regulations allow employers to identify the midpoint based on a “consistently applied compensation measure” (CACM). We used 2020 base pay and cash payments under our incentive compensation plans as our CACM to determine the midpoint of our employee population. We chose this CACM because these two pay elements were consistently available across all countries in which we have employees.
➢	Where full year information from our formulaic incentive compensation plans was not available, we estimated such amounts using third quarter payments as a proxy for fourth quarter payments, consistent with the design of the plans and our experience with the data. The incentive compensation plans for Citi employees with compensation in the range of our midpoint generally have quarterly payment schedules.
➢	Compensation paid in foreign currency was converted to U.S. dollars using a monthly average.
➢	We did not consider discretionary cash incentives, equity awards, or deferred cash awards as part of the analysis because all employees eligible for discretionary incentives, equity awards, or deferred cash awards are paid well above our midpoint, and therefore, including or excluding such compensation would not affect our midpoint.
●	We then calculated the 2020 “annual total compensation” for a group of representative employees with compensation at or very near our 2020 midpoint (our “midpoint group”). We used the 2020 annual total compensation of the employee with 2020 annual total compensation at approximately the median of our midpoint group to determine our CEO pay ratio.
➢	In determining the “annual total compensation” for each employee in our midpoint group, we followed the methodology required under SEC regulations for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table, and, as permitted under the SEC regulations, added the value of employer contributions to broad-based employee benefit plans not already included in the Summary Compensation Table.
●	The SEC rules for identifying the median-paid employee and calculating the CEO pay ratio allow companies to apply various methodologies and assumptions and, as a result, the CEO pay ratio reported by Citi may not be comparable to the CEO pay ratio reported by other companies.

Citi 2021 Proxy Statement

113

Proposal 4: Approval of Additional Authorized Shares under the Citigroup 2019 Stock Incentive Plan

On the recommendation of the Compensation Committee, the Board has unanimously approved an amendment to the Citigroup 2019 Stock Incentive Plan (the 2019 Plan). The amendment would increase the authorized number of shares available for grant by 20 million. The discussion and description of the 2019 Plan, as amended, that follows is qualified in its entirety by the text of the 2019 Plan that is included as Annex B.

Board Recommendation The Board recommends that you vote FOR approval of the amendment to the Citigroup 2019 Stock Incentive Plan increasing the number of authorized shares, as described in Proposal 4.

Executive Summary

●	20 million shares are requested.
●	No other changes are being proposed for the 2019 Plan.
●	Key facts are :
➢	34.02 million shares reserved for issuance and available for grant under the 2019 Plan as of December 31, 2020,
➢	28.55 million shares subject to outstanding awards under the 2019 Plan and its predecessor plans as of December 31, 2020, and
➢	2,086.7 million total shares of Citi common stock outstanding as of the record date.
●	We have strong equity award practices, including limiting the percentage of deferred incentive pay awarded in stock, stock ownership requirements for executive officers, and clawbacks.
➢	Important terms of the 2019 Plan are aligned with stockholder interests, including a minimum one-year vesting requirement applicable to at least 95% of the shares granted under the plan, stringent change of control provisions, an annual limit on the number of shares and stock options and SARs that may be granted to employees, and prohibitions on option repricings, reload options, and discounted stock options. The 2019 Plan has a fixed number of shares available for grant and limits on dividends and dividend equivalent payments.

Our Recent Share Requests

At the 2019 Annual Meeting, stockholders approved the 2019 Plan, including an initial share authorization of 30 million shares. The initial authorization was estimated to be approximately equal to the shares that would no longer be available for grant upon the expiration of the 2014 Stock Incentive Plan (the 2014 Plan); no additional shares were requested at our 2019 Annual Meeting. The initial share authorization under the 2019 Plan was intended to support grant activity for at least one year. At the 2020 Annual Meeting, we requested an additional 15 million shares, which was intended to support grant activity for one year. Our current share request is consistent with our approach on share authorizations, which is to request increases as often as annually but only as needed to support grant activities for at least one year.

www.citigroup.com

114	PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN

Our Equity Award Practices Are Aligned with Stockholder Interests

●

Equity compensation aligns employee and stockholder interests. Citi’s equity awards are a key component of annual incentive awards for thousands of employees worldwide, thereby aligning the interests of stockholders and a broader group of Citi employees (not just senior executives). In 2021, approximately 8,215 employees in 60 countries received equity awards under the 2019 Plan as part of their annual incentive awards.

●	Citi has prudent equity award practices.
➢

Our equity pay mix minimizes dilution from our executive compensation programs. Under our generally applicable approach to annual executive compensation, 50% of the deferred portion of named executive officer incentive compensation is payable in deferred stock awards, and 50% is payable in performance share units that have performance-based vesting features and are settled in cash with a value linked to the value of Citi common stock. This practice links named executive officer deferred compensation to the value of Citi common stock, yet will limit the use of shares under the 2019 Plan.

➢

All deferred equity awards have clawbacks. Citi’s equity awards are subject to one or more clawbacks that provide for cancellation in a range of circumstances, as set forth on page 88 of this Proxy Statement.

➢

Stock ownership requirements. Executive officers are generally required to hold at least 75% of the net after-tax shares acquired through Citi’s incentive compensation programs as long as they are executive officers. In addition to that stock ownership commitment, effective January 1, 2013, executive officers are required to retain at least 50% of the shares subject to the stock ownership commitment for one year after ceasing to be an executive officer, as a result of leaving Citi employment or otherwise.

➢

Share buybacks have the incidental effect of offsetting dilution from equity compensation programs. In the first quarter of 2020, Citi continued the return of capital to stockholders through common stock repurchases and dividends. However, on March 15, 2020, Citi announced it had joined other major U.S. banks in suspending share repurchases to support clients in light of the pandemic. Citi commenced share repurchases in February 2021 and plans to continue the meaningful return of capital to stockholders through common stock repurchases and dividends that it followed in each of the prior five years preceding 2020.

●

Equity compensation helps Citi to comply with its regulatory obligations. Regulatory guidance in the U.S. and in other countries in which Citi does business provides that a substantial portion of variable compensation awarded to senior executives and other employees whose actions have a material impact on the risk exposure of Citi should be awarded in shares.

Overhang Table

“Overhang” refers to the potential stockholder dilution represented by outstanding employee equity awards and shares available for future grants.

	December 31, 2020(1)	April 27, 2021 (estimated)(2)
Simple overhang(3)	3.01%	3.96%
Fully diluted overhang(4)	2.92%	3.81%

(1)

The following data as of December 31, 2020, was used in the calculation of overhang percentages: outstanding equity awards under the 2019 Plan and its predecessor plans (unvested stock awards of 28.38 million and unexercised stock options of 0.17 million, totaling 28.55 million shares); shares available for grant under the 2019 Plan (34.02 million); and common shares outstanding (2,082.1 million).

(2)

Our overhang estimates at April 27, 2021, are based on the assumptions that the number of shares subject to outstanding awards on that date is the same as the number outstanding on December 31, 2021, and Proposal 4 is approved by stockholders such that 54.02 million shares will be available for future grants under the 2019 Plan. For purpose of this estimate, we have used the common shares outstanding as of the record date, which was 2,086.7 million.

(3)	Simple overhang is the sum of outstanding equity awards and shares available for grant under the applicable plan stated as a percentage of common shares outstanding.
(4)	Fully diluted overhang is the sum of outstanding equity awards and shares available for grant under the applicable plan stated as a percentage of fully diluted common shares (i.e., common shares outstanding plus outstanding equity awards and shares available for grant under the applicable plan).

Citi 2021 Proxy Statement

PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN	115

Run Rate Table

Our run rate is the number of shares subject to equity awards granted during a year stated as a percentage of common shares outstanding for such year, based on annual grant data and the basic weighted average number of common shares outstanding as reported in Citigroup’s Annual Report on Form 10-K for such year.

	2018	2019	2020	Three-year average
Run rates for 12-month periods ending December 31	0.52%	0.66%	0.59%	0.59%

The preceding Overhang Table and Run Rate Table demonstrate our prudent use of shares.

Our Plan Terms Are Aligned with Stockholder Interests

The following features of the 2019 Plan protect the interests of our stockholders:

●	No “evergreen” feature. The 2019 Plan has a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.
●	Minimum one-year vesting requirement. Our one-year minimum vesting requirement will generally apply to at least 95% of the shares that may be granted pursuant to any type of award.
●

A limit on total annual compensation for Directors. The maximum number of shares subject to awards to an individual Director in a calendar year, taken together with any cash fees paid during the calendar year to the Director for services as a member of the Board, may not exceed $1 million in value, except where the Board of Directors approves a higher limit for a non-executive Board chair.

●

Annual limits on shares and options or SARs that can be granted to individual employees. The 2019 Plan limits the number of shares subject to stock options and SARs that may be granted in a calendar year to an individual employee to one million shares. Separately, the 2019 Plan limits the number of shares subject to stock awards that may be granted in a calendar year to an individual employee to one million shares.

●	No discounted options or SARs. Option or SAR exercise prices must be at least 100% of fair market value on the date an option or SAR is granted.
●

No repricings or cash buyouts. The 2019 Plan prohibits any “repricing” of any outstanding option or SAR, except with the approval of the stockholders of the Company. The 2019 Plan defines “repricing” to mean (i) any action that constitutes a “repricing” under GAAP or the rules of the NYSE (including any modification or amendment to an outstanding option or SAR that has the effect of reducing its exercise price); (ii) any cancellation of an outstanding option or SAR when its exercise price exceeds its fair market value in exchange for cash; (iii) any cancellation of an option or SAR in exchange for a new option or SAR with a lower exercise price; or (iv) a substitution of a stock award for an option or SAR when its exercise price exceeds fair market value; in each case other than a permitted equitable adjustment.

●

No reload option grants. Reload options are additional options that are granted automatically upon the exercise of previously granted options; options granted under the 2019 Plan may not include a reload feature.

●

No liberal share “recycling.” If an award under the 2019 Plan, or, after April 16, 2019 (the effective date of the 2019 Plan), the 2014 Plan and the 2009 Stock Incentive Plan (the 2009 Plan), is forfeited, cancelled, or expires or is settled without the issuance of shares, the shares subject to such award will be available for future grants under the 2019 Plan. However, the 2019 Plan prohibits re-granting shares withheld or tendered to pay option exercise prices, repurchased by the Company with option exercise proceeds, or withheld or tendered to satisfy tax withholding obligations on any award. Also, shares of stock subject to SARs that are not issued on settlement may not be re-granted.

●

No dividend or dividend equivalent payments on unvested shares subject to a performance vesting condition. The 2019 Plan permits payment of dividends or dividend equivalents on shares of restricted or deferred stock subject to a performance vesting condition only if and when the underlying shares vest. The 2019 Plan also prohibits the payment of dividends and dividend equivalents on shares subject to outstanding options and SARs.

www.citigroup.com

116	PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN

●

A “double trigger” change of control provision. The 2019 Plan requires that participants must experience an involuntary termination of employment for an award to vest as a result of a change of control of Citigroup Inc. (a “double trigger”). The Compensation Committee has also adopted a policy affirming that no deferred incentive awards to executive officers will vest solely by reason of a change of control of Citigroup Inc.

●	No excise tax gross-ups. The 2019 Plan does not provide for excise tax gross-ups in the event of a change of control of Citigroup Inc., nor do any executive agreements.
●

No liberal definition of change of control. Our definition of “change of control” of Citigroup Inc. requires the consummation, and not merely the approval, of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from such transaction. Additionally, the 2019 Plan defines a “change of control” of Citigroup Inc. to mean: (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); or (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc., or a dissolution or liquidation of Citigroup Inc.

●

Ability to adopt sub-plans that facilitate participation by employees located outside the United States. Any special terms or conditions that the Compensation Committee considers necessary or appropriate to accommodate differences in non-U.S. law, tax policy, or custom may be included in a sub-plan that forms a part of the 2019 Plan.

Equity Compensation Plan Information

All of Citi’s outstanding equity awards have been granted under three stockholder-approved plans—the 2019 Plan and two predecessor plans, the 2014 Plan and the 2009 Plan. There are no equity awards outstanding under plans for which stockholder approval was not required or sought. The information below is as of December 31, 2020.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in millions)		(b) Weighted-average exercise price of outstanding options, warrants, and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved by security holders	28.55	(1)	$47.42	34.02
Equity compensation plans not approved by security holders	0		N/A	0
Total	28.55		$47.42	34.02

(1)

Includes 28.38 million shares issuable upon the vesting of deferred stock awards. As such, these awards do not have an exercise price; only the 0.17 million outstanding options are considered when determining the weighted-average exercise price in column (b).

2019 Plan Benefits

Awards under the 2019 Plan are granted by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by any particular employee or group of employees in the future is not determinable at this time.

Citi 2021 Proxy Statement

PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN	117

Description of the Citigroup 2019 Stock Incentive Plan

This summary description of the 2019 Plan, as amended, is qualified in its entirety by reference to the 2019 Plan document, which is included as Annex B to this Proxy Statement. If Proposal 4 is approved by stockholders at our Annual Meeting, we intend to file a registration statement on Form S-8, pursuant to the Securities Act of 1933, as amended, to register the additional shares authorized for grant under the 2019 Plan.

General. The 2019 Plan became effective on April 16, 2019 and will expire on the date of the annual meeting of stockholders to be held in 2024. The 2019 Plan provides for various types of awards denominated in shares of Citi common stock to Citi employees, officers, and non-employee Directors. The NYSE closing price of a share of Citi common stock on March 8, 2021 was $72.22.

Administration. The 2019 Plan is administered by the Compensation Committee. All members of such Committee or a sub-committee thereof must satisfy the requirements for independence of SEC Rule 16b-3. With respect to participants who are outside Directors, the 2019 Plan is administered by the Board. The Compensation Committee may delegate some or all of its authority over administration of the 2019 Plan to one or more officers, directors, employees, or another plan administrator except with respect to persons who are Section 16(a) officers. In addition, any special terms or conditions that the Compensation Committee considers necessary or appropriate to accommodate differences in non-U.S. law, tax policy or custom may be included in a sub-plan that forms a part of the 2019 Plan.

Eligibility. All “employees” of Citi—within the broad definition set forth in the instructions to the SEC Form S-8 registration statement, as in effect on April 16, 2019, but expressly excluding consultants and advisors who are not members of the Board—generally are eligible to receive awards under the 2019 Plan. Based on worldwide employment at December 31, 2019, approximately 210,000 persons could be eligible to participate in the 2019 Plan. However, participation is discretionary—awards are subject to approval by the Compensation Committee. In general, employees with discretionary annual incentive awards of at least $100,000 are eligible to receive at least 25% of that annual award in deferred stock. In 2020 through March 1, 2021, awards were made under the 2019 Plan to 16 non-employee Directors, 21 executive officers, and approximately 8,215 employees worldwide. Former “employees” are eligible to participate in the 2019 Plan, but only with respect to their last year of service or substitute awards to replace awards granted by a prior employer acquired by the Company.

Shares subject to the 2019 Plan. Shares of Citi common stock issued in connection with awards under the 2019 Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. The initial share authorization under the 2019 Plan was 30 million shares. Pursuant to the amendment approved at the 2020 Annual Meeting, the number of authorized shares increased by 15 million. Pursuant to the amendment described in Proposal 4, the number of authorized shares would increase by 20 million.

“Recycling” provisions. If an award under the 2019 Plan, or, after April 16, 2019 (the effective date of the 2019 Plan), the 2014 Plan and the 2009 Plan, is forfeited, cancelled, or expires or is settled without the issuance of shares, the shares subject to such award will be available for future grants under the 2019 Plan. However, shares tendered by a participant or withheld by Citi to pay an option exercise price, withheld or tendered to satisfy tax withholding obligations relating to any award, repurchased by Citi with option exercise proceeds, covered by a stock-settled SAR (without regard to the number of shares actually issued upon exercise) or withheld to satisfy any debt or other obligation owed to Citi, and cancelled fractional shares will be considered issued and shall not be added to the maximum number of shares that may be issued under the 2019 Plan.

www.citigroup.com

118	PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN

Limits on awards. The maximum number of shares subject to awards to an individual Director in a calendar year (including awards made at the election of a Director in lieu of his or her cash retainer), taken together with any cash fees paid during the calendar year to the Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), may not exceed $1 million in value, as determined as of the date of each award. However, the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Director receiving any additional compensation may not participate in the decision to award such compensation. For all other eligible “employees,” the number of shares subject to stock options or SARs granted during a calendar year may not exceed one million shares, and the number of shares that may be subject to stock awards granted in a calendar year may not exceed one million shares, unless granted subject to substitute awards that replace awards of a former employer acquired by the Company.

Types of awards. The following types of awards may be made under the 2019 Plan:

●	Stock options. An award of a stock option under the 2019 Plan grants a participant the right to purchase a specified number of shares of Citi common stock during a specified term in the future at an exercise price equal to at least 100% of the “fair market value” (see below) of Citi common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant.
●	Stock appreciation rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of Citi common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of fair market value of a share of Citi common stock on the grant date) times the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Citi common stock. The term of a SAR may not exceed 10 years from the date of the grant.
➢	For purposes of setting the exercise price of any option or SAR granted under the 2019 Plan, “fair market value” means the closing price on the NYSE (or on the principal national securities exchange on which the common stock is traded or quoted, if not the NYSE) on the date on which the stock option or SAR is granted. For all other purposes under the 2019 Plan, “fair market value” will be as determined by the Compensation Committee.
●	Stock payment. The Compensation Committee may grant vested shares of Citi common stock as a stock payment.
●	Restricted stock. A restricted stock award is an award of outstanding shares of Citi common stock that does not vest until vesting conditions are satisfied and which will be forfeited if conditions to vesting are not met. Unless the Compensation Committee determines otherwise, participants who receive awards of restricted stock are also generally entitled to direct the voting of the unvested shares underlying their awards on matters submitted to a vote of stockholders. All shares underlying outstanding (unvested) restricted stock awards as to which no voting instructions are received are voted proportionately, based on the voting instructions received with respect to all other restricted shares. Participants may receive dividends on the shares subject to their awards during the vesting period, unless the awards are subject to one or more performance conditions, in which case the dividends, if any, shall be paid only if and when, and only to the extent that, the underlying shares vest.
●	Deferred stock. A deferred stock award is an unfunded, unsecured promise to deliver shares of Citi common stock to the participant in the future, if the participant satisfies the conditions to vesting. Participants do not have voting rights (their rights are no greater than a general unsecured creditor of the Company), but may receive dividend equivalent payments during the vesting period, unless the awards are subject to one or more performance conditions, in which case the dividend equivalents, if any, shall be paid to participants only if and when, and only to the extent that, the underlying shares vest.
●	Other stock-based awards. The Compensation Committee may grant any other award that is denominated in shares of Citi common stock and that may be settled by the delivery of shares and/or cash. For the avoidance of doubt, awards that by their terms shall be settled only in cash shall not be considered to have been granted under the 2019 Plan.
●	Performance-based awards. Subject to the terms of the 2019 Plan, the Compensation Committee may grant awards that are subject to one or more performance conditions related to a performance period of not less than one year.

Citi 2021 Proxy Statement

PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN	119

Minimum vesting requirement. Awards granted under the 2019 Plan may not vest earlier than the first anniversary of the date on which the award is granted, except that the Compensation Committee may grant awards that vest in less than a year (i) as a “substitute award” to replace awards of a former employer acquired by the Company, (ii) awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional awards the Compensation Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2019 Plan. This restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, leave of absence, termination of employment, change of control, or upon the sale or other disposition of the subsidiary employing a participant or other similar event.

Performance conditions. In the case of an award subject to a performance condition, the applicable performance condition may include one or more of the following performance conditions and be expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre- or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, book value or book value per share, economic value-added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total shareholder return, market share, debt reduction, net promoter scores, operating efficiency ratios, expense ratios, liquidity ratios, regulatory achievements, or any objective or subjective performance conditions selected by the Compensation Committee.

Prohibition against repricing. The 2019 Plan prohibits any action under the 2019 Plan that would constitute a ”repricing” of any outstanding option or SAR granted under the 2019 Plan, the 2014 Plan, the 2009 Plan or any other plan of the Company or of any acquired company, except with the approval of the stockholders of the Company. The 2019 Plan defines “repricing” to mean: (i) any action that constitutes a “repricing” under GAAP or the rules of the NYSE (including any modification or amendment to an outstanding option or SAR that has the effect of reducing its exercise price); (ii) any cancellation of an outstanding option or SAR when its exercise price exceeds its fair market value in exchange for cash; (iii) any cancellation of an option or SAR in exchange for a new option or SAR with a lower exercise price; or (iv) a substitution of a stock award for an option or SAR when its exercise price exceeds fair market value; in each case other than a permitted equitable adjustment.

Prohibition of reload options. The 2019 Plan does not permit the grant of “reload” options.

Repayment obligation; right of set-off. If the Compensation Committee subsequently determines that all conditions to vesting and payment of an award, or the vesting and exercisability of an option or SAR, were not satisfied in full, the Compensation Committee may cancel such vesting or exercise and refuse to issue shares and immediately terminate the participant’s rights with respect to such award (or improperly vested portion thereof). If the vesting or exercise of any such award (or portion thereof) has already been settled by delivery of shares or cash, the participant shall be obligated, upon demand, to return the shares or cash (or higher value received at vesting or exercise), to Citi, without reduction for any shares or cash withheld to satisfy withholding tax or other obligations. Consistent with the requirements of Section 409A of the Internal Revenue Code, the 2019 Plan also provides for the set-off of vested awards against obligations a participant may owe to Citi, including but not limited to the obligation to repay improperly vested or exercised awards. Any failure to timely pay tax-related obligations owed to Citi in connection with an award may result in its cancellation.

Non-transferability. During the vesting period, awards and sale-restricted shares generally are not transferable other than by will or the laws of descent and distribution.

www.citigroup.com

120	PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN

Adjustments. The 2019 Plan provides that the Compensation Committee shall make appropriate equitable adjustments to the maximum number of shares available for grant under the 2019 Plan and to the annual individual award limits expressed in numbers of shares in the event of any changes to the Company’s capital structure, including a change in the number of shares outstanding on account of any stock dividend, stock split, reverse stock split, spinoff or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or similar transaction. In the event of any such transaction, or any extraordinary dividend, divestiture, or other distribution (other than ordinary cash dividends) of assets to stockholders, the Compensation Committee shall make appropriate equitable adjustments to the number or kind of shares subject to outstanding awards, the exercise prices of outstanding options and SARs, and performance conditions, to the extent necessary to prevent the enlargement or diminution of participants’ rights.

Change of control. The Compensation Committee may, when an award is made, or at any time prior to, at, or after the time of a “change of control” (as defined below), provide for the adjustment of performance conditions to reflect the change of control, provide for the cancellation of outstanding awards if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) replaces the awards with new rights of substantially equivalent value, provide for the acceleration of any time periods or the waiver of any other conditions to vesting, exercise, payment, or distribution of an award upon an involuntary termination of a participant’s employment as a result of a change of control, or provide for the purchase of any award. The vesting, payment, purchase, or distribution of an award, however, may not be accelerated by reason of a change of control for any participant unless the participant’s employment is involuntarily terminated as a result of the change of control. For these purposes, a termination of employment as a result of a change of control means involuntary termination of employment other than for “gross misconduct” (as defined in the 2019 Plan) upon, or on or prior to the first anniversary of, the change of control.

The 2019 Plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc. or a dissolution or liquidation of Citigroup Inc.; or (iv) consummation of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.

Tax withholding. Citi retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state, local, and foreign taxes (including hypothetical taxes owed to Citi by tax-equalized expatriates) required by law or regulation to be withheld with respect to any taxable event as a result of the 2019 Plan.

Amendment and termination. The 2019 Plan may be amended, suspended, or terminated by the Compensation Committee at any time, provided that no amendment shall be made without stockholder approval if it would materially increase the number of shares available under the 2019 Plan (other than in connection with an equitable adjustment), materially expand the types of awards available under the 2019 Plan or the class of persons eligible to participate in the 2019 Plan, materially extend the term of the 2019 Plan, materially change the method of determining the exercise price of an option or SAR granted under the 2019 Plan, delete or limit the prohibition against “repricing,” or otherwise require approval by stockholders in order to comply with applicable law or the rules of the NYSE (or principal national securities exchange upon which Citi’s common stock is traded or quoted).

Award modification. The Compensation Committee retains the right to modify outstanding awards without a participant’s prior consent if it determines that the modification is required to comply with applicable law, regulation, or regulatory guidance (including applicable tax law). Subject to certain exceptions, any other modifications, if adverse to a participant, shall not be effective without the participant’s written consent.

Citi 2021 Proxy Statement

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Certain U.S. Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences relating to stock options granted under the 2019 Plan, based on current U.S. federal income tax laws. This summary does not constitute tax advice and, among other things, does not describe state, local, or foreign tax consequences, which may be substantially different.

Generally, a participant will not recognize taxable income on the grant of a stock option. Upon the exercise of a stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Citi common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Citi will ordinarily be entitled to a deduction on the exercise date in an amount equal to the amount of ordinary income recognized by the participant upon exercise, except as may be specified under Section 162(m) of the Internal Revenue Code. Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise. The 2019 Plan does not provide for awards of “incentive stock options,” which have different tax consequences under the Internal Revenue Code.

www.citigroup.com

122

Stockholder Proposals

Citi makes every effort to be responsive to concerns expressed by our stockholders by engaging in dialogues, participating in issuer/investor working groups, and adopting policies or initiatives we believe to be in the best interests of all stockholders. Over the years, Citi has met with several proponents and other interested parties regarding such issues as gender pay equity, proxy access, human rights, climate change, racial equity, culture, risk management, auditor rotation, and trade association payments, among others, and has, on certain occasions, as appropriate, taken action in response to these engagements and/or stockholder votes. For example, in 2019, Citi’s Board of Directors lowered the Special Meeting threshold in response to the stockholder vote at the 2019 Annual Meeting. We encourage our stockholders to communicate with management and the Board. Any stockholder wishing to communicate with management, the Board, or an individual Director, or obtain the addresses of any of the stockholder proponents or their Citi stock ownership information, should send a request to the Corporate Secretary, Rohan Weerasinghe, at 388 Greenwich Street, New York, New York 10013.

Proposal 5

John Chevedden has submitted the following proposal for consideration at the 2021 Annual Meeting.

Proposal 5 — Improve Our Catch-22 Proxy Access

Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access.

The current arbitrary maximum quota of 20 shareholders to initiate shareholder proxy access can be called Catch-22 Proxy Access. In order to assemble a group of 20 shareholders, who have owned 3% of the stock for an unbroken 3-years, one would reasonably need to start with about 60 shareholders who own 9% of company stock for an unbroken 3-years because initiating proxy access is a complicated process that is easily susceptible to errors.

The 60 shareholders could then be whittled down to 40 shareholders because some shareholders would be unable to timely meet all the paper chase requirements. After the 40 shareholders submit their paperwork to management — then management might arbitrarily claim that 10 shareholders do not meet the requirements and management might convince another 10 shareholders to withdraw - leaving 20 shareholders. But the current rule does not allow 40 shareholders to submit their paperwork to management to end up with 20 qualified shareholders.

And 60 shareholders who own 9% of company stock for an unbroken 3-years might determine that they own 51% of company stock when length of unbroken stock ownership is factored out. Plus it would be easier to simply call for a special shareholder meeting because 15% of shares can call for a special meeting and there is no 3-year unbroken stock ownership needed to qualify.

But how does one begin to assemble a group of 60 potential participants if potential participants cannot be guaranteed participant status after following the tedious rules that can easily be 1500-words of legalese — because they could be voted off the island after a substantial investment of time by the arbitrary quota of 20 shareholders.

Who would be voted off the island? Would one favor shareholders who own the most stock or shareholders who have the best access to expert advice on the complicated workings of shareholder proxy access or shareholders who could attract the best proxy access candidates or the shareholders who can attract the most votes to the proxy access candidates?

The current arbitrary limit of 20 shareholders to initiate shareholder proxy access means that shareholders of the same class of stock are treated unequally. This could be in violation of state law. At least one court concluded that a company cannot provide for different voting rights as among the holders of the same class of stock.

Citi 2021 Proxy Statement

STOCKHOLDER PROPOSALS	123

As an analogy such an arbitrary maximum limit of 20 shareholders does not apply to shareholders acting by written consent or to shareholders calling for a special shareholder meeting.

Please vote yes:

Improve Our Catch-22 Proxy Access — Proposal 5

Management Comment

Summary

Citi implemented a progressive proxy access by-law provision for our stockholders that is aligned with current best practices, providing stockholders with meaningful and appropriate proxy access rights while taking into account the need to balance enhancing stockholder rights with protecting the interests of all our stockholders. The Board adopted the proxy access by-law provision after careful consideration and engagement with a number of our stockholders. Since our adoption of proxy access, we have had further discussions regarding proxy access with stockholders. Based on their feedback as well as a benchmarking review of proxy access rights adopted by other companies, we continue to believe that our current proxy access structure is the most appropriate for the Company and its stockholders at this time.

Important Points to Consider

➢	Citi’s Proxy Access By-law is within the mainstream of other significant U.S. public companies with proxy access rights. Specifically, our By-laws permit a stockholder, or a group of up to twenty stockholders, owning at least three percent of Citi’s outstanding shares of common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting twenty percent of the Board (but no fewer than two nominees), subject to the other procedural requirements specified in our By-laws. In fact, all of the provisions sought by the Proponent, except for the provision permitting an unlimited number of stockholders to aggregate their holdings to nominate candidates, are already included in Citi’s Proxy Access Bylaw. A recent study published by Sidley Austin LLP in 2020 summarizes proxy access provisions adopted since January 1, 2015 and, after analyzing proxy access provisions, concluded that a nominating group size limit of 20 is by far the most common (602 out of 644 companies (93%)) of the companies surveyed.[1] Citi’s Proxy Access provisions, including its group aggregation limit, are in line with best practices among U.S. corporations.
➢	The Proposal requests the following change to Citi’s Proxy Access By-law: no limitation on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors. Management believes that the change put forth in the Proposal is not in the best interests of Citi’s stockholders.
✓	Allowing a limited number of holders, who own a meaningful interest in the Company for a reasonable period of time, to act as a group strengthens the principle that we believe is shared by most of our stockholders – the right to nominate a director using the Company’s proxy statement should be available only for those who have a sufficient financial stake in the Company to cause their interests to be aligned with the interests of our stockholders.
✓	The existing limit on the number of holders who can aggregate their shares creates a reasonable limitation that will control the administrative costs for Citi. In the absence of a reasonable limitation, or as the proposal requests – no limitation - on the number of stockholders in a group, Citi could be required to make burdensome and time-consuming inquiries into the nature and duration of the share ownership of a large number of individuals.

Because Citi has adopted progressive proxy access by-law provisions that serve the best interests of the Company and our stockholders and are in line with best practices among Citi’s peers and the vast majority of large cap companies, adoption of the stockholder proposal is not necessary or appropriate; therefore the Board recommends a vote AGAINST this Proposal 5.

1	Sidley Austin LLP, Proxy Access: A Five-Year Review, January 16, 2020. https://www.sidley.com/-/media/update-pdfs/2020/01/proxy-access/proxy-access_-a-fiveyear-review-jan-2020.pdf?la=en

www.citigroup.com

124	STOCKHOLDER PROPOSALS

Proposal 6

Kenneth Steiner has submitted the following proposal for consideration at the 2021 Annual Meeting.

Proposal 6 — Independent Board Chairman

The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy could be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is temporarily waived if in the unlikely event no independent director is available and willing to serve as Chair.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Support for this proposal topic jumped from 34% to 52% in one year at Boeing. Citigroup stock is down from $79 in late 2019.

Support for this proposal topic received 17% higher support at U.S. companies in 2020. Since management performance setbacks often result in higher support for this proposal topic, the mere submission of this proposal may be an incentive for our Chairman of the Board to perform better leading up to the 2021 annual meeting.

●	The role of the CEO and management is to run the company.
●	The role of the Board of Directors is to provide independent oversight of management and the CEO.
●	There is a potential conflict of interest for a CEO to have the oversight role of Chairman.

As Andrew Grove, Intel’s former chair, stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss. and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A CEO serving as Chair can result in excessive management influence on the Board and weaker oversight of management. We urge the Board to take the opportunity to appoint a new independent Board Chair.

It is also important to have an independent board chairman to help make up for the 2020 devaluation of shareholder meetings with the widespread substitution of online shareholder meetings using the pandemic as an easy steppingstone. Online meetings, which are a shareholder engagement and shareholder outreach wasteland, are so easy for management that management will never want to return to in-person shareholder meetings.

With tightly controlled online shareholder meetings everything is optional. For instance management reporting on the status of the company is optional. Also answers to questions are optional even if management misleadingly asks for questions.

Please vote yes:

Independent Board Chairman — Proposal 6

Citi 2021 Proxy Statement

STOCKHOLDER PROPOSALS	125

Management Comment

Summary

Since 2009, Citi has had an independent Chair separate from the CEO. The Board firmly supports having an independent Director in a Board leadership position at all times. As such, Citi’s Board, on December 15, 2009, adopted a By-law amendment which provides that if Citi does not have an independent Chair, the Board will elect an independent Lead Director having similar duties to an independent Chair, including leading the executive sessions of the non-management Directors at Board meetings. Citi’s Board has determined that the current structure, an independent Chair separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent Director in a Board leadership position. Since Citi’s Board has adopted a framework that provides for either an independent Chair or an independent Lead Director, the Board believes that this Proposal is not necessary.

Important Points to Consider

➢	As required by Citi’s By-Laws, the Board elects its Chairman annually, and, for each of the last 11 years, the Board has elected an independent director to serve as Board Chair. Citi’s By-laws ensure that there will be an independent member of the Board in a leadership position at all times. Rather than formally separating the roles of CEO and Chairman, it is in the best interests of Citi’s stockholders to retain flexibility to determine the optimal leadership structure at any given time, while ensuring that an independent board member oversees the Board. The Board values the flexibility of selecting the structure of leadership best suited to meet the needs of the Company and its stockholders.
➢	If the roles of Chairman and CEO are combined, Citi’s Guidelines provide that the Board will designate a lead director from among the independent directors. As set forth in the Guidelines, the duties of the independent Lead Director and the non-executive chair include, but are not limited to, the following functions:
✓	presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent Directors;
✓	serving as liaison between the Executive Chair and the independent Directors;
✓	approving information sent to the Board;
✓	approving meeting agendas for the Board;
✓	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
✓	having the authority to call meetings of the independent Directors.
➢	Citi has an empowered independent Board that provides oversight. As previously noted, Citi has had an independent Chair since 2009. Fourteen of the Board’s sixteen current directors, and 100% of each of the Board’s Audit Committee; Nomination, Governance and Public Affairs Committee; and Personnel and Compensation Committee satisfy the independence standards of the NYSE, Citi’s independence standards, and other regulatory independence requirements. Moreover, the Board holds executive sessions of its independent directors throughout the year, at which the independent Chair presides.

The stockholder proposal is unnecessary given the current framework the Board has in place to ensure independent leadership for the Board at all times and could restrict the Board’s decision-making ability and limit the options available to the Board in structuring effective leadership; therefore the Board recommends a vote AGAINST this Proposal 6.

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Proposal 7

James McRitchie and Myra K. Young have submitted the following proposal for consideration at the 2021 Annual Meeting.

Proposal 7 - Increase Diversity of Director Nominees

Resolved: Shareholders of Citigroup Inc. (‘Citigroup’ or ‘Company’) urge the board to adopt a policy (‘Policy’) of promoting significant representation of employee perspectives among corporate decision makers by requiring the initial list of candidates from which new director nominees are chosen (‘Initial List’) by the Nominations and Governance Committee include (but need not be limited to) non-management employees. The Policy should provide that any third-party consultant asked to furnish an Initial List will be requested to include such candidates.

Whereas: There is growing consensus that employees on corporate boards can contribute to long-term corporate sustainability. Policymakers note, having companies run exclusively to benefit shareholders contributes to “stagnant wages, runaway executive compensation and underinvestment in research and innovation.”1 The Business Roundtable asks corporations to align with stakeholder interests, including employees.2

Employee representation grows long-term value of companies in several ways. According to the National Bureau of Economic Research, giving workers formal control rights increases female board representation and raises capital formation. 3 Employees are also often more diverse than boards in terms of race, gender, and wealth. The German “co-determination” model of shared governance provides a check against short-term capital allocation practices.4

The 2018 UK Corporate Governance Code encourages boards to establish a method for gathering workforce views. Options include a director appointed from the workforce, a formal workforce advisory panel or designating a director to liaise with workers.5

Senators Baldwin and Warren introduced legislation codifying employee representation on corporate boards, noting that modern corporate governance needs to be accountable wider interests, notably employees.6 Polling demonstrates bipartisan public support (over 53%) for employee representation. 7

Anticipated benefits include reduced turnover as employees are more empowered to influence firm-specific investments, better informed decision-making because employees have specialized knowledge, better monitoring of management with increased information channels, and reduced myopia since employees often take a longer-term view. 8

While our Board satisfies independence requirements and strives for a culture of participation,9 it lacks formal representation from non-management employees, who bring a different understanding of operations than typical directors. Additionally, Citigroup’s CEO to median employee pay ratio is 482:1 and our Company has no employee stock ownership plan (ESOP) to help grow employee wealth and engagement.10

The Policy we propose resembles the Rooney Rule, which requires teams to interview minority candidates for head coaching and senior operations openings. By adopting the Rooney Rule, National Football League teams increased diversity and set a precedent for other industries. Policies similar to the Rooney Rule have been adopted by Amazon, Costco, Home Depot, Activision Blizzard, Dover, Expedia, Fastenal, Hilton Worldwide Holdings, L Bands, Robert Half lnternational, Ross Stores and others.

Also consider the Office of the Comptroller of the Currency levied a $400 million penalty on our Company on October 7, 2020. 11

Increase Long-Term Shareholder Value
Vote to Increase Diversity of Director Nominees — Proposal 7

1	https://www. nytimes.com/2019/01/06/opinion/warren-workers-boards. html
2	https://opportunity. businessroundtable.org/wp-content/uploads/2020/06/BRT-Statement-on-the-Purpose-of-a-Corporation-with-Signatures. pdf
3	http://economics. mit.edu/files/17273
4	https://rooseveltinstitute.org/wp-content/uploads/2020/07/RI_Policies-for-Worker-Representation-on-Corporate-Boards-Working-Paper-201910. pdf
5	https://assets. kpmg/content/dam/kpmg/uk/pdf/2018/07/designated-NED. pdf
6	https://www.wsj.com/articles/companies-shouldnt-be-accountable-only-to-shareholders-1534287687
7	https://www.dataforprogress.org/blog/20l8/12/14/employee-governance
8	https://www.corpgov. net/2020/04/kokkinis-and-sergakis-employee-participation-in-uk-companies/
9	https://hosteddocs. ittoolbox.com/employeeparticipation. pdf
10	https://smlr. rutgers.edu/sites/default/files/rutgerskelloggreport_april2019. pdf
11	http://www. radicalcompliance.com/2020/10/l8/citigroup-part-iii-better-board-oversight/

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Management Comment

Summary

The Proposal requests that Citi promotes significant employee representation on the Board by adopting a Rooney Rule Policy mandating that the initial list of board candidates include non-management employees. The proponent believes by adopting this policy, the benefits to the Board, among others, would be increasing diversity and providing an avenue to gather workforce views. At Citi, there is no prohibition on nominations by or of employees; the procedures for doing so are outlined on pages 45-46 of this Proxy Statement. The Board believes it is problematic to mandate inclusion of individuals on the candidate list based on a single qualification – employment by Citi – without requiring that such candidates meet Citi’s overall Director Qualifications. Adopting such a practice would require us to deviate from our existing rigorous processes and could diminish the effectiveness of our Board. We believe an employee candidate for the Board of Directors should be evaluated by the same standards and criteria as any other candidate. The Board believes that changing its process regarding board nominations and memberships to include Company employees as outlined by this Proposal is unnecessary to address the concerns the Proposal purports to address; could cause Citi to be non-compliant with the Company and regulatory independence requirements; and will not enhance value for our stockholders or employees.

Important Points to Consider

➢	Determining the qualifications that a director candidate should possess for service on Citi’s Board is the responsibility of the Nomination, Governance and Public Affairs Committee (Committee). These qualifications are reviewed and approved every year and published in this Proxy Statement and as part of Citi’s Corporate Governance Guidelines. The Committee, in setting the qualifications for service on Citi’s Board, values the insights gained from diverse, professional, educational, and financial backgrounds at the senior executive or director-level leadership positions. Many of our directors also have experience on boards of other global public companies, giving them a broad understanding of corporate governance practices and trends, challenges, and strategies.
➢	The Proposal implies that having non-management employees on the Board would help to increase employee engagement. Citi’s employees have numerous opportunities to express their views and concerns and the Proposal does not provide support to evidence that employees are not well-served by the current Board selection process. Citi’s employees, including those below the senior leadership level, have opportunities to engage directly and indirectly with Board members, presenting at Board or Board Committees meetings; participating in Town Halls, diversity events, and other networking opportunities; and by having their concerns voiced to the Board through the Board’s review of Voice of the Employee (VOE) survey results, issues raised through the Ethics Hotline and other employee-identified concerns reviewed with the Board and its Committees, including the Ethics, Conduct and Culture Committee. The Company encourages employees to raise issues or questions and provides multiple channels for them to do so. To keep employees informed and to provide the opportunity for them to engage senior leadership, the Chief Executive Officer, President and other senior leaders regularly host Town Hall meetings to provide business updates and answer questions posed by employees.
➢	The supporting statement of the Proposal suggests that Citi does not provide an ESOP or other opportunities for employees to build wealth. Citi has robust programs to help employees grow employee wealth, including in fact an ESOP that is part of our 401(k) plan. Furthermore, more than 10,000 of our employees were awarded Citi stock through our stockholder-approved Stock Incentive Plan in 2020. The creation of employee wealth is indeed a particular focus of Citi, as one would expect from a leading global financial institution. Citi offers numerous opportunities for employees to grow wealth through retirement plan programs, employee discounts on banking services and advice offerings for managing personal wealth.

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➢	The Proposal indicates that selecting non-management employees as directors could improve diversity at the Company. Citi is proud of the diversity of its Board, which already offers diverse skill sets and professional backgrounds, as well as gender, ethnic and racial diversity. Currently the Board members are 50% female and 19% people of color – 10 out of 16 directors are gender or ethnically diverse. In addition, Citi has launched numerous initiatives to increase the diversity of its workforce through the establishment of internal policies and standards that require an initial pool of diverse candidates from which new employees are hired including, but not limited to, qualified women and minority candidates.
➢	Citi’s Corporate Governance Guidelines provide that at least two-thirds of the members of the Board should be independent. Except for two director candidates, all of Citi’s current nominees for directors are deemed to be independent (see page 24 of this Proxy Statement). This Proposal suggests we should add another director employed by the Company. This would decrease the number of directors who qualify as independent of the Company. Including candidates employed by Citi to the slate of nominees, could, assuming their election by stockholders, alter the balance of independent and non-independent members on the Board and thereby make it more challenging for the Company to meet applicable NYSE Listed Company Rules and SEC rules with regard to membership of the Board and its committees.

The Board believes that changing our process regarding board nominations and memberships to include non-management employees as outlined by this Proposal is unnecessary because the issues it purports to address are better served by existing practices at the firm; could cause the Board to fail to comply with regulatory and Citi independence requirements; and will not enhance value for our stockholders or employees; therefore, the Board recommends a vote AGAINST this Proposal 7.

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Proposal 8

Miller/Howard Investments, Inc. on behalf of Luc Theeuwes and the Greater Manchester Pension Fund have submitted the following proposal for consideration at the 2021 Annual Meeting.

Whereas, we believe that full disclosure of Citigroup’s direct and indirect lobbying activities and expenditures to assess whether Citigroup’s lobbying is consistent with its expressed goals and in stockholder interests.

Resolved, the stockholders Citigroup request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Citigroup used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Description of management’s and the Board’s decision-making process and oversight for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation, and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Citigroup is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state, and federal levels.

The report shall be presented to the Nomination, Governance and Public Affairs Committee and posted on Citigroup’s website.

Supporting Statement

Citigroup spent $52,403,000 from 2010 — 2019 on federal lobbying. This does not include state lobbying expenditures in the 42 states where Citigroup lobbies but disclosure is uneven or absent.1 And Citigroup also lobbies abroad, reportedly spending between €700,000 — €799,000 on lobbying in Europe for 2019.

Citigroup belongs to the Chamber of Commerce, which has spent over $1.6 billion on lobbying since 1998. Citigroup is also a member of the Business Roundtable (BRT) and signed the Statement on the Purpose of the Corporation to be socially responsible. Citigroup does not disclose its trade association payments and social welfare organizations, or the amounts used for lobbying, including grassroots. Grassroots lobbying does not get reported the federal level under the Lobbying Disclosure Act, and disclosure is uneven or absent in states.

We are concerned that Citigroup’s lack of direct and indirect lobbying disclosure presents reputational risks when its lobbying contradicts company public positions. For example, Citigroup has pledged $1 billion in strategic initiatives to help close the racial wealth gap,2 yet has previously drawn attention lobbying for a bill undermining “fair lending rules that work to counter racial discrimination.”3 And Citigroup showed leadership supporting the Paris Agreement on climate change,4 yet the Chamber of Commerce undermined the Paris climate accord.5 And Citigroup publicly supported COVID-19 efforts, but the Chamber directly lobbied against using the Defense Production Act to speed production of life-saving personal protective equipment for workers.6 We believe the reputational damage stemming from these misalignments can harm the company’s long-term value creation. Thus, we urge Citigroup to expand its lobbying disclosure.

1	https://publicintegrity.org/state-politics/amid-federal-gridlock-lobbying-rises-in-the-states/
2	https://www.citigroup.com/citi/news/2020/200923a.htm.

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130	STOCKHOLDER PROPOSALS

3	https://theintercept.com/2018/03/02/crapo-instead-of-taking-on-gun-control-democrats-are-teaming-with-republicans-for-a-stealth-attack-on-wall-street-reform/.
4	https://blog.citigroup.com/2017/06/citi-expresses-support-for-the-paris-climate-agreement/
5	https://www.bloomberg.com/news/articles/2017-06-09/paris-pullout-pits-chamber-against-some-of-its-biggest-members
6	https://chamberofcommercewatch.org/2054-2/

Management Comment

Summary

The Proposal would be substantively duplicative and not an effective use of Citi’s resources as Citi already has a comprehensive system of reporting on its lobbying activities and political contributions. Citi discloses its lobbying activities as required by law in the more than 21 states in which it is actively engaged in lobbying, and at the federal level. Citi provides this information on its website, which allows stockholders to access Citi’s filings in the states or under the Lobbying Disclosure Act to view the issues on which Citi engages through its lobbying efforts. Citi also publishes annually on its website its political contributions made by the Citi Political Action Committees. Finally, Citi lists the names of the significant trade and business associations in which it participates.

Important Points to Consider

➢	Citi already has in place measures to promote transparency in and oversight of its lobbying and political activity.
✓	First, as required by its Charter, the Nomination, Governance and Public Affairs Committee of Citi’s Board of Directors provides oversight over the Company’s political contributions, trade association activities, and lobbying strategy.
✓	Second, Citi has links on its website to state government websites and the federal website where its lobbying activities are reported. Citi discloses U.S. federal lobbying activity quarterly, as required by the Lobbying Disclosure Act (LDA). LDA requires disclosure of the issues and costs of its lobbying efforts.
✓	Third, Citi posts on its website a list, updated annually, of all corporate political contributions made by Citi as well as contributions made by Citi’s Political Action Committees (PAC). (www.citigroup.com. Click on “About Us,” and then “Corporate Governance.”)
✓	Fourth, Citi posts the names of its significant trade and business associations on Citi’s website.
✓	Citi’s Political Activities Statement, which can be found at www.citigroup.com, provides, in addition to the information above, meaningful disclosure about:
●	Citi’s lobbying policies and procedures including grassroots lobbying – we commit to disclose any grassroots lobbying efforts or any state ballot initiative in which we engage,
●	membership in any tax-exempt group that writes and endorses model legislation, and
●	the Board’s oversight of lobbying activities, and political contributions.
➢	As Citi already provides the disclosures requested by the Proposal, the focus of the Proposal appears to be on Citi’s membership in and oversight of lobbying expenditures made by trade associations and a concern that such trade associations will engage in activities that will harm Citi’s reputation. As noted above, the Citi Board’s Nomination, Governance and Public Affairs Committee provides oversight of Citi’s membership in trade associations. In addition, most of Citi’s advocacy is done directly. The overall amount of funds provided to trade associations for membership is not material to Citi and the amount used by those trade associations for lobbying, a small percentage of Citi’s dues payments, is even less significant.
➢	Citi engages in lobbying activities on its own behalf and determines on which issues to lobby based on careful consideration of political and legislative matters that may have an impact on Citi. Citi’s lobbying efforts are necessarily focused on issues and positions favored by Citi. While trade and business associations may lobby on behalf of the financial industry, this “indirect” lobbying does not necessarily represent Citi’s positions. Attributing these lobbying efforts to Citi’s decision-making would be misleading to stockholders. Citi is also a member of trade associations for a variety of reasons not related to lobbying, including for information gathering and professional development.

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➢	Citi has had a long-standing commitment to environmental sustainability. The focus of the Proposal’s Supporting Statement is on climate change and how certain organizations are viewed in engaging on climate-related issues. In Citi’s 2020 Taskforce on Climate-related Financial Disclosures Report, we published a table on page 37 listing Citi’s climate-related engagements with key trade associations, including the Chamber of Commerce, and we note that Citi is helping lead a group of companies that is advocating with the Chamber to continue to shift its climate policy positions. In particular, we are collectively speaking with the Chamber to communicate where we believe their positioning is out of step with many members, most notably on carbon pricing.
➢	Citi does not directly or indirectly make payments to independent expenditure campaigns and has procedures in place to prevent such payments from being made.
✓	First, Citi policy prohibits contributions for independent expenditures which means it cannot make such payments directly. “Independent expenditures” are expenditures by an entity other than the political candidate or his or her campaign that support the candidate (or criticize his/her opponent) and are generally made by SuperPACs.
✓	Second, to prevent any indirect funding of SuperPACs, Citi requires, before Citi pays its dues, that trade and business associations attest that they have a process that assures that no funds provided by any Citi entity (whether by way of dues or otherwise) will be used for independent expenditures.
➢	The report requested by the proposal would be duplicative and is not an effective use of Citi’s resources. Indeed, Citi is already directly engaging with key trade associations on a pro-active sustainability agenda. We believe that the interest of our stockholders will best be served by continuing to focus our efforts on our engagement with trade associations on environmental sustainability matters.

Because it already has extensive disclosure practices pertaining to its political contributions and lobbying activities, disclosures of its political contributions and lobbying expenditures, disclosure of its trade association participation, and a Political Activities Statement outlining its policies and procedures surrounding political and lobbying activities, Citi does not believe the additional disclosure requested by the stockholder proposal would be useful to stockholders. In addition, disclosure of indirect lobbying activities by outside trade associations in itself would not offer stockholders a useful nor clear window into Citi’s approach to lobbying and political activity. The disclosure requested by the Proposal would thus not be an effective use of Citi’s resources or management’s time, nor would it provide stockholders with additional meaningful disclosures; therefore the Board recommends a vote AGAINST this Proposal 8.

Proposal 9

CtW Investment Group has submitted the following proposal for consideration at the 2021 Annual Meeting.

RESOLVED that shareholders of Citigroup Inc. (“Citi”) urge the Board of Directors to oversee a racial equity audit analyzing Citi’s adverse impacts on nonwhite stakeholders and communities of color. Input from civil rights organizations, employees, and customers should be considered in determining the specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on Citi’s website.

SUPPORTING STATEMENT

High-profile police killings of black people—most recently George Floyd—have galvanized the movement for racial justice. That movement, together with the disproportionate impacts of the COVID-19 pandemic have focused the attention of the media, the public and policy makers on systemic racism, racialized violence and inequities in employment, health care, and the criminal justice system. In September 2020, CEO Michael Corbat noted Citi “[was] committed to leading the way and investing in communities of color to build wealth and strong financial futures.”1 Citi has committed $1 billion over four years to close the racial wealth gap.

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Citi has a conflicted history when it comes to addressing racial injustice within the communities it serves. In 2019, the Treasury Department’s Office of the Comptroller of Currency assessed a $25 million fine against Citi for failing to offer all eligible customers mortgage discounts and credits, adversely impacting customers of color. Citi also imposes a minimum maintenance fee of $12 per month for checking account customers or a minimum daily balance of $1500. Such minimum fees and balances disproportionately impact people of color and can inhibit wealth creation among these communities. Lastly, the company discloses that over 45.8 % of its workforce are people of color, yet there is only one Black executive within its C-suite, according to a study by Stanford University.

The impact of Citi’s practices on communities of color has been exacerbated by the coronavirus pandemic. Citi was one of the banks selected for the Paycheck Protection Program. A recent House of Representatives’ report found that Citi instituted a policy of only accepting applications for funding from clients with an existing banking relationship, despite its own internal assessment that recognized “a policy of not taking non-customers might create heightened risk of disparate impact on minority and women-owned businesses.”2

Citi’s activities with potential adverse impacts are not limited to the employment and lending contexts. Citi donated $242,000 during the 2020 election cycle to 74 members of Congress who are rated “F” by the NAACP.

A racial equity audit would help Citi identify, prioritize, remedy and avoid adverse impacts on nonwhite stakeholders and communities of color. We urge Citi to assess its behavior through a racial equity lens in order to obtain a complete picture of how it contributes to, and could help dismantle, systemic racism.

1	Citi Press Release, September 23, 2020, available at https://www.citigroup.com/citi/news/2020/200923a.htm.
2

Banking Dive, “House panel blasts banks over gap in PPP loan processing times,” Oct. 19, 2020, available at https://www.bankingdive.com/news/paycheck-protection-program-loan-processingHouse-Select-Subcommittee-Coronavirus-Crisis/587294/.

Management Comment

Summary

Citi has made a commitment to social justice and racial equity in its operations, business dealings, and engagement with stakeholders, customers and employees. As recently as September 2020, Citi released a 104 page report on the economic cost of Black inequality in the United States titled Closing the Racial Inequality Gaps, and shortly thereafter Citi announced its Action for Racial Equity Initiative which pledged more than $1 billion in strategic initiatives to help close the racial wealth gap and increase economic mobility in the United States. The reports generated by Citi’s ongoing work in the areas of social justice and racial equity are made widely available to the public, including all of Citi’s stakeholders. Given Citi’s commitment to addressing racial disparities in banking, matters of social justice, and the racial wealth gap, and the resulting reports and disclosures Citi publishes in furtherance of its commitment, Citi believes it is already addressing the intent of this Proposal - to help Citi identify, prioritize, remedy and avoid adverse impacts on nonwhite stakeholders and communities of color -thereby rendering the Proposal unnecessary. While we disagree with the overall approach in this Proposal, we are completely aligned with its stated goal of addressing racial inequity in the financial sector.

Important Points to Consider

➢	Citi has been an active participant in the movement for social justice and racial equity within the financial sector. Over the past decade, Citi and the Citi Foundation have invested nearly $100 million in programs and partnerships aimed at closing the racial wealth gap. In 2020, Citi continued its commitment to closing the racial wealth gap with a distinct focus on addressing racial inequity through its Action for Racial Equity Initiative by committing $1 billion for strategic initiatives which embody Citi’s comprehensive approach towards:
✓	providing greater access to banking and credit in communities of color,
✓	increasing investment in Black-owned businesses,
✓	expanding homeownership among Black Americans, and

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✓	advancing anti-racist practices in the financial services industry.
➢	Additionally, the Citi Foundation is expanding employability and entrepreneurship efforts serving Black youth as part of a new three-year $100 million investment in its successful Pathways to Progress initiative. Please visit www.citi.com/racialequity for further information on the aforementioned initiatives.
➢	Citi is also working to increase representation of Black employees in the U.S., especially in senior roles, and encourage a stronger awareness of the legacy of racism and discrimination in the workforce and within the industry. Citi established representation goals in 2019 in order to increase U.S. minorities in senior and higher paying roles by 2021. Citi has been very transparent about the results of our pay equity review by reporting on our diversity and inclusion efforts across the firm. See Pay Equity on page 77 of this Proxy Statement for further information.
➢	As a part of its renewed commitment to racial equity in the U.S., in 2020 Citi donated an additional $10 million to Black-led organizations fighting for racial justice, including the NAACP Legal Defense and Education Fund, the National Urban League, and the National Fair Housing Alliance.
➢	As a part of Citi’s work to actively address racial inequity, Citi has undertaken thoughtful, objective research and analysis on the issues affecting nonwhite stakeholders and communities of color within the financial sector and at Citi. To ensure transparency of this work, Citi has funded and made publically-available materials, such as the:
✓	2020 Report: Closing the Racial Inequality Gaps, The Economic Cost of Black Inequality in the United States, a 104 page report published to show the cost of racial inequality through objective analysis which identified four key racial gaps – wages, education, housing, and investment – and suggesting ways to address each;
✓	2019 Report: Environmental, Social, and Governance Report, a 155 page report published, in part, to describe how Citi has committed to identifying the racial inequality in its industry and to describe the efforts Citi has taken towards remedying these disparities; and
✓	2019 Report: Talent and Diversity Annual Report, a 20 page report published to provide increased transparency and accountability around topics of race, gender, and equal pay for equal work within Citi’s own workforce.
➢	Adoption of the proposal would not be in the best interests of Citi’s stockholders because the audit requested is unnecessary in light of the comprehensive reporting and procedures that Citi has pledged in fulfilling its $1 billion initiative announced in September 2020. In summary, Citi remains fully committed to our ongoing efforts to address racial inequity and close the racial wealth gap; however, we do not believe that this stockholder proposal would advance those goals. Furthermore, the requested audit would divert company resources without providing real value to the Company or its stockholders.

The Board believes the stockholder proposal is not necessary since Citi has clearly demonstrated that it has in place initiatives and programs intended to address racial inequity, including the racial wealth gap, and Citi has publically reported on its efforts to identify, prioritize and remedy racial inequity in the financial sector; therefore the Board recommends a vote AGAINST this Proposal 9.

Proposal 10

Harrington Investments, Inc. has submitted the following proposal for consideration at the 2021 Annual Meeting.

Whereas, our Chief Executive Officer in August of 2019 signed a Statement on the Purpose of a Corporation, including a statement supporting “... the communities in which we work ... respect(ing) the people in our communities and protect(ing) the environment by embracing sustainability practices across our business, and

Whereas, despite our company’s commitment to embracing sustainability practices mentioned above, Citigroup is one of the world’s top funders of fossil fuels, lending, between 2016 through 2019, over $19.7 billion to fossil fuel companies and business entities financing fossil fuels according to Banking on Climate Change: Fossil Fuel Finance Report Card 2020, with no specific policy constraining fossil fuel financing in our bank’s Certificate of Incorporation or Bylaws, and

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Whereas, the Intergovernmental Panel on Climate Change concluded that to avoid the worst global catastrophe, we will have to cut the emission of global warming gasses 45% from 2010 levels and we have only 11 years left to make this happen;

Whereas, these facts are evidence of incongruities between statements made by our Chief Executive Officer and the Board, as fiduciaries, as reflected in our company’s governance documents including Bylaws, Articles of Incorporation and Committee Charters and Delaware law;

Whereas, a shareholder proposal in 2020 requested that the board review the Statement on the Purpose of the Corporation to conduct a review of Citigroup’s governance documents making recommendations to shareholders how such statement could be implemented by management, however, the board opposed the resolution and no action was taken; and

Whereas, the State of Delaware has adopted and recently amended a law allowing our company to become a Public Benefit Corporation (PBC) by amending our company’s Certificate of Incorporation to establish a public purpose, such as promoting a sustainable global economy, consistent with our CEO’s statement to commit our company to all stakeholders; and

Whereas, in the opinion of the proponent, the approach of this law seems consistent with our CEO’s commitment to the Statement, providing the opportunity for the board to legally articulate the purpose of our corporation in a manner that would reconcile its accountability to all stakeholders, be it therefore

Resolved, that shareholders request the board of directors to approve an amendment to the company’s Restated Certificate of Incorporation to become a Public Benefit Corporation (PBC) pursuant to Delaware law, and to submit the proposed amendment to shareholders for our approval. Such a change would enable the company to operate in a responsible and sustainable manner that balances the stockholder’s pecuniary interests, and the best interests of those materially affected by the corporation’s conduct.

Supporting Statement: Following Citi’s historic announcement of hiring the first woman to be the CEO of a major US bank, committing to become a public benefit financial institution with accountability to all stakeholders will cement unparalleled leadership and vision for our bank for decades to come.

Management Comment

Summary

The Stockholder Proposal requests that the Board approve an amendment to the Company’s Restated Certificate of Incorporation to become a public benefit corporation under Delaware corporate law and to submit the proposed amendment for approval by stockholders. The Proponent states that, if Citi converts to a public benefit corporation, Citi would act in a “responsible and sustainable manner” for all stakeholders.

The Board believes Citi has clearly demonstrated that it acts in a “responsible and sustainable manner” in the way it provides its services and operates its business, in the way it engages with the communities in which it operates, in the way it recruits, develops and promotes its people and in the way it engages in the financial markets – all of which inure to the benefit of its stockholders and the broader base of its stakeholders. Citi has shown its commitment to acting in a responsible and sustainable manner through, among other things, its leadership in environmental and sustainability issues; its efforts to address racial disparities in the availability of services in the banking industry, its commitment to help eradicate the racial wealth gap; its commitment to strengthening diversity in its Board, leadership, workforce and the entities with which it does business; and its willingness to take public positions on issues of societal importance.

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The Board believes that Citi has made this commitment in numerous public statements, including as a signatory of the Statement on the Purpose of a Corporation. The Board believes this commitment is part of the fabric of the way Citi does business and engages with the markets and the world, and changing its form of corporate organization in the manner described in the Stockholder Proposal is neither necessary to, and will only distract the Board’s and management’s focus and Citi’s resources away from, achieving the very objectives that are underlying the Stockholder Proposal.

Important Points to Consider

➢

There are numerous examples of how Citi’s actions show its deep commitment to operating in a responsible and sustainable manner. Citi presents many of these actions in reports that it publishes each year. We encourage stockholders to visit our website to read our disclosure of Citi’s initiatives, including the Environmental, Social and Governance Report, the Diversity Annual Report and this Proxy Statement. A selection of recent efforts includes the following:

✓	On March 1, 2021, Jane Fraser became the CEO of Citi. Ms. Fraser is the first female CEO of a U.S. Bank. Citi’s Board is 50% female.
✓

Citi remains the only major U.S. bank to have joined the Principles for Responsible Banking, which includes a commitment to align our business strategy to be consistent with the Paris Agreement goals. In addition, Citi's new CEO announced on March 1, 2021 that Citi has committed to reaching Net Zero by 2050 and will develop a plan to achieve this goal. Because the Company recognizes the importance of making this plan credible, management expects to spend up to 12 months developing it and establishing interim targets and methodologies. Once the plan has been published, Citi intends to report annually on our progress and goals.

✓

Citi has exceeded our two prior environmental finance goals, beginning with a $50 billion goal set in 2007 and achieved three years early in 2013, and a $100 billion goal beginning in 2014 and achieved four years early in 2019. In July 2020, Citi announced an ambitious $250 billion goal, to help accelerate our financing of environmental and climate solutions with our clients and to challenge other market participants.

✓

Citi endorsed the TCFD Recommendations in 2017 and published its first TCFD report, Finance for a Climate-Resilient Future, in 2018, for which we won an International Climate Reporting Award. Citi recently published its 2020 TCFD climate disclosure report, Finance for a Climate-Resilient Future II, which includes, among other things, a table summarizing Citi’s TCFD implementation progress and an illustration of our enhanced climate change governance.

✓

In October, Citi launched a new Diversity Effectiveness team as part of Citi’s Talent Acquisition function to provide guidance and expertise, and to challenge our global hiring practices, processes and policies. The team also spearheads the development of skills and capabilities across our hiring manager and recruiting teams on the effective use of candidate sourcing, engagement, and selection tools and processes.

✓

Beginning in January 2020, Citi expanded the recruitment standard for a diverse slate of candidates by adding the assistant vice president, vice president and senior vice president levels. It also increased the global target for qualified diverse slates to 80%. For the period January 1 to October 31, 2020, 86.3% of roles that were posted globally with a qualified slate included a diverse slate of candidates, with at least one woman and/or visible minority.

➢

There are also practical challenges to the plan outlined in the Stockholder Proposal. The Stockholder Proposal does not provide any consideration for how Citi would implement this radical change to its corporate organization. To the knowledge of the Board, there is no public company in the United States that has converted to a public benefit corporation and only one public benefit corporation in the United States that has gone public. The Board has not had an opportunity to consult with management and its legal and other advisors to determine how a fundamental change to Citi’s corporate organization would be implemented. The Board has not engaged with stockholders, stakeholders and its employees to assess their perspectives. The Board believes it should not be required to present the matter described in the Stockholder Proposal for stockholder vote before it has properly considered the benefits and risks and, importantly, can make an assessment that it is in the best interests of the stockholders.

➢	The following are a few of the important considerations that the Board believes it would need to assess before it could reasonably present this matter before stockholders:

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136	STOCKHOLDER PROPOSALS

✓

Regulatory Uncertainty. Citi is a large, global financial services company that is subject to regulation and oversight by federal and state governments, regulatory agencies and self-regulatory bodies around the world, including the Commodities Futures Trading Commission, Office of the Comptroller of the Currency, Consumer Financial Protection Bureau, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission in the United States. Citi is required to comply with a complex set of intersecting rules, regulations and guidelines. Citi has not consulted with any of these regulatory authorities as to whether a conversion to a public benefit corporation is consistent with these requirements to which Citi must comply. There is no financial services company in the United States of the scale of Citi that is operating as a public benefit corporation, let alone converted to one.

✓

Market Uncertainty. The lack of precedents of public companies that are operating as, or have converted into, a public benefit corporation presents real uncertainty as to the possible market reaction to such a change. The Board does not have information as to how institutional and retail investors would react to this change, and whether the change will impact the long-term value of the company.

✓

Legal Process and Cost Uncertainty. Although the specific procedural corporate law requirements under Delaware law are identifiable, the Board has not considered how a change as described in the Stockholder Proposal would be implemented. Additionally, there is considerable uncertainty as to the costs associated with such a change. Inevitably, a change like this would spawn massive lawsuits and derivative actions against Citi and the Board the cost of which would not be possible to estimate. Most importantly, for the Board, there is no clear direction as to how directors would exercise their fiduciary duties in approving this matter and bringing it for stockholder consideration.

➢

The Board and management are proud of the steps Citi has taken as a responsible corporate actor in its current form of corporate organization, and has shown its willingness to take steps to have a meaningful impact on the broader society, including through taking positions and adopting policies to protect members of society, whether through adopting responsible policies for firearm sales or adopting policies limiting the impact on the environment. Citi has set ambitious goals for itself and demonstrated a commitment to exceed them. Citi has also served as leader in the financial services industry in many of these areas.

The Board believes that Citi’s existing form of corporate organization provides the appropriate flexibility to promote the interests of our various stakeholders and to manage important diversity and ESG matters without the significant uncertainties, costs, and distractions that the Proposal’s implementation would require; therefore the Board recommends a vote AGAINST this Proposal 10.

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STOCKHOLDER PROPOSALS	137

Submission of Future Stockholder Proposals

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at the next Annual Meeting of Stockholders and who wishes the proposal to be included in the Proxy Statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citi at 388 Greenwich Street, New York, New York 10013 and send to the following email address: shareholderrelations@citi.com. The proposal must be received no later than November 17, 2021. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

Citi’s By-laws permit a stockholder or group of stockholders (up to 20) who have owned at least 3% of Citi common stock for at least three years to submit Director nominees (up to the greater of two nominees or 20% of the Board, as determined in accordance with the By-laws) for inclusion in Citi’s Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in the By-laws. With respect to stockholder nominees for Director election submitted for inclusion in Citi’s Proxy Statement for the 2022 Annual Meeting, written notice of nominations must be provided by the stockholder proponent(s) to Citi in accordance with Citi’s By-laws. The notice must be delivered to, or mailed and received by, Citi’s Corporate Secretary between October 18, 2021 and November 17, 2021. These deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date that the Proxy Statement for this Annual Meeting was first sent to stockholders (which date, for purposes of Citi’s By-laws, is March 17, 2021). The ability to include a nominee in Citi’s Proxy Statement is subject to the terms and conditions set forth in Citi’s By-laws.

With respect to stockholder nominees for Director election at the next Annual Meeting (other than nominees submitted for inclusion in Citi’s proxy materials) and stockholder proposals for consideration at the next Annual Meeting that are not submitted for inclusion in Citi’s proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to Citi in accordance with Citi’s By-laws. The notice must be delivered to, or mailed and received by, Citi’s Corporate Secretary, between December 28, 2021 and January 27, 2022 and must comply with all applicable provisions of Citi’s By-laws. You may obtain a copy of Citi’s Bylaws on Citi’s website or by writing to the Corporate Secretary at 388 Greenwich Street, New York, New York 10013.

Cost of Annual Meeting and Proxy Solicitation

Citi pays the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citi may solicit proxies by personal interview, telephone, and similar means. No Director, officer, or employee of Citi will be specially compensated for these activities. Citi also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities. Citi has retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $30,000 plus reimbursement of certain out-of-pocket expenses.

Householding

Under SEC rules, a single set of Annual Reports and Proxy Statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one Annual Report and Proxy Statement will be sent to that address unless any stockholder at that address requested multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate Annual Report or Proxy Statement, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

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138

About the 2021 Annual Meeting

Q:	Who is soliciting my vote?
A:	The Board of Directors of Citigroup Inc. is soliciting your vote at the 2021 Annual Meeting of Citi’s stockholders.
Q:	Where and when will the 2021 Annual Meeting take place?
A:

The Annual Meeting is scheduled to begin at 9:00 a.m. E.T. on April 27, 2021 through a virtual meeting platform. You or your proxyholder can participate, vote, ask questions, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CITI2021 and using your 16-digit control number. Electronic entry to the meeting will begin at 8:45 a.m. E.T. and the meeting will begin promptly at 9:00 a.m. E.T. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CITI2021.

Q:	Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A:

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to mail to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2021 Annual Meeting.

Q:	Why didn’t I receive a Notice in the mail about the Internet availability of the proxy materials?
A:	We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Notice. In addition, we are providing a Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.
Q:	How can I access Citi’s proxy materials and Annual Report electronically?
A:

This Proxy Statement and the 2020 Annual Report are available on Citi’s website at www.citigroup.com. Click on “About Us,” then “Corporate Governance.” Most stockholders can elect not to receive paper copies of future Proxy Statements and Annual Reports and can instead view those documents on the Internet. Information on or connected to our website (or the website of any third party) referenced in this Proxy Statement is in addition to and not a part of or incorporated by reference into this Proxy Statement.

If you are a stockholder of record, you can choose this option and save Citi the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citi stock through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future Proxy Statements and Annual Reports.

If you choose not to receive paper copies of future Proxy Statements and Annual Reports, you will receive an e-mail message next year containing the Internet address to use to access Citi’s Proxy Statement and Annual Report. Your choice will remain in effect until you tell us otherwise or until your consent is deemed to be revoked under applicable law. You do not have to elect Internet access each year. To view, cancel, or change your enrollment profile, please go to www.InvestorDelivery.com.

Citi 2021 Proxy Statement

ABOUT THE 2021 ANNUAL MEETING	139
Q:	What will I be voting on?
A:
●Election of Directors (see pages 45-69).
●Ratification of KPMG as Citi’s independent registered public accounting firm for 2021 (see pages 71-72).
●An advisory vote to approve Citi’s 2020 executive compensation (see pages 73-112).
●Approval of additional authorized shares under the Citigroup 2019 Stock Incentive Plan (see pages 113-121).
●Six stockholder proposals (see pages 122-136).

An agenda and rules of procedures for the meeting will be posted on the virtual meeting platform on the day of the meeting.

Q:	How many votes do I have?
A:	You will have one vote for every share of Citi common stock you owned on March 1, 2021 (the record date).

Q:	How many votes can be cast by all stockholders?
A:	2,086,686,521, consisting of one vote for each of Citi’s shares of common stock that were outstanding on the record date. There is no cumulative voting.

Q:	How many votes must be present to hold the meeting?
A:	To constitute a quorum to transact business at the 2021 Annual Meeting, the holders of a majority of the votes that can be cast, or 1,043,343,262 shares, must be present or represented by proxy at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for stockholder action. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and shares treated as broker non-votes for one or more proposals will nevertheless be deemed present for purposes of constituting a quorum for the Annual Meeting.

Q:	Does any single stockholder control 5% or more of any class of Citi’s voting stock?
A:

Yes, there are two stockholders that each control more than 5%. According to a Schedule 13G Information Statement filed by BlackRock, Inc. and certain subsidiaries (BlackRock) on February 8, 2021, BlackRock may be deemed to beneficially own 7.5% of Citi’s common stock. According to a Schedule 13G Information Statement filed by The Vanguard Group, Inc. (Vanguard) on February 10, 2021, Vanguard may be deemed to beneficially own 8.08% of Citi’s common stock.

For further information, see Stock Ownership — Owners of More than 5% of Citi Common Stock on page 44 in this Proxy Statement.

Q:	How do I vote?
A:	You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, stockholders have a choice of voting over the Internet, by QR code, by phone, or by using a traditional proxy card by mail. You can also vote at the Annual Meeting by accessing the virtual meeting platform at www.virtualshareholdermeeting.com/CITI2021. You will need your 16-digit control number.

Vote by Internet Go to www.proxyvote.com. You will need the 16-digit control number included in your proxy card, voter instruction form, or Notice.	Vote by QR Code You can scan this QR code to vote your proxy card. You will need the 16-digit control number included in your proxy card, voter instruction form, or Notice.	Vote by Phone Call the number on your proxy card or the number on your voter instruction form. You will need the 16-digit control number included in your proxy card or voter instruction form.	Vote by Mail Send the completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	Vote at the Virtual Meeting You can vote at the Virtual Annual Meeting by visiting the virtual meeting platform listed above and using your 16-digit control number.

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140	ABOUT THE 2021 ANNUAL MEETING

To reduce our administrative and postage costs, we ask that you vote using the Internet, by telephone, by mobile phone, or by QR code, all of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. E.T. on April 26, 2021. If you hold your shares in a Citi employee benefit plan, please submit your vote by the date indicated on your proxy card.

If you attend the Virtual Annual Meeting, you may vote your shares at the meeting by accessing www.virtualshareholdermeeting.com/CITI2021. You will need your 16-digit control number to vote. If you hold your Citi common stock through a securities broker (that is, in “street name”), you must obtain a proxy from your broker and access www.virtualshareholdermeeting.com/CITI2021 by using your 16-digit control number.

Q:	How do I get a printed proxy card?
A:

If you received a Notice instead of the printed materials, there are three ways you may request a proxy card and a full set of materials at no charge. In all three examples you will need the 16-digit control number printed on the Notice.

Requesting a proxy card

By telephone: 1-800-579-1639;
By Internet: www.proxyvote.com; or
By e-mail: sendmaterial@proxyvote.com (send a blank e-mail with the 16-digit control number in the subject line).

Q:	Can I change my vote?
A:	Yes. Just send in a new proxy card or voter instruction form with a later date, cast a new vote by telephone or Internet, or send a written notice of revocation to Citi’s Corporate Secretary, Rohan Weerasinghe, at 388 Greenwich Street, New York, New York 10013. If you attend the 2021 Virtual Annual Meeting and want to vote on the virtual meeting platform, you can request that your previously submitted proxy not be used.

Q:	What if I don’t vote for some of the matters listed on my proxy card?
A:	If you return a signed proxy card without indicating voting instructions, your shares will be voted in accordance with the Board’s recommendation FOR the nominees listed on the card, FOR KPMG as independent registered public accounting firm for 2021, FOR Citi’s 2020 executive compensation, FOR an amendment to the Citigroup 2019 Stock Incentive Plan for the approval of additional authorized shares, and AGAINST the stockholder proposals. If you only vote for certain matters, the remaining matters will be voted as set forth above. See also “Could other matters be decided at the 2021 Annual Meeting?”

Q:	Can my shares held in street name be voted if I don’t return my voter instruction card and don’t attend the 2021 annual Meeting?
A:

If you don’t vote your shares held in street name, your broker can vote your shares on matters that the New York Stock Exchange (NYSE) has ruled discretionary.

Discretionary Items. KPMG’s appointment is a discretionary item. NYSE member brokers who do not receive instructions from beneficial owners may vote on this proposal as follows: (i) a Citi affiliated member is permitted to vote your shares in the same proportion as all other shares are voted with respect to this proposal, and (ii) all other NYSE member brokers are permitted to vote your shares at their discretion.

Non-discretionary Items. Brokers will not be able to vote your shares on the election of Directors, the advisory vote to approve Citi’s 2020 executive compensation, the amendment to the Citigroup 2019 Stock Incentive Plan for the approval of additional authorized shares, and the stockholder proposals, if you fail to provide instructions. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If your shares are registered directly in your name, not in the name of a bank or broker, you must vote your shares or your vote will not be counted. Please vote your proxy so your vote can be counted.

Citi 2021 Proxy Statement

ABOUT THE 2021 ANNUAL MEETING	141

Q:	If I hold shares through Citigroup’s employee benefit plans and do not provide voting instructions, how will my shares be voted?
A:	If you hold shares of common stock through Citigroup’s employee benefit plans or stock incentive plans and do not provide voting instructions to the plans’ trustees or administrators, your shares will be voted in the same proportion as the shares beneficially owned through such plans for which voting instructions are received, unless otherwise required by law.

Q:	What vote is required, and how will my votes be counted, to elect Directors and to adopt the other proposals?
A:	The following chart describes the proposals to be considered at the meeting, the vote required to elect Directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”(1)
Election of Directors	For, against, or abstain on each nominee	A nominee for Director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect	No effect
Ratification of KPMG	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	Brokers have discretion to vote
Advisory vote to approve Citi’s 2020 executive compensation	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect
Approval of additional authorized shares under the Citigroup 2019 Stock Incentive Plan	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect
Six stockholder proposals	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect

(1)	A broker non-vote generally occurs when a broker is not permitted to vote on a matter without instructions from a customer having beneficial ownership in the securities and has not received such instructions. Broker non-votes will not be counted as shares entitled to vote on the relevant proposal.

If a nominee for Director is not re-elected by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. Citi’s By-laws provide that in the event a Director nominee is not re-elected, such Director shall offer to resign from his or her position as a Director. Unless the Board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.

The result of the votes on an advisory vote on Citi’s 2020 executive compensation is not binding on the Board, whether or not the resolution is passed under the voting standards described above. In evaluating the stockholder vote on the advisory resolution, the Board will consider the voting results in their entirety.

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142	ABOUT THE 2021 ANNUAL MEETING

Q:	Is my vote confidential?
A:

In 2006, the Board adopted a confidential voting policy as part of its Corporate Governance Guidelines. Under the policy, except as necessary to meet applicable legal requirements or as otherwise described below, all votes, whether submitted by proxies, ballots, Internet voting, telephone voting, or otherwise are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone, mobile phone, QR Code or by the Internet. If you hold your shares in “street name” or through an employee benefit plan or stock incentive plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition Proxy Statement and in certain other limited circumstances. For further details regarding this policy, please see the Corporate Governance Guidelines, available on Citi’s website at www.citigroup.com.

Q:	Could other matters be decided at the 2021 Annual Meeting?
A:

We don’t know of any matters that will be considered at the Annual Meeting other than those described above. If a stockholder proposal that was excluded from this Proxy Statement is brought before the meeting, the Chair will declare such proposal out of order, and it will be disregarded, or we will vote the proxies AGAINST the proposal. If any other matters arise at the Annual Meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

Q:	What happens if the meeting is postponed or adjourned or encounters technical difficulties?
A:

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, including information on when the meeting will be reconvened.

Q:	Do I need to register to attend the 2021 Annual Meeting?
A:

Yes. To register for the meeting you will need to access the Shareholder Meeting Registration at www.proxyvote.com and follow the instructions provided (you will need the 16-digit control number included on your proxy card, voter instruction form, or Notice of Internet Availability of Proxy Materials). We would encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/CITI2021.

Q:	Can I submit a question during or in advance of the Annual Meeting?
A:

Yes. stockholders may submit questions during the virtual meeting or in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number and entering your first and last name and email address. If you are submitting questions in advance, please remember to submit your question by 11:59 p.m. E.T. on April 23. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CITI2021. All stockholders will need their 16-digit control number to ask questions; that number can be found on the proxy cards, voting instruction forms or other notices you received previously as well as your first and last name and email address. You will be prompted to submit your name and write your question. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CITI2021.

Q:	What is the appropriate subject matter for questions during the Annual Meeting?
A:

Citi's Chair and/or CEO will answer your questions relating to Citi's business and operations. If you need assistance with a personal financial issue, please enter your concern in the web portal during the meeting and a member of Citi's Customer Service Team will contact you. Questions that are substantially similar may be grouped and answered once to avoid repetition. Questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.

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143

Annex A

Additional Information Regarding Proposal 3

Glossary

Book Value per Share is Common Equity at year end divided by Common Shares outstanding at year end.

CCAR refers to the Federal Reserve Board’s annual Comprehensive Capital Analysis and Review. CCAR is an important regulatory supervisory mechanism for assessing the capital adequacy of banks, including, among other things, ensuring that banks have sufficient capital to continue to provide key financial services under adverse economic and financial market scenarios. Banks may not return capital to stockholders or take other capital actions unless the Federal Reserve Board indicates that it has “no objection” to a bank’s capital plan, including its requested capital actions.

Cumulative Earnings per Share for our Performance Share Units is determined by adding the diluted earnings per share based on net income allocated to common stockholders from our quarterly earnings reports for the 12 quarters of the applicable three-year performance period.

Efficiency Ratio is total operating expenses divided by total revenues (net of interest expense). This ratio generally compares the cost of generating revenue to the amount of revenue generated. A lower cost is preferable to a higher cost in generating the same amount of revenue, and therefore a lower efficiency ratio is generally better than a higher one. This metric encourages management to consider the costs of generating additional revenue instead of simply maximizing revenue, and can be used on a relative basis to identify which businesses are managed better than others.

Liquidity Coverage Ratio (LCR) is High-Quality Liquid Assets (HQLA) divided by Net Outflows. The LCR is designed to ensure that banks maintain an adequate level of HQLA to meet liquidity needs under an acute three-day stress scenario.

Operating Leverage represents the annual change in [(Revenues, net of Interest Expense in bps), less (the annual change in Operating Expenses in bps)].

Return on Assets (ROA) is net income divided by average assets as determined under U.S. GAAP.

Return on Tangible Common Equity (RoTCE) is net income for a business or Citigroup (minus preferred dividends in the case of Citigroup) divided by average tangible common equity for the year. Management views this metric as an appropriate indication of the long-term potential of Citi’s operating businesses to deliver long-term value to stockholders.

Total Payout Ratio is the sum of dividends paid to common shareholders plus common share repurchases, divided by (Net Income, less preferred dividends).

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144	ANNEX A

Citigroup – Quantitative Scorecard Metric Details and Reconciliations

(In millions of dollars, except ratios and bps)

	2020			2019			2020 vs. 2019 Change in bps
	Citigroup	GCB	ICG	Citigroup	GCB	ICG	Citigroup	GCB	ICG
Income from Continuing
Operations before
Income Taxes	$13,632	$1,086	$15,171	$23,901
Less: Provision for
Income Taxes	2,525	212	3,373	4,430
Add: Income from
Discontinued Operations	(20)	—	—	(4)
Less: Noncontrolling Interests	40	(4)	50	66
Net Income	$11,047	$878	$11,748	$19,401
Average Assets	$2,226,256			$1,978,805
Return on Assets (Net
Income/Average Assets)	0.50%			0.98%
Revenues, Net of Interest
Expense	$74,298	$29,991	$44,253	$74,286	$32,971	$39,301	1.6	(903.8)	1,260.0
Total Operating Expenses	$43,171	$17,203	$23,467	$42,002	$17,628	$22,224	278.3	(241.1)	559.3
Efficiency Ratio (Operating
Expenses/Revenues, Net
of Interest Expense)	58.1%			56.5%
Operating Leverage in
bps [(annual change
in Revenues, net of
Interest Expense in bps),
less (annual change in
Operating Expenses
in bps)]							(277)	(663)	701
Net Income	$11,047			$19,401
Preferred Stock Dividends	1,095			1,109
Income Available to
Common Shareholders	$9,952			$18,292

Citi 2021 Proxy Statement

ANNEX A	145

	2020			2019
	Citigroup	GCB	ICG	Citigroup	GCB	ICG
Total Citigroup Stockholders’
Equity at December 31, 2020 and 2019	$199,442			$193,242
Less: Preferred Stock	19,480			17,980
Total Common Equity at December 31, 2020 and 2019	$179,962			$175,262
Less:
Goodwill at December 31, 2020 and 2019	22,162			22,126
Intangible Assets (Other Than Mortgage Servicing Rights) at December 31, 2020 and 2019	4,411			4,327
Tangible Common Equity at December 31, 2020 and 2019	$153,389			$148,809
Average Tangible Common Equity during 2020 and 2019	$149,892	$34,200	$87,500	$150,994
Return on Tangible Common Equity	6.6%	2.6%	13.4%	12.1%
Average Common Equity	$175,508			$177,363
Return on Common Equity [(Reported Net Income less Preferred Dividends)/ Average Common Equity]	5.7%			10.3%
Common Dividends	$4,299			$4,403
Common Stock Repurchases	2,925			17,875
Distributions to Common Shareholders (Total Payout)	$7,224			$22,278
Total Payout Ratio [Total Payout/(Net Income less Preferred Dividends)]	73%			122%

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146

Annex B

Citigroup 2019 Stock Incentive Plan

(as amended and restated as of April 27, 2021, subject to stockholder approval)
(marked to show amendment described in Proposal 4)

1. Purpose

The purposes of the Citigroup 2019 Stock Incentive Plan (as amended from time to time, the “Plan”) are to: (i) align incentive compensation programs with the Company’s long-term business objectives and the interests of stockholders; (ii) attract and retain Employees by providing compensation opportunities that are competitive within the global financial services industry; and (iii) provide compensation opportunities that do not create incentives to take imprudent risks.

2. Effective Date and Term

The Plan became effective on April 16, 2019 (the “Effective Date”). Unless terminated earlier by the Committee, the Plan will expire on the date of the annual general meeting of stockholders to be held in 2024. The Plan replaces the 2014 Stock Incentive Plan (the “2014 SIP”) for Awards granted on or after the Effective Date. Awards may not be granted under the 2014 SIP beginning on the Effective Date, but the adoption and effectiveness of the Plan will not affect the terms or conditions of any outstanding awards granted under the Prior Plans or any other plan prior to the Effective Date.

3. Definitions

“Award” shall mean an Option, SAR, or Stock Award granted under the Plan.

“Award Agreement” shall mean one or more documents (in either paper or electronic form (including by posting on the Company’s intranet or other shared electronic medium controlled by the Company to which a Participant has access)) evidencing the terms and conditions of an Award.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in Section 11.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

“Committee” shall mean the Personnel and Compensation Committee of the Board, or a sub-committee thereof, the members of which shall qualify as “Non-Employee Directors” under Rule 16b-3 of the 1934 Act; provided, however, that with respect to the application of the Plan to Directors, unless specifically provided otherwise herein, “Committee” shall mean the Board. Unless expressly provided otherwise herein or not permitted by applicable law, “Committee” includes any authorized delegate of the Committee, including each Plan Administrator. For avoidance of doubt, a failure of one or more members of the Committee to qualify as “Non-Employee Directors” under Rule 16b-3 of the 1934 Act shall not impair the validity of actions taken by the Committee, including the granting of any Award.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall mean Citigroup Inc., a Delaware corporation.

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“Deferred Stock Award” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Director” shall mean a member of the Board who is not also an active employee or officer of the Company or a Subsidiary.

“Employee” shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, in effect on the Effective Date. Notwithstanding the foregoing, consultants and advisors (other than Directors) shall not be eligible to receive Awards under the Plan.

“Fair Market Value” shall mean, in the case of a grant of an Option or a SAR, the closing price of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted) on the date on which the Option or the SAR is granted. For all other purposes of administering an Award (including Options and SARs granted as Substitute Awards), “Fair Market Value” shall be as determined pursuant to the valuation methodology approved for such purpose by the Committee.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Gross Misconduct” shall mean any conduct by a Participant (a) while employed by the Company or a Subsidiary that is competitive with the Company’s or any Subsidiary’s business operations, (b) that is in breach of any obligation that Participant owes to the Company or any Subsidiary or of that Participant’s duty of loyalty to the Company or any Subsidiary, (c) that is materially injurious to the Company or any Subsidiary, or (d) that otherwise constitutes “gross misconduct” as determined pursuant to guidelines adopted by the Committee or a Plan Administrator.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Participant” shall mean an Employee or former Employee who holds an Award under the Plan (and the legal representative of the estate of a deceased Participant).

“Performance Condition” shall mean any condition to the vesting of an Award based on the performance of the Company (including one or more of its Subsidiaries), the performance of any branch, business unit of the Company (or of any Subsidiary), or the performance of an individual Participant (other than remaining employed by the Company or a Subsidiary), whether based on absolute or relative performance measures.

“Plan Administrator” shall mean any officer or employee of the Company or a Subsidiary performing a function related to administration of the Plan as part of his or her normal job duties, and any director, officer, or employee, whether acting alone or as part of a committee or other group, or non-employee agent, to whom any authority over any matter related to administration of the Plan or any Award has been directly or indirectly delegated by the Committee.

“Prior Plans” shall mean the 2014 SIP and the Citigroup 2009 Stock Incentive Plan.

“Repricing” shall mean (a) any action that constitutes a “repricing” under GAAP or the rules of the New York Stock Exchange (including any modification or amendment to an outstanding Option or SAR that has the effect of reducing its exercise price), (b) any cancellation of an Option or SAR when its exercise price exceeds Fair Market Value in exchange for cash, (c) any cancellation of an Option or SAR in exchange for a new Option or SAR with a lower exercise price, or (d) a substitution of a Stock Award for an Option or SAR when its exercise price exceeds Fair Market Value; in each case other than an adjustment to an outstanding Award that is consistent with the requirements of Section 6(d).

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“Restricted Stock Award” shall mean an Award of Common Stock that is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“SAR” shall mean “stock appreciation right,” which is a right to receive a payment, during a specified term, in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which right is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

“Stock Award” shall mean a Deferred Stock Award, a Restricted Stock Award, a Stock Payment, or Other Stock-Based Award.

“Stock Payment” shall mean an immediately vested payment in shares of Common Stock that may or may not be in lieu of cash.

“Subsidiary” shall mean any of the consolidated subsidiaries of the Company.

“Substitute Award” shall mean an Award designated as such and granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion, adjustment, assumption, or replacement of, awards previously granted by such other entity to any individuals who have become Employees of the Company or any Subsidiary as a result of such transaction or who were formerly employed by the acquired entity. An Award granted as an inducement to joining the Company or a Subsidiary in replacement of an award forfeited when leaving a previous employer to join the Company or a Subsidiary shall not be considered a Substitute Award.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4. The Committee

(a)	Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures, and guidelines governing the Plan and Awards as it deems appropriate from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, limitations, and restrictions applicable to Awards, Award programs and the shares of Common Stock issued pursuant thereto. Subject to the limitations set forth in the Plan, the Committee may suspend, accelerate, or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards, and make any and all other determinations that it deems appropriate with respect to the administration of the Plan.

(b)	Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission, or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate. Any decision of the Committee in the administration of the Plan shall be final, binding, and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries, and all Participants.

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(c)	Delegation of Authority. To the extent not inconsistent with applicable law, the rules of the New York Stock Exchange, or other provisions of the Plan, the Committee may at any time delegate to a Plan Administrator some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers. Actions taken or determinations made by or ratified by a duly authorized Plan Administrator shall have the same force and effect as if undertaken or made by the Committee, and all references in the Plan to the Committee (except with respect to actions or determinations related exclusively to Section 16(a) Officers) shall be deemed to include a reference to a duly authorized Plan Administrator.

(d)	Prohibition Against Repricing. Notwithstanding any provision of the Plan to the contrary, in no event shall any action be taken under the Plan that constitutes a Repricing of any Option or SAR granted under the Plan, or of any option or stock appreciation right granted under the Prior Plans or of an acquired company, except with approval of the stockholders of the Company.

(e)	Indemnification. No member of the Committee or any Plan Administrator shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and every Plan Administrator shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and every Plan Administrator) shall be entitled to rely in good faith upon information and advice furnished by the Company’s officers, employees, accountants, counsel, and any other party they deem appropriate, and neither the Committee nor any Plan Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

5. Participation

(a)	Eligible Employees. The Committee shall determine which Employees shall be eligible to receive Awards under the Plan, provided that consultants and advisors (other than members of the Board in their roles as such) shall not be eligible to receive Awards under the Plan. Former Employees may be eligible to receive Awards under the Plan, but only if a Substitute Award or with respect to their last year of service. With respect to Employees subject to U.S. income tax, Options and SARs (unless Substitute Awards) shall only be granted to such Employees who provide direct services to the Company or a Subsidiary of the Company as of the date of grant of the Option or SAR.

(b)	Participation by Employees of Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. Awards to Employees of Subsidiaries may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Committee.

(c)	Participation Outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Any special terms or conditions adopted by the Committee in accordance with this Section 5(c) may be set forth in a sub-plan, which shall constitute a part of this Plan; provided that the terms and conditions of any such sub-plan shall not be inconsistent with the terms and conditions of this Plan, as then in effect.

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(d)	Maximum Individual Awards

(i)	Limits on Awards to Directors. The maximum number of shares of Common Stock subject to Awards granted during a single calendar year to any Director, taken together with any cash fees paid during the calendar year to the Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards in accordance with GAAP). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.

(ii)	Limits on Options and SARs. The aggregate number of shares of Common Stock that may be subject to all Options and SARs granted to an individual Employee (other than as a Director) in a calendar year may not exceed 1,000,000 shares (subject to adjustment pursuant to Section 6(d)).

(iii)	Limits on Stock Awards. The aggregate number of shares of Common Stock that may be subject to all Stock Awards granted to an individual Employee (other than as a Director) in a calendar year may not exceed 1,000,000 shares (subject to adjustment pursuant to Section 6(d)).

(iv)	Substitute Awards. Notwithstanding the foregoing, shares subject to an Award that is a Substitute Award shall not count against any individual Award limit in this Section 5(d).

6. Available Shares of Common Stock

(a)	Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Pursuant to and subject to the other provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) thirty million (30,000,000) shares; and (ii) any additional number of shares that may be authorized for issuance pursuant to any amendments to the Plan approved by stockholders of the Company after the Effective Date. Effective April 21, 2020, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional 15 million (15,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan. Effective April 27, 2021, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional 20 million (20,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan.

(b)	Forfeited and Expired Awards. Awards granted under the Plan or the Prior Plans that, after the Effective Date, are forfeited, expire, or are cancelled or settled without issuance of shares shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, all shares of Common Stock that are (i) withheld or tendered in payment of an Option exercise price or repurchased by the Company with Option exercise proceeds; (ii) withheld or tendered to satisfy any tax withholding obligation (in connection with any Option, SAR, Stock Award, or otherwise); (iii) covered by a SAR (to the extent that it is settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise); (iv) withheld by the Company to satisfy any debt or other obligation owed to the Company or any Subsidiary; and (v) fractional shares of Common Stock that are cancelled pursuant to Section 7(f), shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

(c)	Other Items not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) the grant of Substitute Awards. Any shares

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purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at Fair Market Value at the time of purchase.

(d)	Adjustments. In the event of any change in the Company’s capital structure, including but not limited to a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split, spinoff or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to (i) the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a), and (ii) the maximum number of shares that may be granted to any single individual pursuant to the limits set forth in Section 5(d). In the event of any extraordinary dividend, divestiture, or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award, and/or a Performance Condition. Any adjustments under this Section 6(d) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act, to the extent applicable. The Company shall give each Participant notice of an adjustment to an Award hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee shall decline to adjust any Award made to a Participant if such adjustment would violate applicable law.

7. Awards Under the Plan

Awards under the Plan may be granted as Options, SARs, or Stock Awards, as described below. Awards may be granted singly, in combination, or in tandem as determined by the Committee. Subject to the terms of the Plan (including but not limited to the minimum vesting requirement of Section 7(d)), Awards shall have such terms, conditions, limitations, and restrictions as may be determined by the Committee from time to time, and may include vesting, forfeiture, cancellation and clawback provisions.

(a)	Options. Options shall expire after such period, not to exceed 10 years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise cancelled pursuant to its terms or the terms of the Plan. In no event shall any Option issued under the Plan be a “reload” Option or carry any similar rights.

(i)	Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value on the grant date, unless the Option is a Substitute Award.

(ii)	Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. An Option may be exercised by any method as may be permitted by the Committee from time to time, including but not limited to any “net exercise” or other “cashless” exercise method.

(b)	Stock Appreciation Rights. SARs granted under the Plan shall expire after such term, not to exceed 10 years, as may be determined by the Committee. The exercise price per share of Common Stock subject to a SAR shall not be less than 100% of Fair Market Value on the grant date, unless the SAR is a Substitute Award.

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(c)	Stock Awards

(i)	Stock Payment. Subject to the terms of the Plan, the Committee may grant vested shares of Common Stock as a Stock Payment. A Stock Payment may be in lieu of cash compensation, but may be subject to restrictions on sale or transfer, or cancellation and recoupment, as determined by the Committee. A Stock Payment under the Plan may be granted as, or in payment of, a bonus determined pursuant to any other plan. Any shares of Common Stock granted as a Stock Payment in lieu of cash compensation shall be valued at their Fair Market Value.

(ii)	Restricted Stock. Unvested shares of Common Stock issued pursuant to a Restricted Stock Award shall be entitled to voting rights as provided in Section 9, unless determined otherwise by the Committee. Upon satisfaction of all conditions to vesting and any tax withholding obligations, and upon the lapse of any post-vesting restrictions on sale or transfer, shares of Common Stock subject to a Restricted Stock Award shall be delivered to a Participant free of restriction.

(iii)	Deferred Stock. A Deferred Stock Award represents only an unfunded, unsecured promise to deliver shares of Common Stock in the future and does not give a Participant any greater rights than those of an unsecured general creditor of the Company. Upon satisfaction of all conditions to vesting and any tax withholding obligations, shares of Common Stock subject to a vested Deferred Stock Award will be issued, and upon the lapse of any post-vesting restrictions on sale or transfer, such shares of Common Stock will be delivered to a Participant free of restriction.

(iv)	Other Stock-Based Awards. To the extent not prohibited by applicable law, the Committee may grant any other Award that is denominated in shares of Common Stock and that may be settled in cash and/ or by the delivery of shares of Common Stock (for the avoidance of doubt, an award that by its terms may be settled only in cash shall not be an Award under this Plan).

(d)	Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 6(a) (subject to adjustment under Section 6(d)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, leave of absence, termination of employment, Change in Control, upon the sale or other disposition of a Participant’s employer, or any other similar event, as specified in the Award Agreement.

(e)	Performance-Based Awards

(i)	The Committee may grant Awards that are subject to the achievement of one or more Performance Conditions related to a period of performance of not less than one year.

(ii)	Performance Conditions may be expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre- or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, book value or book value per share, economic value-added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total shareholder return, market share, debt reduction, net promoter scores, operating efficiency ratios, expense ratios, liquidity ratios, regulatory achievements or any objective or subjective Performance Conditions selected by the Committee. In addition, such Performance Conditions may be used on an

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absolute or relative basis to measure the performance of the Company as a whole, any business unit(s) of the Company and its Subsidiaries and/or one or more of its branches or affiliates, or the performance of an individual Participant, and may be used in any combination as the Committee may deem appropriate. Such Performance Conditions may also be based on performance determined on a per share basis (either basic or fully diluted) and/or as compared to the performance of a group of peer or comparator companies, prior performance periods, a published or special index or indices that the Committee deems appropriate, or such other measures selected or defined by the Committee at the time such Performance Conditions are established.

(iii)	The Committee may make objectively determinable adjustments, modifications, or amendments to any Performance Condition as the Committee deems appropriate, including (but not limited to) with respect to items determined to be extraordinary or unusual in nature or infrequent in occurrence, or that are related to discontinued operations, the disposal of a business or assets, or a change in accounting principle under GAAP, or that are attributable to the business operations of any entity acquired by the Company or a Subsidiary during a relevant performance period.

(f)	Fractional Shares. The Company shall not be obligated to issue any fractional shares of Common Stock in settlement of Awards granted under the Plan. If an Award includes or results in an entitlement to a fractional share for any reason, the Award shall be settled in full by issuance of the maximum whole number of shares of Common Stock the Participant is entitled to receive pursuant to the terms of the Award (upon satisfaction of all applicable conditions to the issuance of shares) and the Company may cancel the fractional share without any compensation to the Participant.

8. Dividends and Dividend Equivalents

The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations, and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents. Notwithstanding the foregoing, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an Award with a Performance Condition; for such Awards, the Committee may only provide for the accrual of dividends or dividend equivalents that will not be payable to a Participant unless and until, and only to the extent that, the shares of Common Stock subject to the Award vest upon satisfaction of the relevant Performance Condition and all other applicable conditions to vesting. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or SARs.

9. Voting

Unless the Committee has determined otherwise, a Participant shall have the right to direct the vote of shares of Common Stock subject to an unvested Restricted Stock Award. Unvested shares of Common Stock that are eligible to vote shall be voted by a Plan Administrator in accordance with instructions received from Participants (unless to do so would constitute a violation of any applicable exchange rules). Shares subject to unvested Restricted Stock Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other unvested Restricted Stock Awards (including, for these purposes, outstanding awards granted under the Prior Plans and any other “non-qualified” stock incentive plan of the Company) that are eligible to vote (unless to do so would constitute a violation of any applicable exchange rules).

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10. Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, or vesting of a Stock Award, may not be sold, pledged, hypothecated, assigned, margined, or otherwise transferred by a Participant in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts, or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.

Notwithstanding the foregoing, the Committee may permit Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability to be transferred one time and without payment or consideration to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

11. Change of Control of the Company

(a)	The Committee may, at the time an Award is made or at any time prior to, coincident with, or after the time of a Change of Control:

(i)	provide for the adjustment of any Performance Conditions as the Committee deems necessary or appropriate to reflect the Change of Control;

(ii)	provide for the cancellation of any Awards then outstanding if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) in the Change of Control replaces the Awards with new rights of substantially equivalent value, as determined by the Committee;

(iii)	provide that upon an involuntary termination of a Participant’s employment as a result of a Change of Control, any time periods shall accelerate, and any other conditions relating to the vesting, exercise, payment, or distribution of an Award shall be waived; or

(iv)	provide that Awards shall be purchased for an amount of cash equal to the amount that could have been obtained for the shares covered by a Stock Award if it had been vested or by an Option or SAR if it had been exercised at the time of the Change of Control.

(b)	Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the vesting, payment, purchase, or distribution of an Award may not be accelerated by reason of a Change of Control for any Participant unless the Participant’s employment is involuntarily terminated as a result of the Change of Control. For purposes of this Section 11, a Participant’s employment will be deemed to have been involuntarily terminated as a result of a Change of Control if it is involuntarily terminated other than for Gross Misconduct at any time beginning on the date of the Change of Control up to and including the first anniversary of the Change of Control.

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(c)	A “Change of Control” shall be deemed to occur if and when:

(i)

any person, including a “person” as such term is used in Section 14(d)(2) of the 1934 Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)

individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

	(iii)	all or substantially all of the assets of the Company are sold, transferred, or distributed, or the Company is dissolved or liquidated; or

(iv)

a reorganization, merger, consolidation, or other corporate transaction involving the Company (a “Transaction”) is consummated, in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

12. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions, and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, cancellation, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. The Committee need not require the formal execution or acceptance of such document by the Participant, in which case acceptance of any benefit of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions, and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time. Any assertion by an Employee that any term, condition, limitation, or restriction of the Award as specified in the Award Agreement is invalid or not binding on such Employee because of his or her non-acceptance of the Award Agreement (or any portion thereof) shall be deemed a refusal of the Award and the Employee shall cease to be a Participant with respect to the Award, which shall be immediately cancelled. Each Award Agreement shall provide for forfeiture or cancellation of unvested Awards if it is determined that a Participant engaged in Gross Misconduct on or prior to a vesting date.

13. Tax Withholding

Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll, and excise taxes) and penalties, and any interest that accrues thereon, which they incur under applicable law in connection with the receipt, vesting, or exercise of any Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit or require shares to be tendered or sold (including shares of Common Stock delivered or vested in connection with an Award) in an amount sufficient to cover withholding of, any federal, state, local, foreign, or other governmental taxes or charges required by law, or hypothetical taxes required to be paid by a Participant pursuant

www.citigroup.com

156	ANNEX B

to a tax-equalization policy for expatriate employees, and to take such other action as may be necessary to satisfy any such withholding or payment obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with GAAP, to the extent applicable. To the extent that a number of shares of Common Stock sufficient to satisfy a tax withholding obligation of the Company may not be withheld (whether because the Award has not vested in full pursuant to its terms, administrative procedures in effect at such time, applicable accounting principles, or any other reason), it shall be a condition to the obligation of the Company to issue shares of Common Stock upon the exercise of an Option or a SAR, or in settlement of any vested Award, that a Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any actual tax withholding (or hypothetical tax) liability. If the amount is not timely paid to the Company in cash by such Participant, the Company may cancel the Award and refuse to issue such shares.

14. Repayment Obligations and Right of Set-Off

(a)

If the Committee determines that all conditions to vesting and payment or distribution of an Award (or any portion thereof), or the vesting and exercisability of an Option or SAR (or any portion thereof), were not satisfied in full on the scheduled vesting date (including but not limited to, any Performance Condition), the Committee shall cancel such vesting and refuse to issue or distribute shares or cash and immediately terminate the Participant’s rights with respect to such Award (or improperly vested portion thereof). If any such Award (or portion thereof) has already been paid, distributed, or exercised, the Participant shall be obligated, upon demand, to: (i) in the case of an improperly vested Stock Award, return the amount of any cash payment received in settlement of the Stock Award (or improperly vested portion thereof), or if settled in shares, the number of shares of Common Stock issued in settlement of the Stock Award (or improperly vested portion thereof), or make a cash payment in an amount equal to the Fair Market Value of such shares on their vesting date, if greater than their Fair Market Value on the date they are due to be returned to the Company; or (ii) in the case of an improperly exercised Option or SAR, make a cash payment in an amount equal to the gain realized upon exercise of such Option or SAR (or improperly vested or exercised portion thereof), in each case, without reduction for any shares of Common Stock or cash withheld or paid to satisfy withholding tax or hypothetical tax obligations in connection with such Awards or any other obligation of the Participant.

(b)

To the extent not prohibited by applicable law, and consistent with the requirements of Section 409A of the Code, if applicable, the Company will have the right to offset against its obligation to deliver vested shares of Common Stock or make any vested cash payment pursuant to any Award granted under the Plan: (i) any amounts paid by the Company or a Subsidiary to a third party pursuant to any award, judgment, or settlement of a complaint, arbitration, or lawsuit of which a Participant was the subject; and (ii) any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards granted under the Plan, or awards granted under any other plan, or any obligations pursuant to a tax-equalization or housing allowance policy or other expatriate benefit) that a Participant then owes to the Company or a Subsidiary.

15. Other Benefit and Compensation Programs

Awards granted under the Plan and amounts received upon vesting or exercise of an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions, restrictions, and limitations as may be provided in the Award Agreement.

Citi 2021 Proxy Statement

ANNEX B	157

16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent that any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

17. Expenses of the Plan

The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan to Participants employed (or formerly employed) by such Subsidiaries.

18. Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 6(d) or Section 8.

19. Future Rights

No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans, or arrangements as they deem appropriate or necessary. The adoption of the Plan or the granting of any Award shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan. Unless expressly provided otherwise elsewhere in the Plan or in an Award Agreement, Awards under the Plan shall be made in anticipation of future service and/or subject to other vesting conditions and will not be earned until all conditions to vesting have been satisfied.

20. Amendment and Termination

The Plan may be amended, suspended, or terminated at any time by the Committee, provided that no amendment shall be made without stockholder approval, if it would (a) materially increase the number of shares available under the Plan (other than pursuant to Section 6(d)), (b) materially expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) materially extend the term of the Plan, (e) materially change the method of determining the exercise price of an Award, (f) delete or limit the Plan’s prohibition against Repricing, or (g) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is then traded or quoted). No such amendment referred to above shall be effective unless and until it has been approved by the stockholders of the Company. The Committee retains the right to modify an Award without a Participant’s prior consent if it determines that the modification is required to comply with applicable law, regulation, or regulatory guidance (including applicable tax law). Except as may be provided by Section 7(e), Section 11, and this Section 20, any other adverse modification shall not be effective without the Participant’s written consent. The Company shall furnish or make available to Participants a written notice of any modification through a brochure, prospectus supplement, or otherwise, which notice shall specify the effective date of such modification.

www.citigroup.com

158	ANNEX B

21. Successors and Assigns

The Plan and any applicable Award Agreement entered into under the Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Participants, including, without limitation, the executors, administrators, or trustees of a Participant’s estate, or any receiver or trustee in bankruptcy or representative of a Participant’s creditors.

22. Governing Law

The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York, except that any principles or provisions of New York law that would apply the law of another jurisdiction (other than applicable provisions of U.S. federal law) shall be disregarded. Notwithstanding the foregoing, matters with respect to indemnification, delegation of authority under the Plan, and the legality of shares of Common Stock issued under the Plan, shall be governed by the Delaware General Corporation Law.

23. Tax Compliance

Awards granted hereunder shall comply with or be exempt from Section 409A of the Code, unless otherwise determined by the Committee. If, pursuant to any Award that is subject to Section 409A of the Code, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (a) not earlier than 30 days before such specified date, and (b) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date; provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made. If, pursuant to any Award that is subject to Section 409A of the Code, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (a) qualify for favorable U.S. or foreign tax treatment, or (b) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Sections 409A and 457A of the Code.

24. Severability

If any provision of this Plan is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided that, if any such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed modified to the minimum extent necessary in order to make such provision enforceable.

Citi 2021 Proxy Statement

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MIX
Paper from
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Citigroup Inc.
388 Greenwich Street
New York, NY 10013

CITIGROUP INC.
3800 CITIGROUP CENTER DRIVE
BLDG G, MAIL ZONE G3-23
TAMPA, FL 33610-9122

SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or from a mobile phone scan the QR code above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 26, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2021. Have this proxy card in hand when you call and then follow the recorded instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope so that it is received prior to the Annual Meeting on April 27, 2021.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Citigroup Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
To view or print a copy of the Proxy Statement or Annual Report on Form 10-K, go to www.citigroup.com/citi/investor/corporate_governance.html.
VOTE DURING THE MEETING - Go to www.virtualshareholdermeeting.com/CITI2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D36471-P49834-Z79186-Z79220	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CITIGROUP INC.
The Board of Directors recommends a vote FOR Proposals 1 through 4.

1. Proposal to elect 16 Directors:
		For	Against	Abstain
1a.	Ellen M. Costello	☐	☐	☐

1b.	Grace E. Dailey	☐	☐	☐

1c.	Barbara J. Desoer	☐	☐	☐

1d.	John C. Dugan	☐	☐	☐

1e.	Jane N. Fraser	☐	☐	☐

1f.	Duncan P. Hennes	☐	☐	☐

1g.	Peter B. Henry	☐	☐	☐

1h.	S. Leslie Ireland	☐	☐	☐

1i.	Lew W. (Jay) Jacobs, IV	☐	☐	☐

1j.	Renée J. James	☐	☐	☐

1k.	Gary M. Reiner	☐	☐	☐

1l.	Diana L. Taylor	☐	☐	☐

1m.	James S. Turley	☐	☐	☐

1n.	Deborah C. Wright	☐	☐	☐

		For	Against	Abstain

	1o. Alexander R. Wynaendts	☐	☐	☐

	1p. Ernesto Zedillo Ponce de Leon	☐	☐	☐

2.	Proposal to ratify the selection of KPMG LLP as Citi's independent registered public accounting firm for 2021.	☐	☐	☐

3.	Advisory vote to approve Citi's 2020 Executive Compensation.	☐	☐	☐

4.	Approval of additional authorized shares under the Citigroup 2019 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 5 through 10.		For	Against	Abstain

5.	Stockholder proposal requesting an amendment to Citi’s proxy access by-law provisions pertaining to the aggregation limit.	☐	☐	☐

6.	Stockholder proposal requesting an Independent Board Chairman.	☐	☐	☐

7.	Stockholder proposal requesting non-management employees on director nominee candidate lists.	☐	☐	☐

8.	Stockholder proposal requesting a report disclosing information regarding Citi's lobbying payments, policies and activities.	☐	☐	☐

9.	Stockholder proposal requesting a racial equity audit analyzing Citi's adverse impacts on nonwhite stakeholders and communities of color.	☐	☐	☐

10.	Stockholder proposal requesting that the Board approve an amendment to Citi's Certificate of Incorporation to become a Public Benefit Corporation and to submit the proposed amendment to stockholders for approval.	☐	☐	☐

Please indicate if you would like to keep your vote confidential under the current policy.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Information

The 2021 Annual Meeting of Stockholders will be held virtually on Tuesday, April 27, 2021, 9:00 a.m. Eastern Time.
To attend the meeting, you must be a stockholder on the record date. You will be able to attend the Annual Meeting as well as vote and participate in the question and answer session by visiting www.virtualshareholdermeeting.com/CITI2021 and entering the 16-digit control number included in your proxy card as well as your first and last name and your email address.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/Citi.

Attending the Virtual Meeting: Electronic entry to the meeting will begin on Tuesday, April 27, 2021 at 8:45 a.m. Eastern Time and the meeting will begin promptly at 9:00 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Virtual Stockholder Meeting page.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice
and Proxy Statement and Annual Report are available at
www.citigroup.com/citi/investor/corporate_governance.html.

D36472-P49834-Z79186-Z79220
CITIGROUP INC.
Proxy Solicited on Behalf of the Board of Directors
of Citigroup Inc. for the Annual Meeting, April 27, 2021

The undersigned hereby constitutes and appoints John C. Dugan, Jane N. Fraser and Rohan Weerasinghe, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Citigroup Inc. ("Citigroup") to be held on Tuesday, April 27, 2021, at 9:00 a.m. Eastern Time and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-4, and AGAINST Proposals 5-10 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Attention employee benefit plan participants: If you hold shares of Citigroup common stock through an employee benefit plan, you should complete, sign and return this proxy card to instruct the trustee of the plan how to vote these shares. Your proxy must be received no later than 8:00 a.m., Eastern Time, on April 22, 2021 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential.

If shares of Citigroup common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup common stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein and the terms of the applicable Voting Plan, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to, the matters set forth on the reverse side.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CITIGROUP INC. 3800 CITIGROUP CENTER DRIVE BLDG G, MAIL ZONE G3-23 TAMPA, FL 33610-9122	Your Vote Counts! CITIGROUP INC. 2021 Annual Meeting Vote by April 26, 2021 11:59 P.M. E.T.

D36486-P49834-Z79186-Z79220

You invested in CITIGROUP INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 27, 2021.

Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 13, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* April 27, 2021 9:00 A.M. E.T.

Virtually at: www.virtualshareholdermeeting.com/CITI2021

*Many stockholder meetings have attendance requirements. Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Recommends
1.	Election of Directors
Nominees:
1a. Ellen M. Costello		For
1b. Grace E. Dailey		For
1c. Barbara J. Desoer		For
1d. John C. Dugan		For
1e. Jane N. Fraser		For
1f. Duncan P. Hennes		For
1g. Peter B. Henry		For
1h. S. Leslie Ireland		For
1i. Lew W. (Jay) Jacobs, IV		For
1j. Renée J. James		For
1k. Gary M. Reiner		For
1l. Diana L. Taylor		For
1m. James S. Turley		For
1n. Deborah C. Wright		For
1o. Alexander R. Wynaendts		For
1p. Ernesto Zedillo Ponce de Leon		For
2.	Proposal to ratify the selection of KPMG LLP as Citi’s independent registered public accounting firm for 2021.	For
3.	Advisory vote to approve Citi’s 2020 Executive Compensation.	For
4.	Approval of additional authorized shares under the Citigroup 2019 Stock Incentive Plan.	For
5.	Stockholder proposal requesting an amendment to Citi’s proxy access by-law provisions pertaining to the aggregation limit.	Against
6.	Stockholder proposal requesting an Independent Board Chairman.	Against
7.	Stockholder proposal requesting non-management employees on director nominee candidate lists.	Against
8.	Stockholder proposal requesting a report disclosing information regarding Citi’s lobbying payments, policies and activities.	Against
9.	Stockholder proposal requesting a racial equity audit analyzing Citi’s adverse impacts on nonwhite stakeholders and communities of color.	Against
10.	Stockholder proposal requesting that the Board approve an amendment to Citi’s Certificate of Incorporation to become a Public Benefit Corporation and to submit the proposed amendment to stockholders for approval.	Against
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D36487-P49834-Z79186-Z79220